As filed with the Securities and Exchange Commission on August 13, 2004
Registration No. 333-115221

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to
Form SB-2/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Viseon, Inc.

(Exact name of Registrant specified in charter)

Nevada	3576	41-1767211
(State of Incorporation)	(Primary Industrial Classification)	(I.R.S. Employer I.D. #)

8445 Freeport Parkway, Suite 245

Irving, TX 75063
Tel: (972) 906-6300
(Address, including zip code of principal place of business
and telephone number, including area code of
Registrant’s principal executive offices.)

With a copy to:

John C. Harris Chief Executive Officer and President 8445 Freeport Parkway, Suite 245 Irving, TX 75063 Tel: (972) 906-6300	Randall W. Heinrich Gillis, Paris & Heinrich, L.L.P. 8 Greenway Plaza, Suite 818 Houston, Texas 77046 (713) 951-9100
(Name, address, including zip code and telephone number, including area code of agent for service.)

    Approximate date of commencement date or proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price Per Share(2)	Offering Price(2)	Fee(4)

Common Stock	37,592,789(3)	$1.52	$57,141,039(2)	$7,239,77(4)

(1)	In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2)	Estimated solely for purposes of calculating the registration fee based on the closing price of the Registrant’s common stock as reported on the OTC Bulletin Board on May 3, 2004 or $1.52 per share.

(3)	8,943,089 shares were previously issued to 17 shareholders, up to 8,450,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock recently issued to 40 investors in a series of private placement transactions (the “Investors”), up to 8,450,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock, up to 1,500,000 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued to 8 holders (4 of whom are also Investors) in connection with the sale of the Series A Convertible Preferred Stock and up to 8,982,200 shares issuable upon the exercise of certain warrants issued to 21 holders (2 of whom are also Investors and 14 of which are included in the group of shareholders first mentioned hereinabove).

(4)	Filing fee previously paid with the initial filing of this Registration Statement.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 13, 2004

PROSPECTUS

Viseon, Inc.

8445 Freeport Parkway, Suite 245
Irving, TX 75063
Tel: (972) 906-6300

37,592,789 Shares of Common Stock

          This prospectus relates to up to 37,592,789 shares of our common stock, $0.01 par value per share, being offered by the persons who are, or will become, our shareholders. These persons are referred to throughout this prospectus as “selling shareholders.” Of these shares:

•	8,943,089 were previously issued to 17 shareholders,

•	up to 8,450,000 shares are issuable upon conversion of the Series A Convertible Preferred Stock recently issued to 40 investors in a series of private placement transactions (the “Investors”) and up to 8,450,000 shares are issuable to the Investors upon exercise of the Series A-1 Warrants and Series A-2 Warrants issued to them conjunctively with the sale of the Series A Convertible Preferred Stock,

•	up to 1,500,000 shares that may be issued to the Investors as dividends on the Series A Convertible Preferred Stock as they accrue from time to time hereafter,

•	up to 1,267,500 shares issuable upon the exercise of the Series A-1-Agent Warrants issued to 8 holders (4 of whom are also Investors) in connection with the sale of the Series A Convertible Preferred Stock, and

•	8,982,200 shares issuable upon the exercise of certain warrants issued to 21 holders (2 of whom are also Investors and 14 of which are included in the group of shareholders first mentioned hereinabove).

All of the common shares, warrants and preferred stock described above (except any shares of common stock which may be issued in the future upon conversion of Series A Convertible Preferred Stock, the exercise of warrants or the payment of dividends) were previously issued in private placement transactions.

          The selling security holders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions or in trading markets for our common stock. We will not receive any cash proceeds from the selling security holders’ subsequent sales of the shares covered by this prospectus. However, we will receive the exercise price of a warrant upon its exercise. We will not receive any further cash proceeds upon the conversion of preferred stock.

          Our common stock trades on the NASD OTC Bulletin Board under the symbol “VSNI” The closing price of our common stock on the NASD OTC Bulletin Board on August 11, 2004 was $.80 per share.

            You should consider carefully the Risk Factors beginning on page 2 of this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2004.

SUMMARY INFORMATION

      This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including “Risk Factors,” before investing in our common stock.

Common stock outstanding prior to this offering	24,236,407 shares(1)

Common stock being offered for resale to the public	Up to 37,592,789 shares

Common stock outstanding after this offering	52,886,107 shares(2)

Price per share to the public	Market or negotiated price at the time of sale or resale.

Total proceeds raised by offering	Viseon, Inc. (the “Company” or “we”) will not receive any proceeds from the resale of shares offered by any selling shareholders. The Company did receive proceeds from the issuance of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus. We also received proceeds from the sale of our common stock and warrants in private placements. We will receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus. These proceeds may equal as much as $25,748,038 if all of the warrants are exercised.

Use of proceeds	For working capital and general corporate purposes.

Plan of distribution	The offering of our shares of common stock is being made by our shareholders who may wish to sell their shares. Selling shareholders may sell the shares covered by this prospectus in the open market or in privately negotiated transactions and at discounted prices, fixed prices, or negotiated prices.

Risk factors	Significant risks are involved in investing in our company. For a discussion of risk factors you should consider before buying our common stock, see “RISK FACTORS” beginning on page 2.

(1)	Does not include up to 18,699,700 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus; does not include up to 8,450,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus; does not include up to 1,500,000, shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

(2)	Includes up to 18,699,700 shares issuable upon the exercise of warrants whose underlying shares of common stock are covered by this prospectus, up to 8,450,000 shares issuable upon the conversion of the Series A Convertible Preferred Stock whose underlying shares of common stock are covered by this prospectus and up to 1,500,000 shares of common stock covered by this prospectus which may be issued as payment of dividends on the Series A Convertible Preferred Stock.

RECENT EVENTS

      In recent years, the Company has faced considerable business and financial challenges. Beginning with the third quarter of the Company’s fiscal 2002, the Company’s profit margins were eroded by intense competition from other group video conferencing product manufacturers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents. In January 2003, the Company decided to change its focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. There can be no assurance that the Company will be successful as a result of this change in focus.

      In addition, the Company’s previous line of credit matured on December 5, 2002, at a time when the Company did not have sufficient funds to pay the outstanding balance owed under the line. As a result, the Company defaulted on this loan. On June 26, 2003, all of the lender’s rights under this loan were acquired by two of the Company’s stockholders (with whom the Company maintained a favorable relationship). Immediately following the assignment of this loan, the terms of the loan were modified so that the Company was required to pay only interest on the loan for 18 months at a rate of 12% per annum until December 31, 2004, at which time the loan would have become due. These events represented a favorable development for the Company, affording the Company additional time to reorganize its business focus.

      More recently, in the months of March and April 2004, the Company sold convertible preferred stock and warrants in a series of private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. In connection with this financing, all of the Company’s outstanding senior and subordinated secured indebtedness was converted into shares of common stock, greatly improving the Company’s balance sheet. Management believes that the completion of this financing favorably changed the Company’s outlook (at least in the short-term) in a dramatic way, and that funds generated from this financing will be sufficient to cover the cash needs of the Company for the next twelve months as the Company pursues its business plan, although there can be no assurance in this regard. Moreover, there can be no assurance that the Company will not encounter financial challenges in the future.

RISK FACTORS

      The securities covered by this prospectus involve a high degree of risk. Accordingly, they should be considered extremely speculative. You should read the entire prospectus and carefully consider, among the other factors and financial data described herein, the following risk factors:

We Have a History of Losses and We Expect Future Losses.

      We have had a history of operating losses since our inception and we have not achieved profitability. As of March 31, 2004, we had an accumulated deficit of $30,908,287 (unaudited). We expect losses to continue for the foreseeable future. The size of these losses will depend in part on any future product launch, the growth in sales of our products and services and the rate of increase in our expenses. Several factors, including consumer acceptance, retailer arrangements, competitive factors and our ability to successfully develop and market our products, make it impossible to predict when or whether we will generate significant revenues or attain profitability. Consequently, we may never achieve significant revenues or profitability and, even if we do, we may not sustain or increase profitability on a quarterly or an annual basis in the future. Our ability to continue in business could be jeopardized if we are not able to achieve positive cash flow or profitability or if we are not able to obtain any necessary financing in the future on satisfactory terms.

The Current Change in Our Business Focus Presents a Number of Challenges and May Not Prove to Be Successful or Cause Us to Become Profitable.

      Historically, we have been a developer of our own videoconferencing systems primarily sold to corporate end users and through OEM relationships with companies such as Philips Electronics, N.V. Beginning with the third quarter of our fiscal 2002, our profit margins were eroded by intense competition from other group video conferencing product manufacturers and resellers. We recognized the need to modify our business model to achieve higher margins and benefit from our portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, we decided to change our focus from being a group video conferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This change has been accomplished by the transfer to a third party (Comlink Video) of our group videoconferencing services contract portfolio in return for its assumption of the associated liabilities and the liquidation of our remaining group video conferencing assets. The only measurable revenues we are now receiving result from the sales of videophones. During the multi-year development efforts of our video conferencing systems business, we developed certain intellectual property, some of which is protected by patents. We are now focused on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on our existing intellectual property. We plan on undertaking the development of these products and services jointly with suitable, established developers and manufacturers. We are currently in the process of identifying and selecting such developers and manufacturers. We are currently a distributor in the U.S. of a broadband videophone manufactured by Leadtek, an Asian partner. We also plan on continuing to form new relationships with other companies to distribute their products alongside our own products.

      Our new marketing strategy is to focus on corporations who have widespread operations across regional, national and international boundaries as well as residential broadband consumers who have historically not purchased video communication products. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. We have a limited history with respect to the direction our business is now taking. There can be no assurance that we will be able to succeed in implementing our strategy, or that we will be able to achieve positive cash flow or profitable operations as a result of these changes in our business.

Sales of Large Quantities of Our Common Stock, Including Those Shares Covered by This Prospectus (Which May Be Sold at Any Price and Any Time), Could Reduce the Price of Our Common Stock.

      We recently completed sales of securities in private placement transactions resulting in the issuance of 338 shares of our Series A Convertible Preferred Stock, each share of which is currently convertible into 25,000 shares of our common stock and warrants to purchase 9,717,500 shares of our common stock. In conjunction with the private placement of our Series A Convertible Preferred Stock, we consummated a series of transactions whereby all senior and subordinated secured indebtedness of the Company was converted into equity and thereby satisfied in full. In the month of March 2004, in six separate transactions, the aggregate total of $1,254,726 in secured debt, constituting all secured indebtedness of the Company, was converted into equity by the issuance of 4,182,422 shares of our common stock. The resale of all of the shares of common stock described in this risk factor immediately above are being registered and are covered by this prospectus. Our common stock trades in the United States only in the over-the-counter market on the OTC Electronic Bulletin Board. We cannot assure investors that the common stock will ever qualify for inclusion on the NASDAQ National Market, American Stock Exchange or other national exchange or that more than a limited market will ever develop for the common stock. Although recently the number of shares traded has increased, volume remains fairly limited, particularly in view of the additional shares covered by this prospectus. Moreover, thus far the prices at which our Common Stock has traded have fluctuated fairly widely on a percentage basis. There can be no assurance as to the prices at which our Common Stock will trade in the future, although they may continue to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the following:

•	The depth and liquidity of the markets for our Common Stock

•	Investor perception of the Company and the industry in which we participate

•	General economic and market conditions

Any sales of large quantities of our common stock could reduce the price of our common stock. After the registration statement of which this prospectus is a part has become effective, the holders of the shares covered by this prospectus may sell these shares at any price and at any time determined by them without limitation. If these holders sell large quantities of these shares, our common stock price may decrease and the public market for our common stock may otherwise be adversely affected because of the additional shares available in the market.

We May Be Obligated, Under Certain Circumstances, to Pay Liquidated Damages to Holders of Our Series A Convertible Preferred Stock

      We have entered into an agreement with the holders of our Series A Convertible Preferred Stock that requires us to file and continuously maintain as effective, a registration statement covering the underlying shares of common stock issuable upon conversion of our Series A Convertible Preferred Stock and the exercise of our Series A-1 and A-2 Warrants. Such a registration statement, of which this prospectus is a part, must be declared effective on or before August 4, 2004 and thereafter continuously remain effective for a specified term. If such a registration statement whenever filed has not been declared effective on or before August 4, 2004 or we fail to maintain as effective continuously thereafter any such registration statement, we will have an obligation to pay liquidated damages to the holders of our Series A Convertible Preferred Stock in an amount, as a group, of as much as $253,500 per month

Quarterly, Seasonal and Other Fluctuations in Our Business and Operating Results May Depress the Trading Price of Our Common Stock.

      Our operating results have fluctuated widely in the past and we expect that these results will fluctuate in the future due to a number of factors. We do not control many of these factors. These factors include the following (as well as other factors described in other Risk Factors):

•	Changes in general economic conditions

•	Changes in specific economic conditions prevailing in the communications industry and other technology industries

•	The timing and size of the orders for our products

•	The level and mix of inventory that our distribution channels hold

•	The level and mix of inventory that we hold to meet future demand

•	The mix of products we sell

•	The cost and availability of product components

•	Manufacturing costs

•	Changes in our distribution network

•	The impact of disruptions at the sites of our primary manufacturing partners due to any reason

•	The impact of seasonality on our various product lines and geographic regions

•	The level of royalties we must pay to third parties

•	The impact of variable stock option accounting

      As a result of all of the factors discussed herein, as well as others, we believe that period-to-period comparisons of our historical results of operations are not good predictors or indications of our future performance. If our future operating results are below the expectations of investors or any stock market securities analysts who follow our stock, our stock price may decline.

The Uncertainty Created by Current Economic Conditions and Possible Terrorist Attacks and Military Responses Thereto Could Materially Adversely Affect Our Ability to Sell Our Product and Procure Needed Financing.

      Current conditions in the domestic and global economies are extremely difficult and uncertain. As a result, we expect to experience an even greater than usual challenge in developing and launching our proposed personal videophone products. We expect that the future direction of the overall domestic and global economies will have a significant impact on our overall performance. The success of ongoing changes in fiscal, monetary and regulatory policies worldwide will continue to influence the business climate in which we operate. If these actions are not successful in spurring overall economic recovery and growth, we expect that our business will be negatively impacted, as customers will be less likely to buy our products. Moreover, the terrorist attacks in 2001 and military responses thereto have created many economic and political uncertainties that have severely impacted the global economy, the long-term effects of which and the consequences to our business remain unknown. In addition, the potential for future terrorist attacks or war as a result thereof is creating worldwide uncertainties making it very difficult to estimate how quickly the economy will recover.

The Failure of the Present Communication Infrastructure and New Technologies to Continue to Develop and Become More Widely Accepted Could Harm the Sale of Our Products.

      Management believes that the success of the personal videophone products we intend to develop is dependant upon the continued deployment of broadband services such as Digital Subscriber Line (DSL) and cable modem internet access by service providers. Beginning in the second half of 2000 and continuing to the present, the market for telecom services experienced a severe downturn, characterized by financial troubles for many telecommunications service providers and delays in delivering broadband services. Management also believes that the success of the personal videophone products we currently sell and the products we intend to develop additionally depends on the roll out of voice-over-IP, or VoIP, technologies and consumer acceptance of video communications. If use of the new technologies on which our current and future products are based is not widely accepted, or occurs more slowly than expected, we may not be able to sell certain of our products in significant volumes and our business may be adversely affected.

Sales of Our Products May Be Severely Limited Due to Their Failure to Gain Broad Market Acceptance.

      Our success highly depends upon our achieving broad market acceptance of the products we currently sell and those planned for future development, which have yet to produce revenues. Market acceptance requires, among other things, that we

•	educate consumers on the benefits of our products

•	commit a substantial amount of human and financial resources to secure strategic partnerships and otherwise support the retail distribution of our products

•	develop our own sales, marketing and support activities to consumers, broadband providers and retailers

•	establish a sufficient number of locations of retailers carrying our products

There can be no assurance that we will be able to achieve any or all of these objectives and thus obtain sufficient acceptance of our products to achieve profitable operations. Consumers may perceive little or no benefit from our products. As a result, consumers may not value and may be unwilling to pay for our products. We also do not have an established brand image, nor do we expect to spend significant marketing expenses to build and promote a brand image. If our products do not achieve broad market acceptance, we may not be able to continue operating our business.

Our Failure to Develop and Market Initial and Future Versions of Our Proposed Products May Prevent Us from Generating Sufficient Revenues to Sustain Our Business.

      Our success highly depends upon the sales of our current VisiFone product, successful development and introduction of future versions of our proposed proprietary consumer broadband videophone products and services, and presumably thereafter upon the continued development and timely introduction of new products and new models containing additional features at attractive price points. The success of our initial and future videophone products and services depends on a number of factors, including, but not limited to, strategic allocation of our limited financial and technical resources, accurate forecasting of consumer demand, timely completion of product development and introduction to market and market and industry acceptance of our initial and future videophone products. Most of our planned product and feature introductions are still in the early stages of development and will require substantial engineering and technical resources to bring to market. The success of some of our planned products may also require industry acceptance of our proprietary technologies or the adaptation of our products and technologies to accommodate the use of existing industry-accepted technologies. If we fail to develop and market our initial and future products and features, we may not be able to sustain our business.

Rapid Technological Changes in Our Market Could Cause Our Products to Become Obsolete or Otherwise Harm Us Competitively.

      We operate in a highly technological industry segment that is subject to rapid and frequent technology and market demand changes. These changes can often quickly render existing technologies obsolete. Management expects future technology will be superior to technology that we (and others) now have. Our success depends on our ability to assimilate new technologies in our products and to properly train sales staff, distributors and resellers in the use of those products. The success of our future products depends on several factors, including proper new product definition, product cost, timely completion and introduction of future products, differentiation of future products from those of our competitors and market acceptance of these products. Additionally, properly addressing the complexities associated with DSL and cable modem compatibility, sales training, reseller training, technical and sales support as well as field support are also factors that may affect our success in this market. Further, the shift of communications from circuit-switched to IP-based technologies over time may require us to add new sales staff, distributors and resellers and gain new core technological competencies. We are attempting to address these needs and the need to develop future products through our outsourced development efforts. Although we believe our product offerings will be designed to assimilate future technical advances, there can be no assurance that any such future advances or the development of new or competitive products by others will not render our products less competitive or obsolete. Furthermore, we may not identify successful new product opportunities and develop and bring new products to market in a timely manner. Additionally, we cannot assure you that competing technologies developed by others will not render the products we develop or our current technologies obsolete or noncompetitive. The failure of our new product development efforts and any inability to service or maintain the necessary third-party interoperability requirements would harm our business and results of operations.

      Moreover, obsolescence can require write-downs in inventory value when the recorded value of existing inventory is determined to be greater than its fair market value. For example, this situation occurred in 2001 and again in 2002, when we recorded material excess and obsolescence charges associated with our inventory of Mediapro products. In the future, the level of our then current product inventory may be deemed excessive or obsolete and we may have to write down much or all of such inventory, which could adversely affect our profitability.

Our Reliance on Various Third Parties Generates Various Risks.

      Our operations will depend on a number of third parties. We will have limited control over these third parties. For example, we intend to rely on our existing outside sales force. Although this sales force has significant experience in marketing new products and services in the industry, it has only limited experience in marketing the products we intend to develop to consumers. There can be no assurance that our outside sales force will be successful in implementing our new marketing and distribution strategy. Moreover, we intend to rely on a third party manufacturer to assist in the development of our proposed personal videophone products, and thereafter we will also completely depend on the same or another third party manufacturer to produce these products. We have not yet entered into any definitive agreement with a third party manufacturer nor have we even definitively determined who this manufacturer will be. We cannot be sure that our third party contractors will perform their obligations as expected or that any revenue, cost savings or other benefits will be derived from the efforts of these parties. If any of our third party contractors breaches or terminates its agreement with us or otherwise fails to perform its obligations in a timely manner, we may be delayed or prevented from launching or marketing our products and services. If our relationships with these parties are non-exclusive, they may also support products or services that compete directly with ours, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our products and services. This outcome would harm our ability to achieve market acceptance and brand recognition and otherwise compete effectively.

Product Defects or Errors May Have a Negative Impact on Our Revenues, Damage Our Reputation and Decrease Our Ability to Attract New Customers.

      Products as complex as those that we are developing often contain errors or defects, particularly when first introduced and when new versions or enhancements are released. Although we will strive to assure that our products have no errors or defects, there can be no assurance that (despite testing) our products will be devoid of defects and errors upon commencement of commercial shipments. Any defects or errors could result in damage to our reputation, the loss of sales, a diversion of our product development resources, or a delay in market acceptance and thereby materially adversely affect our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could also give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management’s attention and resources. Any general liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.

Our Inability to Retain and Attract Qualified Personnel as Needed Could Materially Adversely Affect Our Business.

      We highly depend on our key management, technical and marketing personnel, particularly, John Harris, our Chief Executive Officer and Rob Wolf, our Chief Financial Officer. The loss of key personnel or consultants, or the inability of any of them to devote sufficient attention to our operations, could materially adversely affect our results of operation and the future development of our business. No member of management has entered into an employment agreement or covenant not to compete agreement with us. Consequently any member of management could terminate his employment relationship with us at any time for any reason. Moreover, we do not maintain key man life insurance on any member of management. In addition, there can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform, or that we would be able to hire additional, qualified management personnel to perform such responsibilities. Our success may depend, in large part, on our ability to retain and attract highly qualified, management-level personnel. Our success in attracting these persons will depend on many factors, including the ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that we will be successful in attracting or retaining highly qualified individuals in key management positions.

Limitations on Claims Against Our Officers and Directors, and Our Obligation to Indemnify Them, Could Prevent Our Recovery for Losses Caused by Them.

      The laws of the State of Nevada applicable to corporations organized thereunder provide that a corporation may limit the liability of its directors to the corporation and its shareholders. Our Certificate of Incorporation has limited our directors’ liability to the fullest extent permitted by applicable law. Moreover, our bylaws provide that we may indemnify each director, officer, agent and/or employee to the extent required or permitted by the laws of the State of Nevada, if the individual is eligible as provided thereby. Further, we may purchase and maintain insurance on behalf of any such individuals whether or not we have the obligation or ability to indemnify them against the type of liability for which such insurance may be acquired. Consequently, we could bear substantial losses as a result of the actions of our officers, directors, agents and employees and we could be prevented from recovering such losses from such persons. The U.S. Securities and Exchange Commission (the “Commission”) maintains that indemnification for liabilities arising under the Securities Exchange Act of 1933 (the “Act”) is against the public policy expressed in the Act and is therefore unenforceable.

Our Failure to Protect Properly Our Proprietary Information, Technology and Expertise Could Seriously Harm Our Business.

      We rely on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect our proprietary rights. In fiscal year 1998, we amended our U.S. utility patent application for our peripheral video conferencing system, originally filed in September 1994, to narrow and refocus our claims. We received this patent on our system on September 1, 1998 (U.S. Patent No. 5,802,281), a second patent on June 6, 2000 (U.S. Patent No. 6,073,192) a third patent on May 28, 2002 (U.S. Patent No. 6,397,275) and a fourth patent on February 11, 2003 (U.S. Patent No. 6,519,662). In addition, we have applied for various other U.S. and foreign patents relating to our videoconferencing technology, some of which have not been granted to date. There can be no assurance that our measures to protect our intellectual property will be successful, that we will be granted any patents in the future, or that any patents that have been or may be granted will be of value to us. In the absence of meaningful intellectual property protection, we may be vulnerable to competitors who could lawfully attempt to develop similar products or duplicate our products. Moreover, there can be no assurance that other competitors may not independently develop the same or similar technology or gain access to our intellectual property rights, disclose such technology in their patent application or design around our patents. In addition, we cannot assure you that any patent or registered trademark owned by us will not be invalidated, circumvented or challenged in the U.S. or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. While we believe that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others, there can be no assurance that such conflicting rights do not exist. Litigation may be necessary to enforce our patents and other intellectual property rights, to protect our trade secrets, to determine the validity of and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity.

      We have from time to time received, and may in the future receive, communications from third parties alleging the ability to initiate litigation asserting patent or other intellectual property rights covering our products. We cannot assure you that we will prevail in any such litigation, that intellectual property claims will not be made against us in the future or that we will not be prohibited from using the technologies subject to any such claims or be required to obtain licenses and make corresponding royalty payments.

      Any intellectual property litigation in which we become involved, either as a claimant or a defendant, could result in substantial costs and diversion of resources that could adversely affect our business. There can be no assurance that we will have sufficient funds to enforce or defend our intellectual property rights or that we would ultimately prevail in any such litigation.

Intense Competition Could Seriously Harm Our Business.

      We face significant competition in the markets in which we intend to offer our products from competitors that also offer high quality products. In addition, management expects that new competitors will attempt to enter the market and that existing competitors will improve the performance of their current products or introduce new products or new technologies that provide improved characteristics and performance. New product introductions by our competitors could cause a significant decline in sales or loss of market acceptance of our existing products and any products we develop in the future. We expect that most of our competitors will be well established, better known and significantly larger than we are with substantially greater technical, manufacturing, marketing and financial resources. The greater resources of many of our competitors may permit them to respond more rapidly to changes in technology than we can. Our ability to compete in the market will depend upon a number of factors including the success of our marketing efforts and our continued ability to secure and maintain ongoing relationships with other companies in the industry that provide or support products we offer. We expect to compete based upon the quality, reliability, flexibility and the ease of use of our products. We also expect to compete on value relative to the features our products offer. However, we have reduced prices in the past in order to expand the market for our products, and in the future, we may further reduce prices or introduce new products that carry lower margins in order to expand the market or stimulate demand for our products. While we cannot assure you that these actions would have the desired result, any of these actions could have an adverse impact on our product margins and profitability.

Our Future Results Could Be Harmed by Economic, Political, Regulatory and Other Risks Associated with Future Reliance on International Operations.

      We expect that our broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East, possibly in China, Taiwan or South Korea. Because of our expected international operations and relationships and our expected reliance on foreign third-party manufacturing, assembly and testing operations, we are subject to the risks of conducting business outside of the United States, including:

•	changes in political and strategic relations between the U.S. and the countries in which we do business

•	changes in foreign currency exchange rates

•	changes in a specific country or region’s political or economic conditions, particularly in the current difficult situation in the Korean peninsula

•	trade protection measures and import or export licensing requirements

•	potentially negative consequences from changes in tax laws

•	difficulty in managing widespread sales and manufacturing operations

•	less effective protection of intellectual property

      Any adverse change in any of the matters described above or any other adverse international developments could materially adversely affect our business, results of operations and financial condition.

Laws or Regulations Could Expose Us to Legal Action if We Fail to Comply or Could Require Us to Change Our Business.

      Because our products and services are expected to provide our customers with methods of electronic communication, it is difficult to predict the laws or regulations that will be applicable to our business. Therefore, it is difficult to anticipate the impact of current or future laws and regulations on our business. Among the many regulations that may be applicable to our business are the following:

•	Federal Communications Commission regulations relating to the electronic emissions of consumer products

•	Federal Communications Commission regulations relating to consumer products that connect to the public telephone network

•	Federal Communications Commission regulations relating to consumer products that connect to the Internet

•	copyright laws relating to the use of copyrighted audio and video media

Changes in the regulatory climate or the enforcement or interpretation of existing laws could expose us to legal action if we fail to comply. In addition, any of these regulatory bodies could promulgate new regulations or interpret existing regulations in a manner that would cause us to incur significant compliance costs or force us to alter the features or functionality of our products and services.

Our Inability to Manage the Future Growth That We Are Attempting to Achieve Could Severely Harm Our Business.

      We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

•	We will need to improve our operational and financial systems, procedures and controls to support our expected growth and any inability to do so will adversely impact our ability to grow our business. Our current and planned systems, procedures and controls may not be adequate to support our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational systems and controls could adversely impact our relationships with customers and harm our reputation and brand.

•	We will need to attract and retain qualified personnel, and any failure to do so may impair our ability to offer new products or grow our business. Our success will depend on our ability to attract, retain and motivate managerial, technical, marketing, administrative and customer support personnel. Competition for such employees is intense, and we may be unable to successfully attract, integrate or retain sufficiently qualified personnel. If we are unable to hire, train, retain or manage the necessary personnel, we may be unable to successfully introduce new products or otherwise implement our business strategy.

•	We will need to provide acceptable customer support and any inability to do so will impair our ability to develop consumer acceptance of our products. We expect that some of our customers will require significant support when evaluating and using our products. We do not have experience with widespread deployment of our products and services to a diverse customer base and in the future we may not have adequate personnel to provide the levels of support that our customers will require. Our failure to provide adequate customer support for our products or services will damage our reputation in the marketplace and strain our relationships with customers and strategic partners. This could prevent us from gaining new or retaining existing customers and could harm our reputation and brand.

If we are unable to manage growth effectively, our business, results of operations and financial condition could be materially adversely affected.

Our Authorized Preferred Stock Exposes Shareholders to Certain Risks.

      Our Articles of Incorporation, as amended, authorize the issuance of up to 5,000,000 shares of preferred stock, par value $.01 per share. The authorized but unissued preferred stock constitutes what is commonly referred to as “blank check” preferred stock. This type of preferred stock may be issued by the Board of Directors from time to time on any number of occasions, without shareholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of preferred stock, designated by resolution of the Board of Directors stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Such preferred stock may provide our Board of Directors the ability to hinder or discourage any attempt to gain control of us by a merger, tender offer at a control premium price, proxy contest or otherwise. Consequently, the preferred stock could entrench our management. The market price of our common stock could be depressed to some extent by the existence of the preferred stock. As of May 3, 2004, 338 shares of preferred stock, designated as Series A Convertible Preferred Stock, were issued and outstanding and 4,999,662 shares of preferred stock were authorized but not issued. No other series of preferred stock has been designated by the Board of Directors.

We Have Certain Obligations and the General Ability to Issue Additional Shares of Common Stock in the Future, and Such Future Issuances May Depress the Price of Our Common Stock.

      We have various obligations and the ability to issue additional shares of common stock in the future. These obligations and abilities include the following:

•	Approximately 2,618,012 registered shares of our common stock are available for issuance to outside consultants to compensate them for services provided

•	Options to purchase approximately 1,362,250 unregistered shares had been granted as of May 3, 2004

•	Warrants to purchase approximately 27,411,826 unregistered shares of common stock had been issued as of May 3, 2004

•	Dividends payable on our Series A Convertible Preferred Stock may be paid in shares of common stock at the option of the Company. The current amount of dividends payable on the outstanding shares of Series A Convertible Preferred Stock is $845,000 per year, payable quarterly.

      The options and warrants described above permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then current market price of our common stock. Any shares of common stock issued pursuant to these options or warrants would further dilute the percentage ownership of existing shareholders. The terms on which we could obtain additional capital during the life of these options and warrants may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing shareholders may be diluted if we issue additional shares in the future. For issuances of shares and grants of options to consultants, our Board of Directors will determine the timing and size of the issuances and grants and the consideration or services required therefore. Our Board of Directors intends to use its reasonable business judgment to fulfill its fiduciary obligations to our then existing shareholders in connection with any such issuance or grant. Nonetheless, future issuances of additional shares could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such transaction. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

The Trading Price of Our Common Stock Entails Additional Regulatory Requirements, Which May Negatively Affect Such Trading Price.

      The trading price of our common stock has been below $5.00 per share. As a result of this price level, trading in our common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 that are inapplicable to securities trading at higher prices. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share (a “penny stock”), subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock at this level. As a consequence, the market liquidity of our common stock could be severely limited by these regulatory requirements.

Random Fluctuations in the Price of Our Stock, Possibly Based on Factors Beyond Our Control, Could Cause a Stockholder to Sell His Shares at a Time When Our Stock Price is Depressed.

      The market price of our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price of our common stock may be significantly affected by a variety of factors, including:

•	statements or changes in opinions, ratings or earnings estimates made by brokerage firms or industry analysts relating to the market in which we do business or relating to us specifically, as has occurred in the past

•	the announcement of new products or product enhancements by our competitors or us

•	technological innovations by our competitors or us

•	quarterly variations in our results of operations

•	general market conditions or market conditions specific to technology industries

•	domestic and international macroeconomic factors

      In addition, the stock market has recently experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices for many high technology companies similar to us. These fluctuations are often unrelated to the operating performance of the specific companies. As a result of the factors identified above, a shareholder (due to personal circumstances) may be required to sell his shares of our common stock at a time when our stock price is depressed due to random fluctuations, possibly based on factors beyond our control.

Because Our Board of Directors Does Not Intend to Pay Dividends on Our Common Stock in the Foreseeable Future, Shareholders May Have to Sell Their Shares of Our Common Stock to Realize a Return on Their Investment in the Company.

      The holders of our common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. To date, we have paid no cash dividends. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in our shares of Common Stock may be realized only through a sale of such shares, if at all.

For all of the aforesaid reasons and others set forth herein, the shares covered by this prospectus involve a high degree of risk. You should be aware of these and other factors set forth in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of Section 24A of the Securities Act of 1933. These statements appear in a number of places including “BUSINESS” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”. These statements regard:

•	Our belief that sales of our products may be disproportionately high during the holiday shopping season when compared to other times of the year

•	Our belief that our product offerings will be designed to assimilate future technical advances

•	Our belief that we have all rights necessary to market and sell our system without infringement of intellectual property rights held by others

•	Our belief that, given the right business opportunities, we may expand our operations rapidly and significantly

•	Our belief that we have maintained key personnel in all functional areas necessary to successfully execute our business strategy for fiscal year 2004

•	Our belief that we are well positioned to establish a new consumer electronics product, thereby increasing future revenues and profitability

•	Our belief as to the reasonableness of the estimates and assumptions we make that form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources

•	Our belief that we should not encounter any meaningful difficulty in procuring the requisite certifications and approvals

•	Our belief as to the principal competitive factors we will face in our markets

•	Our belief as to the amounts ultimately payable, if any, in connection with certain litigation and claims arising in the ordinary course of business

•	Our expectations regarding the marketing expenses to build and promote a brand image

•	Our expectations regarding the basis upon which we will compete in our markets

•	Our expectations regarding by whom and where our broadband videophone products will be manufactured, assembled and tested

•	Our expectations regarding the compatibility of our personal videophones with other products

•	Our expectations regarding the establishment of a formal manufacturing quality process

•	Our expectations regarding order fulfillment and customer support

•	Our expectations regarding our initial sales and distribution strategy

•	Our plan on undertaking the development of our products and services jointly with suitable, established developers and manufacturers

•	Our plan on continuing to form new relationships with other companies to distribute their products alongside our own products

•	Our intent to focus on licensing our intellectual property to third parties and developing proprietary consumer broadband videophone products and services

•	Our intent to rely on our existing outside sales force

•	Our intent to use a variety of marketing programs to build awareness of our products

•	Our intent to compete in the consumer videophone market vigorously in all aspects

•	Our intent to take additional steps to protect our patents from infringement by others

      Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under “RISK FACTORS” immediately above. As a result, these forward-looking statements represent the Company’s judgment as of the date of this prospectus. The Company does not express any intent or obligation to update these forward-looking statements.

USE OF PROCEEDS

      The potential net proceeds to the Company from the exercise of the warrants for shares of common stock covered by this prospectus will be up to approximately $25,748,038. The Company intends to use such net proceeds, if any, for general working capital and other corporate purposes. As of the end of trading hours on August 11, 2004 when the Company’s common stock closed at $.80 per share, warrants to acquire 7,065,534 of the 27,149,700 warrant shares covered by this prospectus were “in-the-money,” meaning that the holder of the warrant could acquire the shares at a strike price lower than the market price then in effect. The price of the Company’s common stock would have to rise to $1.26 per share in order for warrants to acquire the remaining 20,084,166 of the warrant shares to be “in-the-money.” There can be no assurance that any of these warrants will be exercised before they expire and, as a result, that the Company will receive any proceeds from them. Even if some or all of these warrants are exercised, the Company cannot predict when they will be exercised and when the proceeds will be received.

      The Company will receive no proceeds from the conversion of the convertible preferred stock.

      The Company will receive no proceeds from any sales of the shares of common stock issuable upon the exercise of the warrants. The selling shareholders of these shares will receive all of the net proceeds from such sales.

DIVIDEND POLICY

      The Company has paid no cash dividends on its Common Stock and the Company presently intends to retain earnings to finance the expansion of its business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company’s financial condition, results of operations, current and anticipated cash needs and plans for expansion. Holders of our Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly (beginning in May 2004) in either cash or, at the option of the Company, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment).

PRICE RANGE OF COMMON STOCK

      Since July 25, 1995 (the date of the Company’s initial public offering of Common Stock), the Company’s Common Stock has been traded over-the-counter and was quoted on the NASDAQ Small Cap Market System until December 20, 1999. Thereafter, the Company’s stock has been quoted on the OTC Bulletin Board System. The following table sets forth the high and low closing sales prices for the Company’s Common Stock as reported by NASDAQ and the OTC Systems. Such quotations represent interdealer prices, without retail markup, markdown or commission, and do not necessarily represent the price of actual transactions for the fiscal quarters indicated.

	High	Low

2002
First Quarter	$1.01	$.55
Second Quarter	1.83	.65
Third Quarter	1.19	.44
Fourth Quarter	.85	.55

2003
First Quarter	$1.02	$.49
Second Quarter	.97	.15
Third Quarter	.48	.22
Fourth Quarter	.54	.23

	High	Low

2004
First Quarter	$1.25	$.38
Second Quarter	1.50	.82
Third Quarter	1.68	.78

      As of May 31, 2004 there were (a) 24,236,407 shares of Common Stock outstanding, held of record by approximately 109 persons (although the Company has been informed that there are approximately 1,700 beneficial owners) (b) outstanding options to purchase an aggregate of 1,362,250 shares of Common Stock, (c) outstanding warrants to purchase an aggregate of 27,411,826 shares of Common Stock, and (d) 338 shares of Series A Convertible Preferred Stock outstanding, convertible at the then current conversion price into an aggregate of 8,450,000 shares of Common Stock. The Company has not declared or paid any cash dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview

      Viseon, Inc., a Nevada corporation, (the “Company”) was founded in 1993, and changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own video conferencing systems primarily sold to corporate end users and OEM customers such as Phillips Electronics, N.V. Beginning with the third quarter of the Company’s fiscal 2002, the Company’s profit margins were eroded by intense competition from other group video conferencing manufacturers and resellers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fourth of which was issued in February 2003. In January 2003, we completed our change in focus from being a group video conferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer of our group video conferencing services contract portfolio and the associated liabilities and obligations to Comlink Video and the liquidation of our remaining group video conferencing assets bought at an auction by various purchasers. The only measurable revenues we are now receiving result from the sales of videophones to corporations and consumers.

      Our independent certified public accountant has added an emphasis paragraph to its report on our consolidated financial statements for the year ended June 30, 2003 regarding our ability to continue as a going concern. Key to this determination was our historical losses, negative cash flows from operations for our last fiscal year, and a working capital deficiency. Management plans to try to increase sales and improve operating results through (i) increased marketing and direct sales activities to corporate customers, (ii) continued initiatives to gain acceptance of our product by consumer broadband providers for sale to their subscribers, (iii) continued measures to minimize overhead and (iv) initiatives to monetize our intellectual property rights. The Company recently raised $8,450,000 million (prior to offering expenses) from the sale of its Series A Convertible Preferred Stock with warrants in a series of private placement transactions in March and April 2004. Management believes that the funds generated from its recent private placement financing activities will be sufficient to cover the cash needs of the Company in the foreseeable future, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates or we do not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives and becoming profitable.

      In February 2003, the Company received notice of allowance for all of its pending patent applications from the European Patent Office for the following countries: Austria, Belgium, Denmark, France, Germany, Great Britain, Greece, Ireland, Italy, Lichtenstein, Luxembourg, Monaco, Netherlands, Portugal, Spain, Sweden, and Switzerland. To date, the Company has received confirmation of issuance in Austria, Denmark, Germany, Greece, Spain, and Sweden. The Company is exploring the possibilities and options to license these patents in the various countries. However, no assurance can be made as to the future value of these patents.

      The Company owns five U.S. and eighteen foreign patents relating to interactive audio and video communications. The first of these patents was filed in 1994 and issued in 1998. The Company has licensed certain patents to one company and has entered into a covenant not to sue with another. We intend to enter into additional licensing agreements concerning our intellectual property with third parties and to continue to protect the value of our intellectual property assets by investigating all potential infringements thereof and vigorously prosecuting, to the fullest extent of applicable law, each justiceable claim resulting therefrom.

      The Company intends to begin aggressively licensing its intellectual property to third parties and developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company has retained an intellectual property law firm on a contingent fee basis to assist the Company with its licensing efforts and anticipated litigation to enforce the Company’s intellectual property rights. The Company plans on undertaking the development of its videophone products and services jointly with suitable, established developers and manufacturers. The Company is currently in the process of identifying and selecting the developers and manufacturers and has been appointed as a distributor of a broadband videophone manufactured by Leadtek, an Asian partner, for the territory geographically defined as North America. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

      The Company’s current marketing strategy targets two diverse market segments: (i) corporations who have widespread operations across regional, national and international boundaries and (ii) residential consumers who have historically not purchased video communication products in the past. Distribution may include the utilization of arrangements with providers of broadband internet access, such as cable Multi System Operators (MSO’s) and telephone companies that provide Digital Subscriber Line (DSL) services. All of these developments have affected and will continue to affect our financial model in terms of margins, cash flow requirements, and other areas. The Company has a limited history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

      In January 2003, we decided to exit the group videoconferencing business. The group videoconferencing business qualified for accounting treatment as discontinued operations. As a result, all historical financial information of this business (sales, costs and expenses, assets and liabilities, and cash flows) has been reported separately as discontinued operations. Prior to January 2003, the group videoconferencing business was the source for substantially all revenue.

Results of Operations

Three Months ended March 31, 2004 Compared to Three Months ended March 31, 2003.

      Net Sales. Net sales for the third quarter of fiscal year 2004 were $88,916 up 4,839.8% from $1,800, in the third quarter of fiscal year 2003. The increase in sales in the third quarter of fiscal year 2004 was a result of a reduction in the number of personal videophones that the Company gave to potential customers and distributors coupled with increased sales to consumers.

      Gross Profit. Gross profit was $1,600 in the third quarter of fiscal year 2004 compared to a gross profit of $680 during the third quarter of fiscal year 2003. The gross profit in the third quarter of fiscal 2004 was 1.8% of net sales as the Company sold the VisiFone at low margins to corporate, government and educational customers for demonstration and evaluation purposes. Gross profit during the third quarter of fiscal year 2003 was 37.8% of net sales but only reflects one sale from continuing operations.

      Research and Development Expenses. Research and development expenses were $46,718 for the third quarter of fiscal year 2004 (52.5% of net sales) compared to $15,033 or 835.2% of net sales for the third quarter of fiscal year 2003. The increase was attributable to increased expenditures toward the development of Company’s VisiFone product line. The Company anticipates that research and development expenses will increase significantly over the next several quarterly periods as the Company continuous development of the VisiFone product line.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $689,386 or 775.3% of net sales for the third quarter of fiscal year 2004 compared to $640,881 or 35,604.5% of net sales for the third quarter of fiscal year 2003. Payroll and consulting fees comprise approximately half of such expenditures for both periods.

      Other Income (Expense). Other expense was $563,750 in the third quarter of fiscal year 2004, compared to other expense of $80,397 in the third quarter of fiscal year 2003. The net increase of $483,353 is due to increased interest expense related to the amortization of original issue discount on certain of the Company’s promissory notes payable. In conjunction with the sale of the Series A Convertible Preferred Stock, the holders of certain of the Company’s convertible promissory notes entered into agreements to convert such notes (totaling $1,254,726, including principal and accrued interest) into 4,182,422 shares of common stock and to release all collateral securing the repayment of such notes. As a result, the Company accelerated the amortization of the related original issue discount and recorded a charge of $514,469 to interest expense during the third quarter of fiscal 2004.

      Gain from discontinued operations during the third quarter of fiscal 2004, the Company negotiated discounted repayments related to amounts owed to certain creditors. Based on these discounts, the Company recorded a gain from discontinued operations of $26,563.

      Preferred Stock Dividends. The results of operations for the third quarter of fiscal 2004 reflects a charge of $2,270,875 for accrued dividends on the Company’s Series A Convertible Preferred Stock which bears dividends at the rate of 10%. Allocation to beneficial conversion is $2,248,410.

Nine Months Ended March 31, 2004 Compared to Nine Months Ended March 31, 2003

      Net Sales. Net sales for the nine months ended March 31, 2004 were $156,776, up 2,149.9% from $6,968 for the nine months ended March 31, 2003. The increase in sales in the third quarter of fiscal year 2004 was a result of a reduction in the number of personal videophones that the Company gave to potential customers and distributors coupled with increased sales to consumers.

      Gross Profit. Gross profit was $69,818 for the nine months ended March 31, 2004 compared to a gross profit of $1,113 during the same period in fiscal year 2003. The increase in gross profit in fiscal 2004 resulted primarily due to a reduction in the inventory reserve of $66,830.

      Research and Development Expenses. Research and development expenses were $76,485 for the nine months ended March 31, 2004 (48.8% of net sales) compared to $60,239 or 864.5% of net sales for the same period in fiscal year 2003. The increase was attributable to increased expenditures toward the development of the Company’s VisiFone product line. The Company anticipates that research and development expenses will increase significantly over the next several quarterly periods as the Company continuous development of the VisiFone product line.

      Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,762,318 or 1,124.1% of net sales for the nine months ended March 31, 2004 compared to $1,763,170 or 25,303.8% of net sales for the same period in fiscal year 2003. Payroll and consulting fees comprise approximately half of such expenditures for both periods.

      Other Income (Expense). Other expense was $982,223 for the nine months ended March 31, 2004 compared to other expense of $320,633 during the same period in fiscal 2003. The net increase of $661,590 is due to increased interest expense related to the amortization of original issue discount on certain of the Company’s promissory notes payable. In conjunction with the sale of the Series A Convertible Preferred Stock, the holders of certain of the Company’s convertible promissory notes entered into agreements to convert such notes (totaling $1,254,726, including principal and accrued interest) into 4,182,422 shares of common stock and to release all collateral securing the repayment of such notes. As a result, the Company accelerated the amortization of the related original issue discount and recorded a charge of $514,469 to interest expense during the third quarter of fiscal 2004.

      Gain (loss) from discontinued operations. During the second and third quarters of fiscal 2004, the Company negotiated discounted repayments related to amounts owed to certain creditors from discontinued operations. Based on this discount, the Company recorded a gain of $377,311.

      Preferred Stock Dividends. The results of operations for the nine months ended March 31, 2004 reflect a charge of $2,270,875 for accrued dividends on the Company’s Series A Convertible Preferred Stock which bears dividends at the rate of 10%. Allocation to beneficial conversion is $2,248,410.

Year Ended June 30, 2003 Compared to Year Ended June 30, 2002

      Net Sales. In fiscal year 2003, net sales were $21,306. There were no comparative sales for fiscal year 2002 due to the Company discontinuing its previous line of business during fiscal year 2003.

      Net sales in the fourth quarter of fiscal year 2003 were approximately $8,500 in all of the sales in fiscal year 2002 were derived from group video conferencing product lines.

      The current retail price of the VisiFone is now $599.00.

      The Company is focusing its efforts on developing and supporting its new product the VisiFoneTM Personal Broadband Videophone. With this strategy, and an expected continuing market increase, the Company expects increased sales in fiscal year 2004 compared to fiscal year 2003.

      Gross Profit (Loss). The Company generated a gross profit of $448 or 2.1%) of net sales for fiscal year 2003. There were no comparative sales for fiscal year 2002 due to the Company discontinuing its previous line of business during fiscal year 2003. Cost of goods sold in fiscal year 2003 amounted to $20,858 or 97.8% of net sales. There were no comparative sales for fiscal year 2002 due to the Company discontinuing its previous line of business during fiscal year 2003.

      Management expects gross margin percentages to stabilize to approximately 35% for fiscal year 2004.

      Research and Development Expenses. Research and development expenses were $71,992 or 337.89% of net sales for fiscal year 2003 compared to $54,768 . Beginning in fiscal year 2002, the Company began to focus its research and development efforts on developing its personal videophone.

      Selling, General and Administrative Expenses. Selling general and administrative expenses were $2,660,155 or 124.85% of net sales for fiscal year 2003 compared to $1,505,758. There were no comparative sales for fiscal year 2002 due to the Company discontinuing its previous line of business during fiscal year 2003.

      During fiscal year 2003, the Company completed expense reduction measures to minimize net losses, conserve cash and re-position the Company for expected future sales growth. During fiscal year 2003, in conjunction with the discontinuance of the group video conferencing segment, the Company terminated 7 positions across various functional areas of the Company. The Company has also continued to reduce other costs in the areas of facilities, communications, professional services and other support costs throughout fiscal year 2003. The Company believes it has maintained key personnel and outsourced additional personnel when necessary in all functional areas necessary to successfully execute its business strategy for fiscal year 2004. The increase in overall expenses was related to the creation and implementation of the Company’s new business strategy of selling broadband personal videophones and having to rely on outsource personnel to perform additional tasks.

      Other Income and Expense. In fiscal year 2003, other income and expense was ($451,589) compared to ($101,089) for fiscal year 2002. Amortization of original issue discount related to warrants was $349,892 compared to $26,560 in fiscal year 2002. Interest expense was $106,846 in fiscal year 2003 compared to $741,529 in fiscal year 2002.

      Net Operating Loss Carryforwards. The Company has net operating loss carryforwards for financial statement and income tax reporting purposes of approximately $23,100,000 which may be used to offset taxable income in future years. Changes in the Company’s ownership have caused changes in ownership under section 382 of the Internal Revenue Code of 1996, which limits the use of the Company’s net operating loss carryforwards existing as of the date of the ownership change. It is not anticipated that any limitation would have a material adverse effect on the Company.

      As a result of the above, the net loss for fiscal year 2003 was $4,466,390, or $0.21 per share, compared to a net loss of $1,651,261 or $0.13 per share for fiscal year 2002. In connection with its strategic plan, the Company is forming key new strategic relationships, has restructured operations, in preparation for launching its new product line and believes it is well positioned to establish the VisiFoneTM as a new consumer electronics product, thereby increasing future revenues and achieving potential profitability in the future.

      Total non-cash items amounted to $2,029,296 for fiscal year 2003, compared to $603,721 in fiscal year 2002. Depreciation and amortization of $338,143 in fiscal year 2003, compared to $358,999 in fiscal year 2002, amortization of original issue discount of $349,892 in fiscal year 2003, compared to $26,560 in fiscal year 2002, impairment of software and covenants not to compete $441,790 for fiscal year 2003, common stock for services rendered $602,456 in fiscal year 2003, compared to $143,633 in fiscal year 2002, common stock warrants for services rendered $292,581 in fiscal year 2003, compared to $0 in fiscal year 2002 and compensation related to stock options of $4,434 in fiscal year 2003, compared to $74,529 in fiscal year 2002.

Liquidity and Capital Resources

      The Company recently raised $8,450,000 million (prior to offering expenses) from the sale of its Series A Convertible Preferred Stock with warrants in a series of private placement transactions in March and April 2004. Management believes that the funds generated from its recent private placement financing activities will be sufficient to cover the cash needs of the Company in the foreseeable future, although there can be no assurance in this regard.

      Historically, the Company has generated losses from operations and negative cash flows. For the nine months ended March 31, 2004, the Company raised $5,058,914 from the sales of Series A Convertible preferred Stock with warrants, used $959,832 in operating activities and $120,365 in investing activities. Management plans to try to increase sales and improve operating results through (i) increased marketing and direct sales activities to corporate customers, (ii) continued initiatives to gain acceptance of our product by consumer broadband providers for sale to their subscribers and (iv) initiatives to monetize our intellectual property rights. There can be no assurance that we will be successful in achieving these objectives and becoming profitable.

Year Ended June 30, 2003 Compared to Year Ended June 30, 2002

      Cash and Cash Equivalents. Cash and cash equivalents totaled $7,784 on June 30, 2003 compared to $0 on June 30, 2002.

      Net Cash Used in Operating Activities. The amount of cash used in operating activities was $3,029,560 during fiscal year 2003 compared to cash used in operating activities of $1,312,292 during fiscal year 2002. The increase in 2003 compared to 2002 resulted from the company’s efforts to develop and implement its personal broadband videophone strategy.

      Net Cash Used in Investing Activities. Cash used in investing activities during fiscal year 2003 was $61,621 compared to $135,149 fiscal year 2002.

      Net Cash Provided by Financing Activities. Cash provided by financing activities during fiscal year 2003 was $41,330. The Company received proceeds of $610,000 from the net proceeds of private common stock and warrant placements, $686,706 from the issuance of a subordinated note payable which included the issuance of warrants, $40,521 from the exercise of stock options by former employees and $1,295,897 was used to repay the Company’s secured credit facility.

      On September 8, 2002, the Company issued 83,333 shares of common stock to an accredited investor at $.60 per share, which was purchased under a Stock Purchase Agreement for a total price of $50,000. In connection with the Stock Purchase Agreement, the Company issued warrants to purchase 83,333 shares of its common stock at a price of $.60 per share to this same accredited investor.

      On September 18, 2002, the Company issued 333,333 shares of common stock purchased by an accredited investor at $.60 per share, which was purchased under a Stock Purchase Agreement for a total price of $200,000. On September 28, 2002, the Company issued 166,666 shares of common stock purchased by an accredited investor at $.60 per share under a Stock Purchase Agreement for a total price of $100,000. In connection with the Stock Purchase Agreement, the Company issued warrants to purchase 166,666 shares of its common stock at a price of $.60 per share to this same accredited investor.

      On September 28, 2002, in consideration of consulting services provided by a third party, the Company issued warrants to purchase 350,000 shares of its common stock at a price of $.60 per share. These warrants were valued at $254,205 using the Black-Scholes pricing model.

      During March 2003, the Company entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby these investors would purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a five-year warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering.

      During March 2003, in consideration of consulting services provided by a third party, the Company issued warrants to purchase 260,000 shares of its common stock at a price of $.25 per share. These warrants were valued at $38,376 using the Black-Scholes pricing model.

      During May 2003, the Company agreed to convert currently payable short-term indebtedness into a long term, convertible, secured, promissory note issued by the Company to Carbone Holdings, LLC in the principal amount of $300,000. This promissory note provides that any amounts due thereunder may be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of the Company at a per-share exercise price of $.30. These warrants were valued at $300,000 using the Black-Scholes pricing method.

      During May 2003, the Company agreed to convert currently payable short-term indebtedness into a long term, convertible, secured, promissory note issued by the Company to Active Management, LLC in the principal amount of $120,000. This promissory note provides that any amounts due thereunder may be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In partial consideration of this agreement Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of the Company at a per-share exercise price of $.30. These warrants were valued at $120,000 using the Black-Scholes pricing method.

      On June 13, 2003, the Company issued to GlowPoint, Inc. (an accredited investor and formerly known as Wire One Technologies, Inc.) 211,433 shares of the Company’s common stock in exchange for the release of an account payable owed by the Company to such vendor in the amount of $74,001.

      Our previous line of credit (secured by virtually all of our assets) matured on December 5, 2002, at a time when we did not have sufficient funds to pay the outstanding balance owed under the line, resulting in our default thereunder. This situation entitled the lender, Silicon Valley Bank, to liquidate our assets, possibly causing us to cease operations or seek bankruptcy protection. The outstanding balance owed by us on this loan was approximately $386,200 as of June 30, 2003 when Exim Corporation and Henry Mellon, two of our shareholders with whom we are on favorable terms acquired this debt obligation. On June 30, 2003, immediately following the assignment of the loan, the Company entered into an agreement with Exim Corporation and Henry Mellon to restructure certain terms of this indebtedness which included the execution and delivery of a separate promissory note to each of them. The restructured promissory notes extended the maturity date for 18 months until December 31, 2004, reduced the interest rate to 12% per annum and required no payments other than quarterly interest payments. The terms of the restructured notes also provided that any amounts due thereunder could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents ($0.30) per share. At maturity, if not converted, the balance of the loan would have to have been paid in cash or extended by further agreement with our lenders to modify the loan terms, to avoid the possible assertion of secured creditor’s rights and remedies. The assignment of the loan as just described represented a favorable development; giving the Company much needed time to reorganize its business focus. Exim Corporation and Henry Mellon each received a warrant to purchase 644,510 shares of common stock of the Company at a per-share price of $0.30. These warrants were valued at $193,353 each using the Black-Scholes pricing model. The entire principal balance of both of the restructured notes, including interest, was converted to shares of our common stock in March 2004.

      We note that, even before the Silicon Valley Bank loan matured, we were not in compliance with certain of the covenants in the documentation governing this loan, and the possibility exists that we may fail in the future to comply with covenants governing our borrowing arrangements. In addition to the default on the former Silicon Valley Bank indebtedness, we were also in default on all monthly interest payments due on two subordinated secured convertible notes in the aggregate original principal amount of $300,000 that were originally scheduled to mature in full on June 30, 2003. We have modified these notes so that all principal of and accrued but unpaid interest on these subordinated notes shall be due and payable in full on December 31, 2003. At that time, we will have to pay the outstanding balance owed or modify the terms of the notes again, or else face the possible assertion of creditor’s rights and remedies.

Critical Accounting Policies and Estimates

      The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions related to net revenues, allowances for doubtful accounts, sales returns and allowances, inventory reserves, goodwill and purchased intangible asset valuations, warranty reserves, restructuring costs, litigation and other contingencies. We base our estimates and assumptions on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

      We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements:

      Revenue Recognition. The Company records sales revenue at the time merchandise is delivered. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition”, SAB No. 101, as amended, which sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured. The Company uses the above criteria to determine whether revenue can be recognized.

      When product sales revenue is recognized, we establish an estimated allowance for future product returns based on historical returns experience; when price reductions are approved, we establish an estimated liability for price protection payable on inventories owned by product resellers. Should actual product returns or pricing adjustments exceed our estimates, additional reductions to revenues would result. Revenue from the licensing of patents is recognized at the time of a patent agreement is executed and the goods, services and/or cash consideration due the Company is received. Revenue from post-contract customer support and any other future deliverables is deferred and recognized over the support period or as contract elements are delivered. Our products typically carry a ninety-day to five-year warranty. Although we engage in extensive product quality programs and processes, our warranty obligation is affected by product failure rates, use of materials or service delivery costs that differ from our estimates. As a result, additional warranty reserves could be required, which could reduce gross margins.

      Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Our allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts, the aging of accounts receivable, our history of bad debts and the general condition of the industry. If a major customer’s credit worthiness deteriorates, or our customers’ actual defaults exceed our historical experience, our estimates could change and impact our reported results.

      Inventory Valuation. Our policy is to value inventories at the lower of cost or market on a part-by-part basis. This policy requires us to make estimates regarding the market value of our inventories, including an assessment of excess and obsolete inventories. We determine excess and obsolete inventories based on an estimate of the future sales demand for our products within a specified time horizon, generally 24 months. The estimates we use for demand are also used for near-term capacity planning and inventory purchasing and are consistent with our revenue forecasts.

      If our sales forecast is less than the inventory we have on hand at the end of an accounting period, we may be required to take excess and obsolete inventory charges that will decrease gross margin and net operating results for that period.

DESCRIPTION OF BUSINESS

Business Development

      Viseon, Inc. (the “Company”), a Nevada corporation formerly known as “RSI Systems, Inc.,” historically has been a developer of its own video conferencing systems primarily sold to corporate end users and OEM customers such as Philips Electronics, N.V. In May 2001, the former RSI Systems, Inc. was merged into its wholly owned subsidiary Viseon, Inc., which was the surviving entity of the merger, thereby effectuating a change the domicile of the Company to Nevada from Minnesota and a simultaneous name change to Viseon, Inc. The shareholders of RSI Systems, Inc. approved the Plan of Merger between RSI Systems, Inc. and Viseon, Inc. on May 23, 2001. RSI Systems, Inc. was incorporated under the laws of Minnesota on December 21, 1993. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the “Common Stock”).

      Beginning with the third quarter of the Company’s fiscal 2002, the Company’s profit margins were eroded by intense competition from other group video conferencing product manufacturers. The Company recognized the need to modify its business model to achieve higher margins and benefit from its portfolio of U.S. patents, the fifth of which was issued in November 2003. In January 2003, we decided to change our focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer to a third party of our group videoconferencing services contract portfolio and the liquidation of our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of the VisiFone.

      The VisiFone is a low-cost broadband videophone. It is a self-contained system that does not require a PC or any external equipment. The VisiFone operates on any broadband connection including high-speed Internet connections via DSL or cable modem and is compatible with both home and office networks. The VisiFone is both H.323 and SIP compliant. It is compatible with most corporate video conferencing systems. The VisiFone can be used by corporations and consumers.

      The Company intends to enter into additional agreements whereby it may grant a license of its intellectual property to third parties in furtherance of developing proprietary consumer broadband videophone products and services, some of which will be based on its existing intellectual property. The Company plans on undertaking the development of these products and services jointly with a suitable, established developer and manufacturer. The Company is currently in the process of identifying and selecting the developer and manufacturer and has also become a distributor in the U.S. of a broadband videophone manufactured by Leadtek, an Asian partner. The Company also plans on continuing to form new relationships with other companies to distribute their products alongside its own products.

      The Company’s marketing strategy targets corporations with widespread operations across regional, national and international boundaries as well as residential consumers who have historically not purchased video communication devices in the past. All of these developments have affected and will continue to affect the Company’s financial model in terms of margins, cash flow requirements and other areas. The Company has a limited operational history with respect to the direction its business is now taking. There can be no assurance that the Company will be able to succeed in implementing its strategy, or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

Industry Background

      Traditional telecommunication networks use a fixed electrical path that travels through a series of switches across the network. These networks were designed solely to carry low-fidelity audio signals with a high level of reliability. Although these networks are indeed reliable for their initially intended use, these networks are not well suited to service the explosive growth of digital communications applications.

      Traditional networks transmit data at very low rates and resolutions, making them poorly suited for delivering high-fidelity audio, entertainment-quality video or other rich multimedia content. Traditional networks are also expensive to build because each subscriber’s telephone must be individually connected to the central office switch, which are usually several miles away from a typical subscriber’s location. The digital component of the traditional telecommunications infrastructure is also less efficient than modern networks because it allots fixed bandwidth throughout the duration of each call, whether or not voice is actually being transmitted. Further, it is difficult for telecommunication service providers to provide new or differentiated services or functions, like video communications, that the network was not designed to accommodate.

      In contrast to the traditional telecommunications infrastructure or public switched telephone network (PSTN), data networks — such as the Internet or a corporate LAN — utilize a “packet-switched” system in which information between two communicating terminals (for example, a PC downloading a page from a web server) is transmitted in the form of small data packets that travel through a series of switches, routers, and hubs across the network. Packet-switched networks have been built mainly for carrying non-real-time data. The advantages of such networks are their efficiency, flexibility, and scalability. Bandwidth is only consumed when needed. Networks can be built in a variety of configurations to suit the number of users, client/server application requirements and desired availability of bandwidth. Furthermore, many terminals can share the same connection to the network. The exponential growth of the Internet in recent years has proven the scalability of these underlying packet networks. The most common protocol used for communicating on these packet networks is Internet Protocol, or IP.

      As broadband connectivity has become more available and less expensive, it is now possible for service providers to offer voice and video services that run over these IP networks to businesses and consumers. Providing such services has the potential to both substantially lower the cost of telephone and equipment costs to these customers and to increase the breadth of features available to the end-user. Services like full-motion, two-way video are now supported by the bandwidth spectrum commonly available to broadband customers, whether business or residential. To enable such new products to take hold, service and equipment suppliers need semiconductor products and software to connect input and output devices to the networks and the software that runs on the network that enables these input/output devices to be easily installed, operated, and managed, as well as to replace common functionalities of the legacy switched network, such as billing and operator/directory assistance.

      There are three basic categories of personal video communication devices in the consumer market. Most popular have been the PC-based systems that operate over dial-up or broadband connections using either open standards such as H.323 or proprietary systems using a variety of protocols.

PC-Based Systems; Software Coder/ Decoders (Codecs). Low cost PC add-on systems utilizing Complimentary Metal Oxide Semiconductor (CMOS) cameras and Windows-based software compressor/de-compressors (codec) have gained reasonably broad acceptance. Commonly known as Web cams, these types of systems offer low-quality video with generally less than 10 frames per second (fps), rendering the video and audio choppy, blurry and delayed. PC-based systems using software codecs are available at prices under $100 from companies including Logitech, and many others. According to International Data Corporation, shipments of Web cams totaled 5.5 million in 2001 and were projected to be 6.0 million in 2002. The Company’s personal videophones are expected to be fully compatible with most of this installed base when using Microsoft NetMeeting and a broadband connection. PC-based systems using software codecs lack an intuitive, familiar interface of a “phone”.

PC-Based Systems; Hardware Codecs. Certain systems available from VCON, Polycom, Zydacron and others utilize an independent microchip(s) for the codec function. It is housed either in an external module, which may include the camera, or on a card installed in a PC. Depending on the available bandwidth, these systems can offer corporate quality audio and video over either IP and/or ISDN. They are, however, still limited in the size of the image on the PC display device, have a complicated user interface and instability issues due to the underlying PC platform. These systems are available at prices from $500 to $1,200. They also lack an intuitive, familiar interface of a “phone”.

The Personal Videophone. There are three types of personal videophones. The first of these are POTS videophones, which operate over analog phone lines (ITU — H.324) and have been marketed for years with little success. This is primarily due to their very poor video quality. Due to the limited bandwidth of POTS, these systems generally deliver video at less than five frames per second (fps).

Examples include systems from AT&T, Panasonic and C-Phone, all of which failed to achieve reasonable sales volumes and have now been discontinued. Two models of POTS videophones currently being sold in the US market include a Korean model retailing for approximately $300 and a recent entry into this category, the Beamer from Vialta. The second type of personal videophone utilizes the ISDN telephone network. These have been produced for over ten years. The target market for most manufacturers has been the corporate market for desktop use or by news organizations to relay information from remote places via satellite. Several manufacturers produce videophones that operate on ISDN networks, including Tandberg of Norway, Motion Media of the UK and Aethra of Italy. The cost of ISDN is approximately $50 per month per 128k circuit for the basic line plus approximately $10 to $100 per hour for domestic transport at speeds from 128k to 384k. ISDN-based videophones retail for between $1,200 and $9,000 depending on the manufacturer, features and screen size. The third type of personal videophone uses the Internet Protocol (IP). The Company is distributing videophones that are made by Leadtek, a manufacturer based in Taiwan. We are currently evaluating several other manufacturers that can build and/or provide a Company-branded IP videophone that implements many new proprietary enhancements. IP-based videophones were introduced to the U.S. market in 2000 and have recently been introduced by several foreign manufacturers. IP Videophones have recently been priced between $299 and $1295.

Products and Services

      The personal broadband videophones currently sold by the Company are available in two models, a desktop version that comes with a screen, and a set-top version that does not have an integrated screen but requires a separate display device. The Company does not manufacture these models, which are manufactured under contract for the Company by Leadtek, a Taiwan stock exchange listed company. These products meet specifications that are functionally equivalent to the Company’s patented intellectual property, which formed the basis for the Company’s rationale in distributing these products. The Company has begun the design process for the next generation of personal videophones, which will have a number of new features. New product features in future generations of the personal videophone will enhance the consumer experience and allow the broadband providers to more easily provision and manage a network to support personal videophones. Provisions for new standards such as H.264 and protocols such as Session Initiation Protocol (SIP) are also planned.

Manufacturing, Order Fulfillment and Customer Support

      The Company expects that its broadband videophone products will be manufactured, assembled and tested by independent third parties in the Far East (possibly in Taiwan or South Korea) either pursuant to a long-term manufacturing agreement or on a purchase order basis. The Company is currently in the process of identifying and selecting the developer and manufacturer, but no final decision on this selection has been reached. The Company expects that the selected manufacturer will procure components and other supplies, manufacture, assemble and test the Company’s products. By outsourcing the entire manufacturing process, the Company will be able to focus on development and design, minimize capital expenditures, rely on a third party with more manufacturing expertise and avoid the need to find and maintain facilities for manufacturing operations. However, if the selected manufacturer were to stop manufacturing the Company’s products, the Company would need a considerable period of time to qualify, select and enter into a suitable agreement with an alternative manufacturer, and the Company’s results of operations could be harmed. The Company expects that the components of the Company’s products will be purchased from various vendors. Single source suppliers may supply some of such components, and alternative sources may not be readily available in sufficient quantities or at an attractive cost. The Company expects to establish a formal manufacturing quality process that includes qualification of material supplier sources, product-specific process definition and qualification, measurement of key manufacturing processes and test metrics, a closed-loop corrective action process and an outgoing sampling audit of finished product. There can be no assurance, however, that this process will result in products of the requisite quality. The Company expects that final products will be delivered to the Company or a logistics partner for order fulfillment. The Company expects to provide comprehensive customer support after the sale to help ensure that its customers have reliable, effortless experiences.

Market and Marketing

Corporate Market

      Although it may be expected that broad adoption of personal videophones could be achieved in Fortune 1000 size companies, sales of our products in this market is not likely to generate substantial volume as compared to the consumer market. Larger corporations already have the option of utilizing PC-based 384k IP systems that can be managed by existing network management infrastructures. The technical support infrastructure for PC-based video conferencing systems already exists within most major companies.

      The primary corporate prospects for personal videophones will most likely be in the sub-Fortune 1000 size companies as well as in the 33 million telecommuters that work for companies of all sizes. The decline in prices of group videoconferencing systems has produced unit growth, yet the cost is still generally above $5,000 for an “entry” level system. Personal videophones can create a new price point for video conferencing at less than $600 per endpoint.

Consumer Market

      The consumer personal broadband videophone market is by far the largest and most intriguing prospect base. Because it requires a minimum of 128k for transmission of quality video and audio, use of personal videophones will most likely be limited to those individuals with access to a broadband Internet connection, typically via Digital Subscriber Line (DSL) or Cable Modem (CM). As of the spring of 2003, roughly 31% of the Internet connected U.S. households used either DSL or CM access. In March 2004, PEW Research Institute estimated the total number of adult Americans with residential broadband access at home to be forty-eight (48) million of which twenty (20) million were DSL, 1.6 million were satellite and the remainder via CM.

      Initially, it is expected that the sales of personal broadband videophones in the consumer market will be made to existing broadband IP users. Some 37% of the current broadband users live in households with incomes over $75,000, according to the Pew Research Institute. These are the “early adopters” who have the income necessary to purchase a personal videophone outright, without financing, if necessary. This would be followed by sales to those broadband customers who are attracted by broadband provider-based financing programs and eventually to those individuals who will see the availability of personal videophones as a reason to install broadband IP connectivity whether they have a home PC or not.

Business Development, Sales and Marketing

      The current goals of our business development and sales departments are to build relationships that fall into four basic categories: broadband provider relations, product sales, consumer electronics manufacturing and patent licensing.

      Broadband provider relations is focused on engaging cable television system operators and telephone companies on the merits of offering video telephony products and services to their subscribers and introducing them to the VisiFone.

      Product sales are focused on engaging corporate and education related customers to purchase our products to communicate internally between key departments, executives, locations and customers.

      Consumer electronics manufacturing is focused on engaging major electronics manufacturers to participate with the Company in the future development and widespread distribution of our products in the U.S.

      Patent licensing involves both the business development area as well as our outside legal advisors who have been engaged to help the Company monetize its U.S. patents. Working with our legal advisors, the business development team is focused on identifying potentially infringing products and their manufacturers.

      Independent consultants are currently performing all of the functions of the business development and sales departments.

      By outsourcing much of the entire sales process, the Company is able to minimize overhead costs by avoiding the need to pay salaries and to maintain facilities for a sales force.

      The Company believes that building brand awareness will be important to the Company’s success. The Company intends to use a variety of marketing programs to build awareness of its products through mass-media advertising, targeted advertising, end user promotions, public relations campaigns, strategic promotional efforts and in-store retail merchandising. In September 2003 the Company began a wide range of product promotion and placement programs encompassing Television, Radio, Newspaper and In-Flight Movie distribution.

Approvals, Certifications and Regulation

      Government and telecommunications carrier approvals, safety certifications and Electromagnetic Compliance (EMC) certifications are a key requirement for electronic systems that use the telephone network. The Company is required to obtain certain Safety, EMI and Telephone certifications for its family of consumer broadband videophone products as prerequisite to sale into the United States and other countries. The Company currently relies on its manufacturing supplier to provide a product with the requisite approvals and certifications. While the Company believes that it should not encounter any meaningful difficulty in procuring the requisite certifications and approvals, there can be no assurance of the Company’s ability to procure these. Moreover, the Company cannot predict whether it will obtain necessary approvals and certifications for the systems and similar products or for future products in additional countries. Also, the Company cannot predict whether any change in applicable law or regulations might adversely affect the Company’s ability to sell its products in a particular country.

Competition

      The Company intends to compete in the consumer videophone market. The Company expects this market will evolve rapidly and be intensely competitive. Competitive pressures created by any current or future competitors could materially adversely affect the Company’s business, prospects, financial condition and results of operations. The Company believes that the principal competitive factors in its markets will be brand recognition, price, product performance, reliability, range of functions, ease of use, and customer service. The Company intends to compete vigorously in all of these aspects. There are several existing competitors in the broadband communications market, including 8x8, Aethra, D-Link, Innomedia, Leadtek, Motion Media, Polycom, Sony, Tandberg asa, VCON, VTEL Products Group and Worldgate. The Company believes that all of the manufacturers and distributors of these competing products have (and most future competitors will have) substantially greater brand recognition, market presence, distribution channels, advertising and marketing budgets, and promotional and other strategic partners than the Company has. In addition, videophones face competition from PC-based Internet video, offerings from mobile phone manufacturers and potentially current telephone manufacturers. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise. The Company believes one of the keys to establishing long-term success in this marketplace will be for the Company to favorably distinguish itself from its existing and future competition and to successfully enforce its patent rights. Another key will be the introduction of the Company’s videophones at competitive prices. There can be no assurance that the Company will be successful in favorably distinguishing its products, introducing its videophones at competitive prices (if at all), or successfully competing in this market. Competitive pressures faced by the Company may materially adversely affect the Company’s business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or acquisitions that could materially adversely affect its business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company, if not render the Company’s products obsolete.

Intellectual Property and Proprietary Rights

      The Company’s success depends in part on its proprietary information, technology and expertise. The Company relies on a combination of patents, trade secrets, copyrights and confidentiality agreements to establish and protect its proprietary rights. In fiscal year 1998, the Company amended its U.S. utility patent application for its peripheral videoconferencing system, originally filed in September 1994, to narrow and refocus the Company’s claims. The Company received this patent on its system on September 1, 1998, a second patent on June 6, 2000, a third patent on May 28 2002, a fourth patent on February 25, 2003, and a fifth patent on November 25, 2003. The Company also received notification of allowance from the European Patent Office (EPO) for the Company’s first European Patents, which were originally filed in 1995. The EPO represents many countries in the European region. The Company has received confirmation of issuance of European patents in Austria, Denmark, Germany, Greece, Spain and Sweden and is awaiting confirmation in eleven other countries. The Company has also applied for various United States and foreign patents relating to its videoconferencing technology, some of which have not been granted to date.

      In the future, the Company intends to take additional steps to protect its patents from infringement by others, including demanding that suspected infringers cease their infringement and the filing of lawsuits seeking injunctions and monetary damages. The Company has no assurance that these actions will prove successful or serve to protect the Company’s patents.

      With respect to its technical employees and consultants, the Company requires these employees to sign an agreement which obligates them to keep confidential certain trade secrets and information of the Company and to assign to the Company any inventions arising from their work for the Company, as permitted by law. Depending on the responsibilities of a particular employee, the Company may also consider having such an employee sign a non-compete agreement.

Acquisitions

      The Company does not now intend to conduct an active acquisition program, but may consider select acquisitions on a case-by-case basis. The Company does not now have any possible acquisitions under consideration. The Company has not developed, nor does it currently intend to develop, a valuation model or a standardized transaction structure it will use. Instead, the Company anticipates considering each acquisition on a case-by-case basis. However, the Company expects that the purchase price for an acquisition candidate, if any, will be based on quantitative factors, including historical revenues, profitability, financial condition and contract backlog, and the Company’s qualitative evaluation of the candidate’s management team, operational compatibility, future prospects and customer base.

      Any acquisition is expected to be accounted for using the purchase method of accounting. Under this method of accounting, for each acquisition, a portion of the purchase price would be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values on the acquisition date. This portion would include both (i) amounts allocated to in-process technology and immediately charged to operations and (ii) amounts allocated to completed technology and amortized on a straight-line basis over the estimated useful life of the technology of six months. The portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed would be allocated to goodwill and evaluated for impairment at least annually. The results of operations of the acquired entity would be consolidated with those of the Company as of the date the Company acquires effective control of the acquired entity, which generally would occur prior to the formal legal closing of the transaction and the physical exchange of acquisition consideration. In addition, the Company may grant stock options to employees of an acquired company to provide them with an incentive to contribute to the success of the Company’s overall organization. As a result of both the purchase accounting adjustments and charges for the stock options just described, the Company may incur significant non-cash expenses related to such acquisitions.

      Acquisitions also involve a number of risks, including adverse effects on the Company’s reported operating results from increases in acquired in-process technology, stock compensation expense and increased compensation expenses resulting from newly hired employees, the diversion of management attention, risks associated with the subsequent integration of acquired businesses, potential disputes with the sellers of one or more acquired entities and the failure to retain key acquired personnel. Customer satisfaction or performance problems with an acquired firm also materially and adversely affect the reputation of the Company as a whole, and any acquired company could significantly fail to meet the Company’s expectations. Due to all of the foregoing, any individual future acquisition may materially and adversely affect the Company’s business, results of operations, financial condition and cash flows. If the Company issues Common Stock in full or partial consideration of any future acquisitions, there will be ownership dilution to existing shareholders. In addition, to the extent the Company chooses to pay cash consideration in such acquisitions, the Company may be required to obtain additional financing and there can be no assurance that such financing will be available on favorable terms, if at all.

Research and Development

      The Company incurred research and development expenses of $29,767, $71,992 and $275,617 for the six months ended December 31, 2003 and the years ended June 30, 2003 and 2002, respectively. We expect research and development expenses to grow in the remainder of fiscal year 2004 as we continue to develop our new product line.

Employees

      On March 31, 2004, the Company had three full-time employees and one part-time employee; one in operations and customer support, one in administration and two executives. None of the Company’s employees is represented by a labor union. The Company believes its employee relations are good.

      The Company outsources a variety of sales, marketing and operational functions to other third parties on an as needed basis.

Description of Property

      The Company now subleases 1,599 square feet of office space for its headquarters in Irving, Texas under a lease agreement that expires on June 30, 2006. The Company believes its current space is sufficient for its current needs and anticipates acquiring additional space if necessary. Previously, the Company subleased 4,229 square feet of space for its headquarters in Irving, Texas under a lease agreement, which expires in April 2005. The remaining commitment related to the previous headquarters is approximately $119,960.

      The Company also owns a limited amount of tangible property and the intellectual property rights associated with its patents that have been granted and its patents that have been applied for.

Legal Proceedings

      On June 22, 2001, the Company initiated a suit in the United States District Court for the District of Minnesota, Hennepin County, Minnesota against Forgent for reasonable royalties and lost profits associated with alleged infringement of the Company’s first two U.S. patents numbers 6,073,192 and 5,802,281. The United States District Court granted a partial summary judgment in favor of Forgent, which resolved certain claims advanced. Forgent and the Company thereafter submitted briefs on the remaining issues, which included the payment of attorneys’ fees and the dismissal of the litigation. On November 24, 2003, the Court dismissed the action finding that said Court lacked subject matter jurisdiction over the action and ruled that each party bear its own attorney’s fees and costs. Subsequent to such ruling, on December 23, 2003, Forgent filed a brief in support of its motion for reimbursement of legal fees and costs. The Company timely filed a reply brief in response thereto in support of its position that the motion was moot as the issue raised therein had been previously ruled on and resolved by November 24, 2003 order. The United States District Court has yet to render a decision on this matter and the Company intends to continue to vigorously defend against the claims asserted.

      The Company is subject to certain other litigation and claims arising in the ordinary course of business.

Available Information

      The Company has filed with the Commission a Registration Statement on Form SB-2 and exhibits relating thereto (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of which this prospectus is a part. This prospectus does not contain all the information set forth in the Registration Statement. Reference is made to such Registration Statement for further information with respect to the Company and the securities of the Company covered by this prospectus. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the related document filed with the Commission.

      The Company has registered as a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). As a consequence, the Company will file with the Commission Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K. The Annual Reports on Form 10-KSB will contain audited financial statements. After they are filed, these reports can be inspected at, and copies thereof may be obtained at prescribed rates, at the Commission’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Room. The Commission maintains a World Wide Web site that contains reports, proxy statements and information statements and other information (including the Registration Statement) regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. The Company’s reports can be inspected at, and copies downloaded from, the Commission’s World Wide Web.

MANAGEMENT

      The directors and executive officers of the Company are as follows:

Name	Age	Positions

John C. Harris	42	Chairman of the Board, Chief Executive Officer and President
Robert A. Wolf	44	Chief Financial Officer
Brian Day	40	Director
Gerard Dube	49	Director
W.R. Howell	67	Director
Charles Rey	56	Director

      John Harris has been a director and Chief Executive and President of the Company since February 2001. From May until December 2000, Mr. Harris served as Chief Executive Officer of Diversified Technologies Group, Inc., a company that provides enhanced fax services. From October 1999 until May 2000, Mr. Harris was Chief Executive Officer of CBQ, Inc., an e-business solutions provider. From March of 1999 until joining CBQ, Inc., Mr. Harris served as President of Paragon Innovations, Inc., an embedded device design firm. From 1986 until 1998, Mr. Harris was President and CEO of CompuNet Support Systems, Inc. CompuNet provided networking, systems integration and business building applications.

      Rob Wolf has been Chief Financial Officer of the Company since March 2004. Mr. Wolf served as Chief Financial Officer of HR First Contact, LLC, an operator and franchisor of pre-employment screening service centers, since February 2001 and Chief Financial Officer of BTi Employee Screening Services, Inc., from June 2000 until its sale in January 2001. Mr. Wolf was Chief Financial Officer of NuVision Technologies, Inc., a company involved in the sales and leasing of video conferencing equipment and network services and a division of TANDBERG, as a from November 1998 until May 2000. Mr. Wolf began his career in the audit division of Arthur Andersen & Co. (March 1982 to May 1989).

      Brian Day has been a director of the Company since October 2001 and is the Chief Executive of Life-Harbor, Inc. Mr. Day joined Life-Harbor in June 2003. Mr. Day was Chief Financial Officer of Octave Communications, Inc., an audio communications technology company, from June 1999 until its sale in January 2003. From September 1998 to June 1999, Mr. Day was Chief Financial Officer of Healthtrax Inc. and prior to that, Chief Financial Officer of Span Instruments, Inc.

      Gerard Dube has been a director of the Company since November 2001. Mr. Dube is currently President of XDS, Inc. a wireless telecommunications services company. Mr. Dube founded XDS, Inc. in September 2001. From December 1999 until September 2001, Mr. Dube was employed by the Internet consulting firm, Zefer, as co-founder and Executive Vice President. From 1994 to 1999, he served in senior executive level positions with Computer Sciences Corp, including President of the Integrated Business Services unit.

      W. R. Howell has been a director of the Company since October 2001. Mr. Howell has been Chairman Emeritus of J.C. Penney Inc., since 1997 and was Chief Executive Officer of J.C. Penney from 1983 to 1996. Mr. Howell is also a director of American Electric Power, Deutsche Bank Trust Company Americas, ExxonMobil, Halliburton, Pfizer, and Williams Companies.

      Charles Rey has been a director of the Company since October 2001 and has been Chief Executive Officer of Heartland Direct Group marketing company since 1975. Mr. Rey is also Chairman of the Board of POPS Direct, a consumer Internet marketing company.

      The authorized number of directors of the Company is presently fixed at five. Each director serves for a term of one year that expires at the following annual shareholders’ meeting. Executive officers are appointed by the Board of Directors and serve until their successors are appointed.

      There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer. Specifically, John Harris, President and CEO, is no relation to Henry Harris, Sr.

      The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee supervises the financial affairs of the Company and generally reviews the results and scope of the audit and other services provided by the Company’s independent accountants and reports the results of their review to the Board and to the Company’s management. The Compensation Committee has general responsibility for management of compensation matters, including compensation arrangements for officers and incentive compensation for employees of the Company. Currently the Audit Committee consists of Messrs Brian Day and Gerald Dube. The Compensation committee consists of Messrs W.R. Howell and Charles Rey.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid by the Company to its Chief Executive Officer as of June 30, 2003 for services in all capacities to the Company during fiscal years ended June 30, 2003, 2002 and 2001 (for purposes hereof, the Chief Executive Officer and Chief Financial Officer of the Company are referred to herein as the “Named Executive Officers”). Other than for the individuals listed below, no person received cash compensation of more than $100,000 in fiscal year ended June 30, 2003.

Summary Compensation Table(1)

			Long-Term
	Annual		Compensation
	Compensation
			(f)	(g)
(a)	(b)		Restricted	Securities	(i)
Name and	Fiscal	(c)	Stock	Underlying	All Other
Principal Position	Year	Salary	Awards	Options	Compensation

John C. Harris	2001 (2)	45,500	0	0	0
Chief Executive	2002	130,000	0	250,000	0
Officer and President	2003	130,000	0	0	0

(1)	The Columns designated by the U.S. Securities and Exchange Commission for the reporting of bonuses, other annual compensation and long-term incentive plan payouts have been eliminated as no such bonuses, annual compensation or payouts were paid to any specified person during any fiscal year covered by the table.

(2)	Mr. Harris became President and CEO in February 2001.

      In January 2004, the compensation committee approved a cash payment in the amount of fifty thousand dollars and the grant of 200,000 shares of the Company’s common stock to Mr. Harris in consideration of his past performance and his agreement to continue his employment with the Company. Mr. Harris had previously earned a performance bonus in the amount of fifty thousand dollars. In addition, the compensation committee also approved the grant to Mr. Harris, pursuant to the Company’s 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of the Company’s common stock in connection with his agreement to continue to serve as the Company’s CEO for an additional two years.

      In February 2004, the compensation committee also approved the grant to Rob Wolf, pursuant to the Company’s 1994 Employee Stock Option Plan, of options to purchase 300,000 shares of the Company’s common stock in connection with his agreement to serve as the Company’s CFO for two years.

Stock Option Grants

      The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended June 30, 2003.

Option Exercises/ Value of Unexercised Options

      The Named Executive Officers did not exercise any stock options during the fiscal year ended June 30, 2003. The Company has not granted any SAR’s of any kind. The following table sets forth the number of securities underlying options exercisable at June 30, 2003, and the value at June 30, 2003 of exercisable in-the-money options remaining outstanding as to the Named Executive Officer.

Aggregated Option Exercises in Last

Fiscal Year and Fiscal Year End Option Values(1)

(d)
(e)
Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at June 30, 2003		in-the-Money Options at
	(Numbers of Shares)		June 30, 2003(2)
(a)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

John C. Harris	156,250	93,750	-0-	-0-
Chief Executive Officer and President

(1)	The Columns designated by the U.S. Securities and Exchange Commission for the reporting of the number of shares acquired upon exercise and the value realized have been eliminated as no options were exercised by any specified person during any fiscal year covered by the table.

(2)	Based on the June 30, 2003 closing bid price of the Company’s Common Stock of $.48 per share.

Director Compensation

      The Board of Directors of the Company has established the following compensation policies for non-employee directors of the Company. Under the Company’s 1994 Stock Plan, each non-employee director is granted, upon election to the Board, an option to purchase 20,000 shares of Common Stock, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. After the year of election, each non-employee director will also receive annually an option to purchase 5,000 shares of Common Stock exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. During fiscal year 2003, options to acquire zero shares of the Company’s Common Stock were granted to non-employee directors, exercisable at market value on the date of grant, vesting in equal increments of 25% every three months and expiring ten years from the date of grant. Directors who are employees of the Company receive no additional compensation for serving as directors.

Compensation Agreements with Key Personnel

      The Company currently has no written employment contracts or other written compensation agreements with John C. Harris or Robert A. Wolf.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On June 30, 2003, Henry Mellon and Exim Corporation acquired the debt obligation of the Company under our line of credit (secured by virtually all of our assets) existing pursuant to the loan agreement entered into by the Company and Silicon Valley Bank. This credit facility had matured on December 5, 2002 and the outstanding balance owed by the Company on this loan was approximately $386,200 as of June 30, 2003. Mr. Mellon is a beneficial owner of approximately 5.92% of our common stock as computed in accordance with SEC requirements. At the time of Mr. Mellon’s and Exim’s acquisition of this loan, the terms of the loan were modified so that the Company was only required to pay interest on the loan for 18 months at a rate of 12% per annum until December 31, 2004, at which time the loan was to mature. Additionally the loan was divided into two equal notes, which granted the holders the option to convert the loan into common stock at $0.30 per share. Both note holders exercised their conversion rights in March 2004 converting the entire outstanding balance of the loan, inclusive of interest, totaling $210,039 and $210,039 into 700,131 and

700,131 shares of common stock, respectively, thereby extinguishing the debt and releasing all collateral securing the repayment thereof.

      In February 2004, Carbone Holdings, LLC, a Nevada limited liability company, acquired a warrant to purchase 150,000 shares of common stock at an exercise price of $1.17 per share. Carbone acquired the warrants in exchange for its agreement to loan the Company approximately $150,000.

      In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim Corporation, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039. into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by the Company, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E. M. Norwood, the holder of a promissory note executed by the Company, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock.

      In April 2004, the Company issued a warrant, exercisable at varying intervals over a two-year period, for the purchase of 200,000 shares of the Company’s common stock at $1.26 per share to David Sandmann in a private transaction. Mr. Sandmann is a sales and business development consultant to the Company who is responsible for the Company’s relationship with broadband providers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OR MANAGEMENT

      The following table sets forth as of May 3, 2004, the number of shares of the Company’s Common Stock beneficially owned by (i) each director of the Company; (ii) each of the Named Executive Officers; (iii) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and dispositive power over such shares. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such group or person. The address for all directors and officers of the Company is Viseon, Inc., 8445 Freeport Parkway, Suite 245, Irving, TX 75063.

	Beneficial Ownership
Name and Address of
Beneficial Owner	Number		Percent

Brian Day	45,000	(1)	*
Gerard Dube	60,000	(2)	*
John Harris	250,000	(3)	1.0%
W.R. Howell	245,000	(4)	1.0%
Charles Rey	155,000	(5)	*
All Current Executive Officers and Directors as a Group (5 persons)	760,000	(6)	3.0%
Digital Investors, LLC	1,909,024	(7)	7.3%
16901 N. Dallas Parkway,
Suite 230
Addison, TX 75001
Richard Craven	2,483,152	(8)	9.3%
5200 Wilson Road #200
Edina, MN 55424
Henry F. Harris, Sr.	4,500,000	(9)	15.7%
575 E. Evergreen Avenue
Wyndmoor, Pennsylvania 19038
Henry C.S. Mellon	1,582,818	(10)	6.1%
4 Driftwood Landing
Gulf Stream, Florida 33483
Schottenfeld Qualified Associates, LP	2,731,318	(11)	10.1%
399 Park Avenue
New York, NY 10022
Tejas Securities Group Inc. 401K
Plan & Trust FBO John J. Gorman	2,000,000	(12)	7.6%
2700 Via Fortuna Drive
Suite 400
Austin, TX 78746
Jeffrey J. Puglisi	1,401,017	(13)	5.5%
399 Park Ave., 37th Floor
New York, NY 10022
Pequot Capital Management, Inc.	2,000,000	(14)	7.6%
500 Nyala Farm Road
Westport, CT 06880

*	Indicates ownership of less than 1%.

(1)	Includes 20,000 shares owned outright and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(2)	Includes 40,000 shares owned outright and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(3)	Includes 250,000 shares that may be acquired within 60 days upon the exercise of stock options, but does not include 200,000 shares, the grant of which was approved by the compensation committee in January 2004, that have not yet been issued.

(4)	Includes 20,000 shares owned outright, 200,000 shares that may be purchased pursuant to warrants currently exercisable and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(5)	Includes 130,000 shares owned outright and 25,000 shares that may be acquired within 60 days upon the exercise of stock options.

(6)	Includes 300,000 shares that may be acquired within 60 days upon the exercise of stock options or warrants.

(7)	Includes 1,057,360 shares owned outright and 851,664 shares that may be acquired within 60 days upon the exercise of stock warrants.

(8)	Includes 2,428,152 shares owned outright and 55,000 shares that may be acquired within 60 days upon the exercise of stock options.

(9)	Includes 2,500,000 shares owned outright, 1,000,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.

(10)	Includes 1,052,131 shares owned outright and 350,000 shares that may be purchased pursuant to warrants currently exercisable; also includes 142,587 shares held directly by Mellon Group, Inc., a corporation of which Mr. Mellon is the President and 38,100 shares that may be acquired by the Mellon Group, Inc., pursuant to warrants currently exercisable.

(11)	Includes 333,332 shares owned outright, 850,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 1,016,666 shares that may be purchased pursuant to warrants currently exercisable; also includes 150,000 shares that may be acquired by Richard Schottenfeld, Managing Member of Schottenfeld Qualified Associates, LP, upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 381,320 shares that may be purchased by Mr. Schottenfeld pursuant to warrants currently exercisable.

(12)	Includes 1,000,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 1,000,000 shares that may be purchased pursuant to warrants currently exercisable.

(13)	Includes 500,000 shares that may be acquired by Puglisi Capital Partners, LP upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 500,000 shares that may be purchased by Puglisi Capital Partners, LP pursuant to warrants currently exercisable; also includes 401,017 shares that may be acquired by Jeffrey Puglisi, Managing Member of the General Partner of Puglisi Capital Partners, LP, pursuant to warrants currently exercisable.

(14)	Includes holdings of Pequot Scout Fund, LP of 800,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 800,000 shares that may be purchased pursuant to warrants currently exercisable; also includes holdings of Pequot Scout Fund, LP of 200,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 200,000 shares that may be purchased pursuant to warrants currently exercisable. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager of these funds.

DESCRIPTION OF SECURITIES

Capital Stock.

      The Company’s authorized capital stock consists of 100,000,000 shares of Common Stock, $.01 par value per share and 5,000,000 shares of Preferred Stock, $.01 par value per share.

Common Stock.

      The authorized Common Stock of the Company consists of 100,000,000 shares, par value $0.01 per share. After taking into consideration the issuance of certain of the shares being registered, approximately 52,886,107 shares of Common Stock will be issued and outstanding. All of the shares of Common Stock are validly issued, fully paid and nonassessable. Holders of record of Common Stock will be entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefore. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or otherwise, after payment of provision for payment of the debts and other liabilities of the Company, including the liquidation preference of all classes of preferred stock of the Company, each holder of Common Stock will be entitled to receive his pro rata portion of the remaining net assets of the Company, if any. Each share of Common stock has one vote, and there are no preemptive, subscription, conversion or redemption rights. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect all of the directors.

Preferred Stock.

      The Company’s Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, which the Board of Directors is authorized to designate and issue, from time to time, in any number of separate series, and when designating each such series to fix and determine separately the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. As of the date of this prospectus, 340 shares of preferred stock were designated as Series A Convertible Preferred Stock, 338 of which were issued and outstanding. The Board of Directors has designated no other series of preferred stock and 4,999,660 shares of preferred stock were authorized but not issued (the “Authorized but Unissued Preferred Stock”).

Series A Convertible Preferred Stock and Related Warrants

      In the months of March and April 2004, the Company sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to hereinafter as the “Securities”).

      Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment as set forth below. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of the Company, registered shares of common stock valued at fair market value (calculated as the average closing price for the five days preceding payment). Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on the Company’s common stock are met at various intervals as set forth below. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an “as-if converted basis”.

      The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price. Such adjustments are based on standard weighted average anti-dilution protection, subject to customary carve outs.

      Beginning on the first trading day following the day that the registration statement, of which this prospectus is a part, has been declared effective by the Securities and Exchange Commission and continuing throughout the period ending on the date that is two years following the issuance of such shares, all shares of Series A Convertible Preferred Stock shall automatically convert into common stock at the then current conversion price, if the common stock closes at a price equal to or greater than Two Dollars ($2) per share (subject to adjustment) with an average trading volume of One Hundred Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

      At all times following the second anniversary of the Series A Convertible Preferred Stock issue date, all shares of Series A Convertible Preferred Stock shall automatically convert into Common Stock, at the then current conversion price, if the common stock closes at a price equal to or greater than Three Dollars ($3) per share (subject to adjustment) with an average trading volume of One Hundred Twenty-Five Thousand (125,000) shares for any period of twenty consecutive trading days.

      The common stock closing prices of $2 and $3 referenced above shall be subject to adjustment in the event that the Company shall (i) pay a dividend or make a distribution on its common sock, each in shares of common stock, (ii) subdivide its outstanding shares of common sock into a greater number of shares, or (iii) combine its outstanding shares of common sock into a smaller number of shares, by multiplying the average trading price of $2.00 or $3.00, as applicable, by a fraction, the numerator of which is the number of outstanding shares of common sock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common sock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.

      Upon the occurrence of any Liquidation Event (as defined below), in exchange for each share of Series A Convertible Preferred Stock the holder will receive, in preference to all other classes of stock or any other security junior to the Series A Convertible Preferred Stock with respect to liquidation preferences, a per share amount equal to the sum of the original purchase price of the share of Series A Convertible Preferred Stock plus the accrued or accumulated and unpaid dividends to the date of the Liquidation Event, and an additional amount equal to eight percent (8%) per annum, applied retroactively from the date the share of Series A Convertible Preferred Stock was issued through the date of such Liquidation Event. A Liquidation Event is defined as any (a) voluntary or involuntary liquidation, dissolution or winding up of the Company, (b) merger or consolidation of one or more persons into or with the Company, merger or consolidation of the Company into or with one or more persons, stock sale, tender offer, other business combination or series of related transactions, if the stockholders of the Company immediately prior to such transaction or transactions do not retain at least a majority of the voting power of the surviving entity, as measured immediately after the close of the transaction, or (c) sale, conveyance, exchange or transfer to another person, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company.

      At all times that at least fifty-one (51%) percent of the total number of shares of Series A Convertible Preferred Stock designated remain outstanding, the Company shall not, without the affirmative vote of fifty-one (51%) percent of the then outstanding shares of Series A Convertible Preferred Stock: (i) authorize, create or issue (by reclassification or otherwise) any securities having rights, preferences, or privileges superior to or on a parity with the shares of Series A Convertible Preferred Stock; (ii) declare or pay any dividend on any of the common stock or any other security junior to the Series A Convertible Preferred Stock with respect to dividends; (iii) repurchase, redeem or otherwise acquire any shares of stock of the Company (iv) approve or authorize the merger, consolidation, recapitalization, other corporate reorganization, change of control of the Company, or any other transaction in which all or substantially all of the assets of the Company are sold, transferred, or otherwise disposed of, or a substantial portion of such assets are licensed; (v) amend, alter, or repeal the Company’s Bylaws or Certificate of Incorporation as to adversely affect the preferences, rights or privileges of the Series A Convertible Preferred Stock; (vi) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock; (vii) unless at a price greater than one hundred and seventy-five

(175%) percent of the Purchase Price, issue, reserve or authorize shares of common stock or any right or option to purchase common stock or other security convertible into common stock in excess of ten percent (10%) of the Company’s presently outstanding securities (other than common stock issuable upon conversion or exercise of convertible securities outstanding on the issue date of the Series A Convertible Preferred Stock, shares issuable upon conversion of the Series A Convertible Preferred Stock and shares underlying options issued to employees, officers, directors or consultants in accordance with plans approved by the Board of Directors; (viii) complete any other financing involving its common equity on terms more favorable than the terms on which the Series A Convertible Preferred Stock and warrants were sold until the later of one year after the closing of such sale or one year after the effective date of the registration statement covering the Securities; (ix) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock; (x) increase or decrease the authorized number of directors constituting the Board of Directors of the Company; and (xi) enter into a sale of all or substantially all material assets of the Company.

Series A-1 and Series A-2 Warrants

      The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The Exercise Price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price.

      Commencing on the first trading day after the Securities and Exchange Commission declares effective the registration statement of which this prospectus is a part, the Company has the right to redeem the Series A-1 and Series A-2 Warrants for the redemption price of ten cents ($0.10) per warrant share; provided that (a) for the period of time from the issue date through the second anniversary of the issue date, the average closing price of the Company’s common stock for any twenty consecutive trading days is $2.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days or (b) at any time from the second anniversary of the issue date through the expiration date the average Closing Price of the Company’s common stock for any twenty consecutive trading days is $3.50 or more and the average trading volume of the shares of common stock has been 125,000 shares or more during the same 20 consecutive trading days, and provided further that the company gives the Holder fifteen (15) days prior written notice of the Company’s intention to redeem any such Series A-1 or Series A-2 Warrant (the “Redemption Notice”), following the occurrence of any such event, identifying a date, no earlier than fifteen days thereafter, on which the Company will exercise such rights; subject to the minimum dollar amounts of the closing price and average trading volume levels for the applicable time period as set forth below:

      The $2.50 and the $3.50 average closing prices stated above are subject to adjustment in the event that the Company shall (i) pay a dividend or make a distribution on its common stock, each in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, or (iii) combine its outstanding shares of common stock into a smaller number of shares, by multiplying the respective average closing price by a fraction, the numerator of which is the number of outstanding shares of common stock immediately prior to giving effect to such dividend, distribution, subdivision, or combination and the denominator of which is the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, subdivision, or combination.

      Notwithstanding any such redemption notice, at any time before the date fixed for redemption therein, a Holder may exercise any Series A-1 or Series A-2 Warrant in accordance with its terms, however, at the final bell signifying the close of the NYSE on the day preceding the date specified in the redemption notice, any Series A-1 or Series A-2 Warrant or portion thereof that remains unexercised, shall thereupon be no longer exercisable, exchangeable or convertible in any manner for or into any equity securities of the Company and the only consideration payable by the Company thereon and in exchange therefore or other obligation of the Company with respect thereto shall be the payment of the ten cent ($0.10) per warrant share redemption price upon surrender of the original Series A-1 or Series A-2 Warrant at the principal place of business of the

Company or at any other address or to the attention of any agent as the Company may specify in the Redemption Notice.

Series A-1-AGENT Warrants

      In connection with the private placement transactions pursuant to which the shares of Series A Convertible Preferred Stock were sold, in addition to a placement fee paid in cash, the Company agreed to issue to the Company’s placement agent, Puglisi & Co. (“Placement Agent”), warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). At the request of the Placement Agent, the Series A-1-AGENT Warrants were ultimately issued to eight employees of the Placement Agent. The Exercise Price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective Exercise Price. The Company has the right to redeem all unexercised Series A-1-AGENT Warrants for the redemption price of ten cents ($0.10) per warrant share on the exact terms and conditions as the Company’s redemption rights with respect to the Series A-1 and Series A-2 Warrants.

Registration Rights and Penalties

      The Securities and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has agreed to file the registration statement of which this prospectus is a part, and to cause this registration statement to continuously remain effective thereafter, until all such common stock may be sold without regard to an effective registration statement. Failure to file or maintain a continuously effective registration statement will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages

      The Company further agreed to cause the registration statement of which this prospectus is a part to be declared effective on or before August 4, 2004, and thereafter to keep such registration statement (or any subsequent registration statement) continuously effective until all of the Securities are sold pursuant to an effective registration statement or, if sooner, the date that the applicable holding period for the underlying common stock received upon conversion or exercise would have expired under Rule 144(k) of the Securities Act if such shares were held by the initial purchasers. Additionally, once a registration statement has been declared effective, if it ceases to be effective for any reason, at any time that the Company is obligated to maintain an effective registration statement, the Company is required, within thirty (30) days of such cessation of effectiveness, to amend such registration statement or file an additional registration statement covering all of the Securities and cause such registration statement to become effective and keep such registration statement continuously effective thereafter. Failure to file or maintain a continuously effective registration statement as set forth in this paragraph will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages. Liquidated damages are not payable on the Series A-1 Warrants, Series A-2 Warrants or dividends paid or payable in common stock. Liquidated damages are not payable with respect to any share of Series A Convertible Preferred Stock for any period during which the Company does not have an obligation, with respect to any shares of common stock receivable upon conversion of such shares of Series A Convertible Preferred Stock, to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.

      The Company has agreed to pay, as liquidated damages, for each share of Series A Convertible Preferred Stock and if previously converted, for each share of common stock received upon the conversion of any Series A Convertible Preferred Stock to each Holder, the following amounts:

      If a registration statement has not been declared effective by the SEC on or prior to August 4, 2004, the Company shall pay an amount equal to (a) six hundred twenty five dollars ($625) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, two and one-half cents ($0.025) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

      If a registration statement has not been declared effective by the SEC on or prior to September 3, 2004 for each full thirty (30) day period from August 4, 2004 through the date that a registration statement is actually declared effective by the SEC, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, three cents ($0.03) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

      If the Company fails to maintain a registration statement continually effective after it is declared effective by the SEC for the full period required for any reason, the Company shall pay to the Holders of each issued and outstanding share of Series A Convertible Preferred Stock and, if previously converted, the common stock received upon the conversion thereof for which the Company has a continuing obligation to cause an effective registration statement to remain continuously effective an amount equal to (a) six hundred twenty five dollars ($625) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, two and one-half cents ($0.025) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock and thereafter for each full thirty (30) day period that a registration statement is not effective at the fault of the Company, the Company shall pay an amount equal to (a) seven hundred fifty dollars ($750) for each issued and outstanding share of Series A Convertible Preferred Stock and (b) if previously converted, three cents ($0.03) for each share of common stock received upon the conversion of any shares of Series A Convertible Preferred Stock.

      Liquidated damages are payable only to the then current Holders of issued and outstanding shares of Series A Convertible Preferred Stock (or common stock received by such Holders upon the conversion of such Series A Convertible Preferred Stock) at the time of the occurrence giving rise to the obligation of the Company to pay such liquidated damages and shall be payable thereon until such time as, with respect to any such share, the Company is not required to (i) file a registration statement or (ii) cause an effective registration statement to remain continuously effective.

Authorized But Unissued Preferred Stock

      The Authorized but Unissued Preferred Stock constitutes what is commonly referred to as “blank check” preferred stock. “Blank check” preferred stock allows the Board of Directors, from time to time on any number of occasions, without shareholder approval, to designate and issue a series of preferred stock, in one or more separate series of shares comprised of any number of the Authorized but Unissued shares of preferred stock by dividing the then existing Authorized but Unissued Preferred Stock into any number of separate series of preferred stock designated by resolution of the Board of Directors stating the name and number of shares of such series and setting forth separately for each such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to common stock, including conversion price and (vi) voting rights. Dividends on shares of preferred stock, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over Common Stock as to the payment of such dividends. The provisions of a particular series, as designated by the Board of Directors, may include restrictions on the ability of the Company to purchase shares of Common Stock or to redeem a particular series of preferred stock. Depending upon the voting rights granted to any series of preferred stock, issuance thereof could result in a reduction in the power of the holders of Common Stock. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each series of the then outstanding preferred stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of the Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of preferred stock and other matters, the issuance of Preferred Stock could result in a reduction in the assets available for distribution to the holders of the Common Stock in the event of liquidation of the Company. Holders of preferred stock will not have preemptive rights to acquire any additional securities issued by the Company. Once a series has been designated and shares of the series are outstanding, the rights of holders of that series may not be modified adversely except by a vote of at least a majority of the outstanding shares constituting such series.

      One of the effects of the existence of authorized but unissued shares of Common Stock or preferred stock may be to enable the Board of Directors of the Company to render it more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer at a control premium price, proxy contest or otherwise and thereby protect the continuity of or entrench the Company’s management, which concomitantly may have a potentially adverse effect on the market price of the Common Stock. If in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by he Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Nevada Legislation.

      Sections 78.411-78.444 of the General Corporation law of Nevada (“Business Combination Statute”) are applicable to us since we have 200 or more shareholders. These provisions may make it more difficult to effect certain transactions between a corporation and a person or group that owns or has the right to acquire 10% or more of the corporation’s outstanding voting stock, or a person who is an affiliate or associate of the corporation and who was the owner of 10% or more of such voting stock at any time within three years immediately prior to the date in question (“Interested Stockholder”). The Business Combination Statute prevents the following transactions between the corporation and the Interested Stockholder for three years following the date the stockholder became a 10% or more holder of the corporation’s voting stock, unless certain conditions are met: (i) any merger or consolidation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the corporation’s assets having a total market value equal to 10% or more of the total market value of all the assets of the corporation; or 5% or more of the total market value of all outstanding shares of the corporation or representing 10% or more of the earning power of the corporation; (iii) the issuance or transfer by the corporation of any shares of the corporation that have an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to shareholders except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or under any agreement or arrangement or understanding, whether or not in writing, with the Interested Stockholder; (v) any reclassification of securities, recapitalization, merger or consolidation or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares owned by the Interested Stockholder, and (vi) any receipt by the Interested Stockholder of the benefit, except proportionally as a stockholder of the corporation, of any loan or other financial assistance or any tax credit or other tax advantage provided by or through the corporation. The three-year ban does not apply if either the proposed transaction or the transaction by which the Interested Stockholder became an Interested Stockholder is approved by the Board of Directors of the corporation prior to the date the stockholder became an Interested Stockholder.

Shares Eligible for Future Sale.

      Sales of a substantial amount of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock prevailing from time to time in the public market and could impair the Company’s ability to raise additional capital through the sale of its equity securities in the future. After taking into consideration the issuance of certain of the shares being registered, approximately 52,886,107 shares of Common Stock will be issued and outstanding. After the registration of the shares covered by this prospectus, management believes that all of the Company’s outstanding shares may be legally sold, so long as (in the case of the shares covered by this prospectus) the registration statement of which this prospectus is a part remains current and effective. Substantial sales of the shares covered by this prospectus or otherwise could adversely affect the market price of the Common Stock.

SELLING SHAREHOLDERS

      The following table sets forth certain information as of May 31, 2004 pertaining to the beneficial ownership of Common Stock by the Selling Shareholders.

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering

Active Management, LLC	1,210,570	(1)	1,210,570	0
Carbone Holdings, LLC	2,257,816	(2)	2,257,816	0
Comlink Technologies, LLC	20,869	(3)	20,869	0
Digital Investors, LLC	1,909,024	(4)	1,909,024	0
Exim Corporation	1,744,641	(5)	1,744,641	0
Albert B. Greco, Jr.	1,113,956	(6)	1,077,256	36,700	(6)
Henry Harris, Jr.	166,666	(7)	83,333	83,333	(7)
Henry Harris, Sr.	2,500,000	(8)	2,000,000	500,000	(8)
Lamont Harris	81,000	(9)	80,000	1,000	(9)
Henry Trust Company, LTD	100,000	(10)	100,000	0
W.R. Howell	245,000	(11)	200,000	45,000	(11)
JOD Enterprises, LLC	250,000	(12)	250,000	0
Judas, Inc.	475,849	(13)	475,849	0
Mark Latham	463,680	(14)	345,220	118,460	(14)
Linson Trust	480,114	(15)	38,100	442,014	(15)
Henry C. S. Mellon Fund C	333,333	(16)	333,333	0
Mellon Group, Inc.	180,687	(17)	38,100	142,587	(17)
Chris Mellon	50,000	(18)	50,000	0
Henry Mellon	2,756,641	(19)	2,404,641	352,000	(19)
E. M. Norwood	1,695,067	(20)	1,245,606	449,461	(20)

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering

Noway Investments, LLC	1,000,000	(21)	1,000,000	0
David Sandmann	351,500	(22)	290,500	61,000	(22)
Schottenfeld Qualified Associates, LP	499,998	(23)(41)	499,998	0
GlowPoint. Inc.	211,433	(24)	211,433	0
Mitch Wolf	19,000	(25)	19,000	0
Tejas Securities Group Inc. 401K Plan & Trust FBO John J. Gorman	2,000,000	(26)(39)	2,000,000	0
S.A.C. Capital Associates, LLC	1,000,000	(26)(47)	1,000,000	0
Sonar Partners, LP	800,000	(26)(40)	800,000	0
Sonar Overseas Fund, Ltd	200,000	(26)(40)	200,000	0
Schottenfeld Qualified Associates, LP	1,700,000	(26)(41)	1,700,000	0
Richard Schottenfeld	300,000	(26)(41)	300,000	0
Meadowbrook Opportunity Fund, LLC	600,000	(26)(48)	600,000	0
Gina Storelli	50,000	(26)(39)	50,000	0

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering

Pequot Scout Fund, LP	1,600,000	(26)(37)	1,600,000	0
Pequot Navigator Onshore Fund, LP	400,000	(26)(38)	400,000	0
Richard Shelton	100,000	(26)(39)	100,000	0
J. Wild Fund LP	50,000	(26)(42)	50,000	0
J.W. Focused Growth Fund LP	50,000	(26)(42)	50,000	0
Puglisi Capital Partners, LP	1,000,000	(26)(28)	1,000,000	0
Kellogg Capital Group, LLC	400,000	(26)(46)	400,000	0
Craig Bass	300,000	(26)(39)	300,000	0
David Koch	100,000	(26)(39)	100,000	0
Peter M. Flanigan	300,000	(26)	300,000	0
C.S.L Associates L.P.	981,000	(26)(36)	950,000	31,000	(36)

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering

Charles Lipson & Grace Lipson	200,000	(26)(36)	200,000	0
Marc Felman	100,000	(26)	100,000	0
W. Russell G. Byers, Jr.	127,200	(52)	100,000	27,200
Arthur E. Engel Trust DTD 5/8/88	200,000	(26)(43)	200,000	0
Henry F. Harris	2,000,000	(26)	2,000,000	0
Daniel A. Conners Revocable Trust	100,000	(26)(44)	100,000	0
Jeffrey Mazen	100,000	(26)(39)	100,000	0
William J. Hawkins	100,000	(26)	100,000	0
William Heinzerling	100,000	(26)(39)	100,000	0
Edwin Levine	100,000	(26)	100,000	0
SLAM Partners	100,000	(26)(49)	100,000	0
Lloyd I. Miller	200,000	(26)(50)	200,000	0
MILFAM I, LP	400,000	(26)(50)	400,000	0
Catherine C. Miller, Grantor MILGRAT I (KK)	200,000	(26)(50)	200,000	0
Paul Packer	100,000	(26)	100,000	0
CitiGroup Global Markets Inc. FBO F. Lyon Polk	100,000	(26)(39)	100,000	0
Jonathan D. Schwartz	100,000	(26)	100,000	0
Remus Holdings, LLC	500,000	(26)(51)	500,000	0
Steamer Partners, LP	50,000	(26)(45)	50,000	0
Paul Tramontano	100,000	(26)(39)	100,000	0
Donald C. Weinberger	50,000	(26)	50,000	0
Holders of Series A Preferred Stock	1,500,000	(27)	1,500,000	0
Jeffrey J. Puglisi	1,401,017	(28)(39)	1,401,017	0
Richard McDermott	291,825	(29)(39)	240,825	51,000	(29)

			Number of	Beneficial
	Beneficial Ownership		Shares Being	Ownership
Shareholder	Prior to Offering		Offered	After Offering

Richard Schottenfeld	231,320	(30)(39)	231,320	0
Gina Storelli	160,338	(31)(39)	160,338	0
Craig Bass	102,000	(32)(39)	77,000	25,000
David Koch	177,000	(33)(39)	77,000	100,000
Craig E. Klein	50,000	(34)(39)	50,000	0
Jaimi-Lin Ruiz	30,000	(35)(39)	30,000	0

Notes

(1)	Includes 385,570 shares owned outright, 425,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 400,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 385,570 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note payable to Active Management, LLC issued by the Company in May 2003. The warrants to acquire 400,000 shares of Common Stock at $0.30 per share were granted by the Company to Active Management, LLC in conjunction with the May 2003 loan transaction. The warrants to acquire 425,000 shares of Common Stock at $0.45 per share were granted by the Company to Active Management, LLC in February 2001, in consideration of management and consulting services. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Charles Gray is the manager of Active Management, LLC who has voting and investment power over such shares.

(2)	Includes 857,816 shares owned outright, 1,000,000 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.10 per share pursuant to warrants exercisable after a 90 day notice period, 150,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period. The 857,816 shares owned outright were acquired in March 2004 upon the conversion of the principal balance, including all accrued interest, of a convertible secured promissory note issued by the Company in May 2003 payable to Carbone Holdings, LLC (“Carbone”). The warrants to acquire 1,000,000 shares of Common Stock at $0.30 per share were granted by the Company to Carbone in conjunction with the May 2003 loan transaction. Carbone acquired the warrants to purchase 250,000 shares at $1.10 per share in consideration of a loan in the amount of $32,500 advanced to the Company in October 2003. Carbone acquired the warrants to purchase 150,000 shares at $1.17 per share in February 2004 in consideration of an agreement to loan the Company approximately $150,000. The issuance of the convertible secured promissory note, the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. C.C. Fichtner is the manager of Carbone Holdings, LLC who has voting and investment power over such shares.

(3)	Includes 20,869 shares of Common Stock owned outright issued by the Company in December 2003 in consideration of $23,997 of debt. The issuance of the shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Comlink Technologies, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities

Act of 1933. Comlink Technologies, LLC is controlled by Mr. John O’Donnell who also controls JOD Enterprises, LLC (see footnote 12).

(4)	Includes 1,057,360 shares owned outright, 327,664 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable, and 524,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. The 1,057,360 shares owned outright and the warrants to acquire 327,664 at $0.75 per share were obtained from the Company pursuant to a stock purchase agreement entered into by Digital Investors, LLC in February 2001, as amended, for the purchase of 4,500,000 shares of Common Stock and a warrant to purchase 800,000 shares of Common Stock. The shares of Common Stock were issued on various dates; specifically 1,400,000 shares of Common Stock on or about February 23, 2001, 428,572 shares of Common Stock on or about April 30, 2001, 357,143 shares of Common Stock on or about June 19, 2001, and the remaining 2,314,285 shares of Common Stock and the warrant to purchase 800,000 shares of Common Stock on or about January 14, 2002. Digital acquired the remaining warrants to acquire 524,000 shares at $0.70 per share from King Research, LLC in a private transaction in May 2001. In addition to his personal holdings, Mr. Greco, as the sole manager of Digital Investors, LLC, has sole dispositive authority over all shares of common stock and warrants owned by Digital Investors, LLC (see note 6). The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Digital Investors, LLC (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(5)	Includes 850,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period and 150,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. During February 2003, Exim Corporation (“Exim”) acquired 150,000 of the shares it owns outright from Digital Investors, LLC in a private transaction. In June 2003, Exim purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with that transaction, Exim received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Exim’s agreement with the Company to waive certain defaults under the debt agreements. On March 15, 2004, the outstanding balance owed by the Company to Exim on the loan, including all accrued interest, was converted into 704,265 shares of Common Stock comprising the remaining balance of the shares owned outright. Exim acquired the remaining warrants to purchase 150,000 shares from RSI Management, LLC in a private transaction in February 2003. The issuance of the shares and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made only to Exim (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Dr. Alexander Hamilton is the President of Exim Corporation and has voting and investment power over such shares.

(6)	Includes 901,040 shares owned outright, 81,916 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 131,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. During February 2003, Mr. Greco acquired 651,040 of the shares he owns outright and all 212,916 warrants from Digital Investors, LLC in a private transaction. On April 30, 2004, Mr. Greco purchased 250,000 shares of Viseon stock from Carbone Holdings, L.L.C. Mr. Greco acquired the remaining 36,700 shares in open market transactions, prior to the purchase from Digital. The 36,700 shares beneficially owned by Mr. Greco after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. However, Mr. Greco is the sole manager of Digital Investors, LLC, and possesses sole dispositive authority over all shares of common stock and warrants issued by the Company that are owned by Digital Investors, LLC (see footnote 4). Mr. Greco has served as legal counsel to the

Company for a number of years. The Company currently owes Mr. Greco approximately $35,000 in accrued fees for legal services as of April 15, 2004.

(7)	Includes 83,333 shares owned outright and 83,333 shares that may be purchased at $0.60 per share pursuant to warrants exercisable after a 90 day notice period. Assuming the offer and sale of all shares being registered, the 83,333 shares beneficially owned by Henry Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Harris acquired the shares owned outright and the warrants to purchase 83,333 in March 2003 in a private transaction with the Company. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Jr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(8)	Includes 2,500,000 shares owned outright, does not include 1,000,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which is currently convertible and 1,000,000 shares that may be purchased pursuant to warrants currently exercisable (see footnote 26). Assuming the offer and sale of all shares being registered, the 500,000 shares beneficially owned by Henry Harris, Sr., after this offering will represent less than 1% of the shares in the Company then outstanding. In March 2003, Mr. Harris acquired the 1,000,000 shares owned outright and the warrants to purchase 1,000,000 shares at $0.25 per share in a private transaction with the Company. In October 2003, Mr. Harris exercised the warrants to purchase 1,000,000 shares. The remaining 500,000 shares owned outright were acquired in open market transactions. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Harris, Sr. (an accredited investor) and one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(9)	Includes 41,000 shares owned outright and 40,000 shares may be purchased at $0.60 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 1,000 shares beneficially owned by Lamont Harris, Jr., after this offering will represent less than 1% of the shares in the Company then outstanding. In August 2002, Mr. Harris acquired the shares owned outright and the warrants in a private transaction with the Company. The issuances of these shares and warrant are claimed to be exempt, and the issuance of the common stock underlying this warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Lamont Harris (an accredited investor) and two other accredited investors investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(10)	Includes 50,000 shares owned outright and 50,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Henry Trust Company, Ltd acquired the shares owned outright and the warrants from Active Management, LLC in a private transaction in December 2003. Patrick Henry is the President of the General Partner of Henry Trust Company, Ltd., and has voting and investment power over such shares.

(11)	Includes 20,000 shares owned outright, 25,000 shares that may be purchased pursuant to options that are exercisable within 60 days and 200,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Assuming the offer and sale of all shares being registered, the 45,000 shares beneficially owned by Mr. Howell after this offering will represent less than 1% of the shares in the Company then outstanding. Mr. Howell received a 20,000 share grant and an option to acquire 30,000 shares as compensation for serving the Company as a director in October 2001. Mr. Howell received a warrant to acquire 200,000 shares as compensation for continuing to serve as a director from Digital Investors, LLC, an affiliate of the Company, in March 2003. Because Mr. Howell is a director of the Company with adequate access to information about the Company and with the ability to protect adequately his interests, the issuance of the shares of common stock and the option are claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act. As previously mentioned, Mr. Howell presently serves on the Company’s Board of Directors.

(12)	Includes 250,000 shares that may be purchased at $0.70 per share pursuant to warrants currently exercisable. JOD Enterprises, LLC acquired the warrants to acquire 250,000 shares from King Research LLC in a private transaction in January 2003. JOD Enterprises, LLC is controlled by Mr. John O’Donnell who also controls Comlink Technologies, LLC (see footnote 3).

(13)	Includes 142,517 shares owned outright and 333,332 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period. The 142,517 shares owned outright were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Judas, Inc issued by the Company in May 2002. The warrants to acquire 333,332 shares of Common Stock at $0.30 per share were granted to Judas, Inc. in conjunction with the May 2002 loan transaction. The issuance of the convertible secured promissory note, the common stock and all of the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only to Judas, Inc. (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Jason Sumler is the President of Judas, Inc. and has voting and investment power over such shares.

(14)	Includes 118,460 shares owned outright, 95,220 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable and 290,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. The shares owned outright and the warrants to acquire 95,220 shares at $0.75 were acquired from Digital Investors, LLC in a private transaction in February 2003. The warrants to acquire 290,000 shares at $0.45 were acquired from RSI Management, LLC in a private transaction in February 2003. The 118,460 shares beneficially owned by Mr. Latham after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(15)	Includes 442,014 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The shares owned outright and the warrants to acquire 38,100 shares at $0.75 were acquired from Digital Investors, LLC in a private transaction in February 2003. The 442,014 shares beneficially owned by Linson Trust after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Jerry Bell is the trustee of the Linson Trust and has voting and investment power over such shares.

(16)	Includes 333,333 shares owned outright. The Mellon Family Trust acquired the shares owned outright in a private transaction with the Company in August 2002. The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Mellon Family Trust (an accredited investor) and two other accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. William J. Schenck, Vice President of Mellon Bank N.A., the trustee of the Mellon Family Trust, LLC, has voting and investment power over such shares.

(17)	Includes 142,587 shares owned outright and 38,100 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. The Mellon Group, Inc. acquired the shares it owns outright and warrants to purchase 38,100 shares in February 2003 from Digital Investors, LLC in a private transaction. The 142,857 shares beneficially owned by Mellon Group, Inc. after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Henry C.S. Mellon is the President of the Mellon Group, Inc., and has voting and investment power over such shares.

(18)	Includes 25,000 shares owned outright and 25,000 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable. Chris Mellon acquired the shares he owns outright and warrants to purchase 25,000 shares from Active Management, LLC in a private transaction in December 2003.

(19)	Includes 1,052,131 shares owned outright, 744,510 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 250,000 shares that may be purchased at $1.17 per share pursuant to warrants exercisable after a 90 day notice period, 350,000 shares that may be purchased at $0.60 per share pursuant to warrants currently exercisable and 260,000 shares that may be purchased at $0.25 per share and 100,000 shares that may be purchased at $0.84 per share pursuant to warrants exercisable after a 90 day notice period. The 352,000 shares beneficially owned by Henry Mellon after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. In June 2003, Mr. Mellon purchased a fifty percent interest in the rights of the secured creditor under the Company’s prior line of credit. In conjunction with this transaction, Mr. Mellon received warrants to acquire 644,510 shares at $0.30 per share and warrants to acquire 100,000 shares at $1.56 per share. The warrants to acquire 100,000 shares were subsequently repriced to $0.30 per share in June 2003 in exchange for Mr. Mellon’s agreement to waive certain defaults under the debt agreements with the Company. On March 15, 2004, the outstanding balance owed by the Company to Mr. Mellon on this loan, including all accrued interest, was converted into 704,265 shares of Common Stock comprising a portion of the shares he owns outright. Mr. Mellon acquired the remaining 352,000 shares he owns outright in open market transactions. Mr. Mellon received the remaining warrants in September 2002, March 2003 and December 2003 as compensation for consulting services. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Mellon (an accredited investor), and in the case of the shares and warrants in respect of the Company’s prior line of credit only one other accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Mellon is the President of The Mellon Group, Inc. (see note 17).

(20)	Includes 854,052 shares owned outright, 333,333 shares that may be purchased at $0.30 per share pursuant to warrants exercisable after a 90 day notice period, 469,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable, 38,182 shares that may be purchased at $0.55 per share. Of the shares owned outright, 404,591 were acquired in March 2004 upon the conversion of the principal balance including all interest accrued thereon of a convertible secured promissory note payable to Ms. Norwood that was issued by the Company in June 2002, as amended on June 30, 2003. The warrants to acquire 333,333 shares of Common Stock at $0.30 per share were and the warrants to acquire 38,182 shares at $0.55 per share were granted to Ms. Norwood by the Company in conjunction with the June 2002 loan transaction. She acquired the warrant to purchase 469,500 shares in February 2003 from RSI Management, LLC in a private transaction. The remaining 449,461 shares she owns outright were acquired in open market transactions. The issuances of the shares and warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and, in connection with the June 2002 loan transaction, to one other unaccredited but sophisticated investor, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. The 449,461 shares beneficially owned by E. M. Norwood after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. E. M. Norwood has served as a sales consultant to the Company from October 2002 through May 2004. As remuneration for services provided, E. M. Norwood received approximately $10,000 in share value of the Company’s common stock per month.

(21)	Includes 666,666 shares owned outright and 333,334 shares that may be purchased at $0.30 per share pursuant to warrants currently exercisable. The shares owned outright and the warrants to acquire 38,100 shares at $0.30 were acquired from Judas, Inc. in a private transaction in March 2004. Greg

Garvey is the manager of No Way Investments, LLC who has voting and investment power over such shares.

(22)	Includes 61,000 shares owned outright, 90,500 shares that may be purchased at $0.45 per share pursuant to warrants currently exercisable and 200,000 shares that may be purchased at $1.26 per share pursuant to warrants exercisable over a two-year period. The 61,000 shares owned outright were acquired in open market transactions. Mr. Sandmann acquired the warrant to purchase 90,500 shares at $0.45 per share from RSI Management, LLC in a private transaction in February 2003. The Company issued warrants to purchase 200,000 shares at $1.26 per share, exercisable over the two year period following the grant to Mr. Sandmann in March 2004 as compensation for consulting services. The 61,000 shares beneficially owned by Mr. Sandmann after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. The issuances of these shares and the issuance of the common stock underlying the warrants are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made to only Mr. Sandmann and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(23)	Includes 332,332 shares owned outright and 166,666 shares that may be purchased at $1.10 per share pursuant to warrants currently exercisable. Schottenfeld Qualified Associates, LP acquired one half of the shares owned outright and warrants to acquire 166,666 shares at $0.60 per share in a private transaction with the Company in August 2002. In October 2003, Schottenfeld Qualified Associates, LP exercised the August 2002 warrant acquiring the remaining half of the shares owned outright and acquired an additional warrant to purchase 166,166 shares at $1.10 per share. The issuances of these shares and warrants are claimed to be exempt, and the issuance of the common stock underlying the warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Schottenfeld Qualified Associates, LP (an accredited investor) and two other accredited investors and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Rick Schottenfeld is the General Partner of Schottenfeld Qualified Associates, LP that has voting and investment power over such shares.

(24)	Includes 211,433 shares owned outright. GlowPoint, Inc., a general creditor of the Company, purchased the shares from the Company on June 13, 2003 in a private transaction in exchange for the release of all payment obligations with respect to an account payable in the amount of $74,001.40 owed by the Company to GlowPoint, Inc. for goods purchased in the ordinary course of business. The sale of these shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Wire GlowPoint, Inc. (an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. GlowPoint, Inc. (formerly known as Wire One Technologies, Inc.) is a publicly traded company presumably controlled by its Board of Directors.

(25)	Includes 19,000 shares that may be purchased at $0.75 per share pursuant to warrants currently exercisable. Mr. Wolf acquired these warrants from Digital Investors, LLC in a private transaction in February 2003.

(26)	Unless otherwise indicated, these shares represented in the table as being beneficially owned relate to securities acquired in the Company’s recent private placement of units comprised of shares of convertible preferred stock and warrants to purchase common stock. Unless otherwise indicated, one half of the shares reflected in the table as being beneficially owned may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which shall automatically convert upon the occurrence of certain events or may be converted at the option of the holder at any time, twenty-five percent of such shares may be purchased at $1.08 per share pursuant to Series A-1 Warrants currently exercisable and the remaining twenty-five percent of such shares may be purchased at $1.26 per share pursuant to Series A-2 Warrants currently exercisable. The issuances of the preferred stock and warrants are claimed to be exempt, and the issuance of the common stock underlying the convertible preferred stock and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors and subsequent transfer were restricted in accordance with the requirements of the Securities Act of 1933.

(27)	Includes 1,500,000 shares that may be issued to holders of the Company’s Series A Convertible Preferred Stock from time to time in payment of dividends. Dividends accrue the rate of 10% per annum on the issued and outstanding shares of Series A Convertible Preferred Stock, payable quarterly in arrears, calculated in shares at the then current five-day average closing price of the common stock. The number of shares to be registered and designated for payments of dividends was determined assuming all Series A Convertible Preferred Shares are outstanding and historical average market price data.

(28)	Includes 401,017 shares that may be purchased by Mr. Puglisi at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 500,000 shares that may be acquired by Puglisi Capital Partners, LP upon the conversion of the Company’s Series A convertible Preferred Stock, which is currently convertible and 500,00 shares that may be purchased by Puglisi Capital Partners. LP pursuant to warrants currently exercisable. The issuance of the preferred stock and warrants are claimed to be exempt, and the issuance of the common stock underlying the convertible preferred stock and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Mr. Puglisi is also Managing Member of the General Partner of Puglisi Capital Partners, LP and has voting and investment power over such shares. Mr. Puglisi has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares. The shares that may be acquired by Puglisi Capital Partners, LP are also shown separately in this table.

(29)	Includes 240,825 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 51,000 shares owned by Roadrunner Capital Partners, LLC, with respect to which Mr. McDermott has voting and investment powers, which were acquired in open market transactions. The 51,000 shares beneficially owned by Mr. McDermott after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(30)	Includes 231,320 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(31)	Includes 160,338 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(32)	Includes 77,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 25,000 shares owned by Roadrunner Capital Partners, LLC, with respect to which Mr. Bass has voting and investment powers, which were acquired in open market transactions. The 25,000 shares beneficially owned by Mr. Bass after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(33)	Includes 77,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 100,000 shares owned by Roadrunner Capital Partners, LLC, with respect to which Mr. Koch has voting and investment powers, which were acquired in open market transactions. The 100,000 shares beneficially owned by Mr. Koch after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

(34)	Includes 50,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(35)	Includes 30,000 shares that may be purchased at $1.00 per share pursuant to Series A-AGENT Warrants currently exercisable. The issuances of the Series A-AGENT Warrants are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

(36)	C.S.L. Associates L.P. owns 31,000 shares outright purchased in open market transactions. Charles Lipson is a General Partner of C.S.L. Associates L.P., and has voting and investment power over such shares. The 31,000 shares beneficially owned by Mr. Lipson after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding. Mr. Lipson has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(37)	Pequot Scout Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.

(38)	Pequot Navigator Onshore Fund, LP disclaims beneficial ownership of these securities. Beneficial ownership is claimed by Pequot Capital Management, Inc., the investment manager that has voting and investment power over such shares.

(39)	This selling stockholder has represented to the Company that he or she is an affiliate of a registered broker-dealer, that he or she acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(40)	Mr. Neil Druker is President of Sonar Capital Management, LLC, the General Partner of Sonar Partners, LP, and has voting and investment power over the securities owned by Sonar Partners, LP. Mr. Druker is a member of the Board of Directors of Sonar Overseas Fund, Ltd., and has voting and investment power over the shares securities owned by Sonar Overseas Fund, Ltd.

(41)	Mr. Richard Schottenfeld is the Managing Member of Schottenfeld Qualified Associates, LP, and has voting and investment power over the securities owned by Schottenfeld Qualified Associates, LP. Mr. Schottenfeld has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(42)	Mr. Jason Wild is the President of JW GP, LLC, the General Partner of both J. Wild Fund LP and J.W. Focused Growth Fund LP and has voting and investment power over the securities owned by both J. Wild Fund LP and J.W. Focused Growth Fund LP. Mr. Wild has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(43)	Mr. Arthur Engel is the trustee of Arthur E. Engel Trust and has voting and investment power over the securities owned by Arthur E. Engel Trust.

(44)	Mr. Daniel A. Conners is the trustee of Daniel A. Conners Revocable Trust and has voting and investment power over the securities owned by Daniel A. Conners Revocable Trust. Mr. Conners has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(45)	Mr. John Tinker is the General Partner of Steamer Partners, LP and has voting and investment power over the securities owned by Steamer Partners, LP. Mr. Tinker has represented to the Company that he is an affiliate of a registered broker-dealer, that he acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person either directly or indirectly, to dispose of these shares.

(46)	Mr. Charles Kellogg is the Managing Member of Kellogg Capital Group, LLC and has voting and investment power over the securities owned by Kellogg Capital Group, LLC. Kellogg Capital Group, LLC has represented to the Company that Kellogg Capital Group, LLC is a registered broker-dealer, that Kellogg Capital Group, LLC. acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(47)	Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”), and S.A.C. Capital Management, LLC, a Delaware limited liability company (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of these securities.

(48)	The Investment Manager and Managing Member of Meadowbrook Opportunity Fund LLC is Meadowbrook Capital Management LP. The General Partners of Meadowbrook Capital Management LP are MYR Partners LLC and Greenleaf Capital Management LLC. Mr. Michael Ragins is the Managing Member of MYR Partners LLC. Mr. Daniel Elekman is the Managing Member of Greenleaf Capital Management LLC. Mr. Ragins and Mr. Elekman share all investment and voting power with respect to the securities held by Meadowbrook Opportunity Fund LLC.

(49)	Mr. Sam Katzman is the Managing General Partner of SLAM Partners and has voting and investment power over the securities owned by SLAM Partners. Mr. Katzman has represented to the Company that it is an affiliate of a registered broker-dealer, that it acquired the shares being registered in the ordinary course of business, and that (at the time of the acquisition of these shares) there was no agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of these shares.

(50)	Mr. Lloyd Miller has voting and investment power over the securities owned by MILFAM I, LP and MILGRAT I(KK).

(51)	Mr. Steven Singer, Mr. Brad Singer, and Mr. Philip Mandelbaum share all voting and investment power with respect to the securities owned by Remus Holdings, LLC.

(52)	Includes 50,000 shares that may be acquired upon the conversion of the Company’s Series A Convertible Preferred Stock, which shall automatically convert upon the occurrence of certain events or may be converted at the option of the holder at any time, 25,000 shares that may be purchased at $1.08 per share pursuant to Series A-1 Warrants currently exercisable and 25,000 shares may be purchased at $1.26 per share pursuant to Series A-2 Warrants currently exercisable. The issuance of the preferred stock and warrants are claimed to be exempt, and the issuance of the common stock underlying the convertible preferred stock and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933. Also includes 27,200 shares owned outright which were purchased in open market transactions. The 27,200 shares beneficially owned by Mr. Byers after this offering (assuming the offer and sale of all shares being registered) will represent less than 1% of the shares in the Company then outstanding.

PLAN OF DISTRIBUTION

      The sale of shares of common stock being registered by the selling shareholders may be effected from time-to-time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling shareholders may sell shares on the OTC Bulletin Board, or in another over-the-counter market, on a national securities exchange on which the Company’s common stock may be listed in the future, in privately negotiated transactions or otherwise, or in a combination of such transactions, by methods that include block trades, exchange, or secondary distributions in accordance with applicable exchange rules and ordinary brokerage transactions. In addition, any shares covered by this prospectus that qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 may be sold under such provisions rather than pursuant to this prospectus. For example, the shares may be sold in one or more of the following types of transactions:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

•	face-to-face transactions between sellers and purchasers without a broker-dealer.

      One of the selling shareholders, Kellogg Capital Group, LLC, is a registered broker-dealer. As such, this selling shareholder will be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act.

      In effecting sales, underwriters, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in such sales. Such underwriters, brokers, or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares registered in this offering, which the broker-dealer may resell pursuant to this prospectus. The selling shareholders may also pledge the shares registered in this offering to a broker or dealer. Upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

      The selling shareholders and any underwriters, dealers, and agents that participate in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discounts or commissions received by them from the selling shareholders and any profit on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Company has advised the selling shareholders that they and any securities broker/ dealers or other who may be deemed statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act. The Company also advised each selling stockholder that during such time as they may be engaged in a distribution of the shares included in this offering, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the elements of this plan of distribution may affect the marketability of the common stock. Until the distribution of the common shares offered in this offering is completed, rules of the Commission may limit the ability of the selling shareholders and any underwriters and certain selling group members to bid for and purchase common shares.

EXPERTS

      The financial statements of the Company included herein and in the registration statement have been audited by Virchow, Krause & Company, LLP, independent certified public accountants, and have been included herein in reliance upon their report upon the authority of said firm as experts in accounting and auditing.

VISEON, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Viseon, Inc.

      We have audited the accompanying consolidated balance sheets of Viseon, Inc. and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Viseon, Inc. and subsidiaries as of June 30, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

      As discussed in Note 16 to the consolidated financial statements, the Company has restated its consolidated financial statements for all years presented to record the discontinued operations of its group videoconferencing business.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring operating losses, negative cash flows from operations for the year, a working capital deficit, and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

October 6, 2003
(except for Notes 3, 4, 5, 6 and 16
as to which the date is August 9, 2004)

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2003 and 2002

	2003	2002
	(Restated)	(Restated)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,784	$—
Accounts receivable	4,109	—
Inventories (note 3)	7,079	—
Prepaid expenses	46,573	39,984
Net assets of discontinued operations	—	1,428,353

Total Current Assets	65,545	1,468,337

PROPERTY AND EQUIPMENT, NET	71,882	30,183

INTANGIBLE ASSETS, NET	110,898	159,737

TOTAL ASSETS	$248,325	$1,658,257

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Checks issued in excess of cash in bank	$—	$51,919
Revolving credit facility, net (note 7)	—	1,269,339
Subordinated notes payable	228,296	—
Current portion of capital lease obligations	—	4,017
Accounts payable	553,299	185,566
Accrued expenses	104,692	89,175
Net liabilities of discontinued operations	1,244,452	—

Total Current Liabilities	2,130,739	1,600,016

LONG-TERM LIABILITIES
Subordinated notes payable	23,333	—

Total Liabilities	2,154,072	1,600,016

COMMITMENTS AND CONTINGENCIES (note 10)
STOCKHOLDERS’ EQUITY (DEFICIT) (note 12)
Preferred stock, $.01 par value per share 5,000,000 shares authorized no shares issued and outstanding	—	—
Common stock, $.01 par value per share 50,000,000 shares authorized 17,829,829 and 14,172,066 shares issued and outstanding	178,298	141,720
Additional paid-in capital	24,179,469	21,713,645
Accumulated deficit	(26,263,514)	(21,797,124)

Total Stockholders’ Equity (Deficit)	(1,905,747)	58,241

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$248,325	$1,658,257

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended June 30, 2003 and 2002

	2003	2002
	(Restated)	(Restated)

NET SALES	$21,306	$—
COST OF GOODS SOLD	20,858	—

Gross Profit (Loss)	448	—
RESEARCH AND DEVELOPMENT	71,992	54,768
SELLING, GENERAL AND ADMINISTRATIVE	2,660,155	1,505,758

Operating Loss	(2,731,699)	(1,560,526)

OTHER INCOME (EXPENSE)
Other income	5,149	—
Amortization of original issue discount	(349,892)	(26,560)
Interest expense	(106,846)	(74,529)

Other Expense, Net	(451,589)	(101,089)

LOSS FROM CONTINUING OPERATIONS	(3,183,288)	(1,661,615)
GAIN (LOSS) FROM DISCONTINUED OPERATIONS	(1,283,102)	10,354

NET LOSS	$(4,466,390)	$(1,651,261)

Basic and diluted loss per share:
Loss from continuing operations	$(0.21)	$(0.13)

Gain (loss) from discontinued operations	$(0.08)	$—

Net loss	$(0.29)	$(0.13)

Weighted average common shares outstanding:
Basic and diluted	15,453,091	12,814,753

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Years Ended June 30, 2003 and 2002

	Common Stock		Additional
			Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCES, June 30, 2001	11,668,981	$116,689	$20,168,669	$(20,145,863)	$139,495
Note payable and accrued interest converted into common stock, net of expenses of $10,000	2,314,285	23,143	776,857	—	800,000
Common stock warrants issued for services rendered	150,000	1,500	142,133	—	143,633
Exercise of common stock options	38,800	388	15,437	—	15,825
Common stock warrants issued in connection with subordinated notes payable	—	—	300,000	—	300,000
Common stock warrants issued in connection with revolving credit facility	—	—	53,120	—	53,120
Compensation related to common stock options	—	—	74,529	—	74,529
Common stock warrants issued in connection with software acquisition	—	—	182,900	—	182,900
Net loss	—	—	—	(1,651,261)	(1,651,261)

BALANCES, June 30, 2002	14,172,066	141,720	21,713,645	(21,797,124)	58,241
Common stock issued for services rendered	1,728,498	17,285	585,171	—	602,456
Common stock issued for cash	1,623,332	16,234	593,766	—	610,000
Exercise of common stock options	94,500	945	39,576	—	40,521
Common stock issued for accounts payable	211,433	2,114	71,887	—	74,001
Common stock warrants issued in connection with subordinated notes payable	—	—	878,409	—	878,409
Common stock warrants issued for services	—	—	292,581	—	292,581
Compensation related to common stock options	—	—	4,434	—	4,434
Net loss	—	—	—	(4,466,390)	(4,466,390)

BALANCES, June 30, 2003	17,829,829	$178,298	$24,179,469	$(26,263,514)	$(1,905,747)

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended June 30, 2003 and 2002

	2003	2002
	(Restated)	(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,466,390)	$(1,651,261)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	68,761	65,008
Amortization of original issuance discount	349,892	26,560
Common stock issued for services rendered	602,456	143,633
Common stock iwarrants issued for services rendered	292,581	0
Compensation related to stock options	4,434	74,529
Changes in operating assets and liabilities:
Accounts receivable, net	(4,955)	0
Inventories	(7,079)	0
Prepaid expenses	(6,590)	(8,420)
Checks written in excess of cash in bank	(51,919)	51,919
Accounts payable	173,732	0
Accrued expenses	15,517	(14,260)

Net Cash Flows from Operating Activities	(3,029,560)	(1,312,292)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(57,411)	(56,417)
Payments for intangible assets	(4,210)	(78,732)

Net Cash Flows from Investing Activities	(61,621)	(135,149)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments for debt issuance costs	0	(38,334)
Net advances (repayments) on revolving credit facility and warrants issued	(1,295,897)	761,039
Proceeds from subordinated note payable, net of expenses	0	790,000
Proceeds from subordinated note payable and warrants issued with note payable	686,706	300,000
Proceeds from issuance of common stock, net of expenses	610,000	(58,689)
Proceeds from exercise of common stock options	40,521	15,825

Net Cash Flows from Financing Activities	41,330	1,769,841

Change in Cash and Cash Equivalents from Discontinued Operations	3,057,635	(403,515)

Net Change in Cash and Cash Equivalents	7,784	(81,115)
CASH AND CASH EQUIVALENTS — Beginning of Year	0	81,115

CASH AND CASH EQUIVALENTS — END OF YEAR	$7,784	$0

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002

Note 1 — Description of Business

      Founded in 1993, Viseon, Inc. (the Company) changed its name from RSI Systems, Inc. to Viseon, Inc. on May 23, 2001. Historically, the Company had been a developer of its own video conferencing systems sold primarily to corporate end users.

      In 2003, the Company shifted its focus to selling IP broadband videophones. The Company signed a non-exclusive distribution agreement with a company to sell their videophones. The Company’s customer base still consists of the corporate end users but their focus will be shifted to the residential users. The Company extends unsecured credit to customers in the normal course of business.

      The Company has two wholly-owned subsidiaries, RSI Systems, Ltd. and Viseon PVT. RSI Systems, Ltd. had customers located primarily in the United Kingdom/Europe and ceased operations in August 2002.

      The Company has incurred losses from operations and negative cash flows for the years ended June 30, 2003 and 2002. Together with a working capital deficit and stockholders’ deficit at June 30, 2003, these conditions raise concerns about the Company’s ability to generate positive cash flows and fund operations.

      Management plans to try to increase sales and improve operating results through 1) increased marketing and direct sales activities to corporate customers, 2) continued initiatives to gain acceptance of our product by broadband carriers for sale to their subscribers, 3) continued measures to minimize overhead and 4) initiatives to monetize our intellectual property rights. Management believes that funds generated from operations will not be sufficient to cover cash needs in the foreseeable future, and the Company will continue to rely on short term loans, private equity placements and/or warrant/option exercises to cover its cash needs, although there can be no assurance in this regard. In the event sales do not materialize at the expected rates, or the Company does not achieve planned gross margins, management would seek additional financing or would conserve cash by further reducing expenses. There can be no assurance that the Company will be successful in achieving these objectives, becoming profitable or continuing in business without either a temporary interruption or a permanent cessation.

Note 2 —	Summary of Significant Accounting Policies

Principles of Consolidation

      The consolidated financial statements include the accounts of Viseon, Inc. and its wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

      The Company considers investments in highly liquid debt securities having an initial maturity of three months or less to be cash equivalents. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

Inventories

      Inventories are stated at the lower of cost (first-in, first-out method), or market.

Property and Equipment

      Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over their estimated useful lives which range from two to seven years. Leasehold improvements are amortized

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

over the shorter of their estimated useful life or the term of the lease. Maintenance, repairs and minor renewals are expensed when incurred.

Capitalized Software Costs

      Software costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”. Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and product quality assurance, are capitalized, when material.

Intangible Assets

      The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Debt issuance costs were amortized over the term of the subordinated note payable using the straight-line method, which approximates the interest method.

Revenue Recognition

      The Company records sales revenue at the time merchandise is shipped. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition.” SAB No. 101, as amended, sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

      The Company believes it meets all of the requirements for revenue recognition under SFAS 48 and SAB 101. The Company recognizes revenue on shipment and records a reserve for potential returns based upon historical experience rates.

      The Company offers an unconditional 30-day right of return on the sale of its Visifone products. The Company recognizes revenue on shipment and records a reserve for potential returns. The Company’s warranty policy during the first year after the sale includes an obligation to replace during the first 30 days and to repair during the next 11 months. The Company has a one-year warranty with the manufacturer, so there is little, if any, cost to the Company for warranty claims. No warranty reserve has been recorded to date, although the Company will record a reserve if warranty activity increases and there are unrecoverable costs to the Company.

      In May 2003, the Company entered into an agreement with a supplier pursuant to which the supplier manufactures and private labels the VisiFone for the Company. The Company assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. Substantially all revenues in fiscal 2004 were from sales of the VisiFone purchased from this supplier.

Shipping and Handling Costs

      In accordance with Emerging Issues Task Force (EITF) Issue 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company is including shipping and handling revenues in sales and shipping and handling costs in cost of goods sold.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Research and Development Costs

      Research and development costs are charged to operations when incurred.

Advertising Costs

      All costs related to advertising the Company’s products are expensed in the period incurred. Advertising expense for the years ended June 30, 2003 and 2002 was $0 and $88,945.

Net Loss Per Share

      Basic and diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during each period. Dilutive common equivalent shares have not been included in the computation of diluted loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic and diluted loss per share in subsequent years. All options and warrants were antidilutive at June 30, 2003 and 2002.

Stock-Based Compensation

      In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of the Company’s common stock at the grant date over the amount the employees must pay for the stock. The Company’s general policy is to grant stock options at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation”, using the Black Scholes pricing method.

      The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 148, “Accounting for Stock-Based Compensation”. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, the Company’s net loss and basic diluted net loss per common share would have been changed to the following pro forma amounts:

	2003	2002

Net loss
As reported	$(4,466,390)	$(1,651,261)
Pro forma	$(4,592,260)	$(1,843,279)
Basic and diluted loss per share:
As reported	$(0.29)	$(0.13)
Pro forma	(0.30)	(0.14)
Stock based compensation:
As reported	4,434	74,529
Pro forma	125,870	192,018

      The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003 and 2002: risk-free interest rates of 2.5% and 5.0%, expected option lives of 10 years and 10 years, expected volatility of 73.96% and 68.89% and expected dividend yield of 0%.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

      The carrying amount for all financial instruments approximates fair value. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of debt approximates the current rates at which the Company could borrow funds with similar remaining maturities and risks.

Segment Reporting

      The Company was an international seller of video conferencing systems in the United States and the United Kingdom/Europe. The Company discontinued selling in the United Kingdom/Europe in August 2002. Management believes the Company meets the criteria for aggregating its operating segments into a single reporting segment.

Recent Accounting Pronouncements

      In October 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 147, “Acquisitions of Certain Financial Institutions.” SFAS No. 147 is effective October 1, 2002. The adoption of SFAS No. 147 did not have a material effect on the Company’s consolidated financial statements.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” SFAS No. 148 is an amendment to SFAS No. 123 providing alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and also provides required additional disclosures about the method of accounting for stock-based employee compensation. The amendments are effective for financial statements for fiscal years ending after December 15, 2002 and for the interim periods beginning after December 15, 2002. The Company adopted the annual disclosure provisions of SFAS No. 148. The Company has currently chosen not to adopt the voluntary change to the fair value based method of accounting for stock-based employee compensation, pursuant to SFAS No. 148, which, if adopted, could have a material effect on the Company’s consolidated financial statements.

      In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” effective for contracts entered into or modified after June 30, 2003. This amendment clarifies when a contract meets the characteristics of a derivative, clarifies when a derivate contains a financing component and amends certain other existing pronouncements. The Company believes the adoption of SFAS No. 149 will not have a material effect on the Company’s consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company’s consolidated financial statements.

      In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (FIN 45). FIN 45 clarifies the requirements for a guarantor’s accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not impact the Company’s consolidated financial statements.

      In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity’s assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after June 15, 2003. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company does not expect the adoption of FIN 46 to have a material impact on the Company’s consolidated financial statements.

Note 3 —	Inventories

      Inventories consisted of the following at June 30:

	2003	2002

Components	$—	$—
Finished goods	7,079	—

	$7,079	$—

Note 4 —	Property and Equipment, Net

      Property and equipment consisted of the following at June 30:

	2003	2002

Furniture, equipment and software	$942,169	$859,849
Leasehold improvements	5,421	5,421

Total Property and Equipment	947,590	865,270
Less: accumulated depreciation and amortization	875,708	835,087

Property and Equipment, net	$71,882	$30,183

Note 5 —	Software

      In April 2001, the Company purchased from King Research the intellectual property and rights related to software products for $200,000, plus issuance up to a maximum of 1,000,000 warrants. At the signing of the agreement, the Company issued a warrant for the purchase of 750,000 shares of its common stock at an exercise price of $0.70. These warrants were valued at $326,325 using the Black-Scholes pricing model. In

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

December 2001, the Company issued warrants for 250,000 shares of its common stock at an exercise price of $0.70 per share. These warrants were valued at $182,900 using the Black-Scholes pricing model. The warrants expire in April 2006. This software was considered impaired as of June 30, 2003 and the remaining $421,999 was written off and is included in loss from discontinued operations (see Note 16).

      As part of the agreement, the Company entered into three covenants not to compete by paying $25,000 for each agreement. These covenants were considered impaired as of June 30, 2003 and the remaining $19,791 was written off and is included in loss from discontinued operations (see Note 16).

Note 6 —	Intangible Assets, net

      Intangible assets consisted of the following at June 30:

	2003	2002

Patents	$141,132	$136,922
Covenants not to compete		—
Debt issuance costs	—	38,334

Total intangible assets	141,132	175,256
Less: accumulated amortization	(30,234)	(15,519)

Intangible assets, net	$110,898	$159,737

      Amortization expense is estimated to approximate $14,716 for each of the years ending 2004, 2005, 2006, 2007, and 2008.

Note 7 —	Revolving Credit Facility

      In December 2001, the Company entered into a $2,500,000 revolving credit facility agreement with a bank and issued warrants to the lender to purchase up to 200,000 common shares at $1.58 per share through December 2006. The proceeds of $2,500,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount (the fair value of the warrants), was amortized over the life of the note using the straight-line method, which approximates the interest method. The credit facility was due on demand, expired December 2002 and was secured by substantially all assets of the Company. Interest on the outstanding borrowings accrued at the prime rate plus 2.25% (7% at June 30, 2002). At June 30, 2002, the outstanding balance was $1,269,339.

      During 2003, the Company assigned their accounts receivable to the bank to reduce the line of credit. In June 2003, the Company had two outside investors payoff the line of credit in exchange for notes payable of $193,353 each. Along with these notes, the Company issued warrants to these lenders to purchase 1,289,020 common shares at $0.30 per share. The notes mature in December 2004 with quarterly interest only payments at 12% and are secured by substantially all assets of the Company. The notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through December 2004 per the terms of the agreement. The proceeds of $386,706 were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $386,706 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount on these notes was $386,706.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Note 8 —	Subordinated Notes Payable

      In June 2002, the Company borrowed $300,000 and issued warrants to the various lenders to purchase 545,454 common shares at $0.55 per share through June 2003. In connection with these notes, the Company issued 38,182 warrants to purchase common shares for services provided at $0.55 per share which expire in June 2007. During June 2003, the Company extended the note agreements and cancelled the existing warrants attached to the original note. The Company issued new warrants to the various lenders to purchase 999,999 common shares at $0.30 per share through December 2003. The notes are subordinated, mature December 2003 with interest at 12%, and are secured by substantially all assets of the Company. The notes are also convertible into common stock of the Company at a conversion rate of $0.30 per share through December 2003 per the terms of the agreement. The new warrants were valued using the Black-Scholes pricing model. The resulting original issue discount of $300,000 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”), are being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount was $300,000.

      During May 2003, the Company borrowed $300,000 and issued warrants to another outside lender to purchase 1,000,000 common shares at $0.30 per share through November 2004. The notes are subordinated, mature November 2004 with quarterly interest only payments at 12%, and are secured by substantially all assets of the Company. The subordinated notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through November 2004 per the terms of the agreement. The proceeds of $300,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $300,000 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the face amount was $300,000.

      During May 2003, the Company converted accounts payable into a long-term subordinated note of $120,000 and issued warrants to this vendor to purchase 400,000 common shares at $0.30 per share through November 2004. The notes are subordinated, mature November 2004 with quarterly interest only payments at 12%, and are secured by substantially all assets of the Company. The subordinated notes payable are also convertible into common stock of the Company at a conversion rate of $0.30 per share through November 2004 per the terms of the agreement. The proceeds of $120,000 were allocated between the notes and the warrants, which were valued using the Black-Scholes pricing model. The resulting original issue discount of $120,000 (the fair value of the warrants and the beneficial conversion of the notes payable into common stock as defined in Emerging Issues Task Force (EITF) 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”), is being amortized over the life of the notes using the straight-line method, which approximates the interest method. At June 30, 2003, the outstanding balance was $120,000.

Note 9 —	Capital Lease Obligations

      The following is a summary of leased equipment as of June 30:

	2003	2002

Equipment	$—	$160,200
Less: accumulated amortization	—	(137,950)

	$—	$22,250

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Note 10 —	Commitments and Contingencies

Operating Leases

      The Company leases office space under noncancelable operating leases with terms of monthly to three years. One of the leases requires the Company to pay its pro rata share of operating expenses.

      Future minimum rental payments due under noncancelable operating leases are as follows for the fiscal years ending June 30:

2004	$91,081
2005	79,099
2006	19,188

Total	$189,368

      Total rent expense was $83,330 and $132,457 for the years ended June 30, 2003 and 2002.

Software License Agreements

      During 1994, the Company entered into a software license agreement with a software development company which expires in 2004. Pursuant to the agreement, the Company is to pay a royalty fee of up to $25.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2003 and 2002 were $0 and $5,400.

      During 1996, the Company entered into a software license agreement with a software development company. Pursuant to the agreement, in addition to upfront licensing and production fees of $90,000, the Company is to pay a royalty fee of up to $40.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2003 and 2002 were $0 and $8,640.

      During 1998, the Company entered into a software license agreement with a software development company which expires in 2003. Pursuant to the agreement, in addition to upfront licensing and production fees of $25,000, the Company is to pay a royalty fee of up to $5.00 per unit of videoconferencing systems containing the software. Royalty expenses related to this agreement for the years ended June 30, 2003 and 2002 were $0 and $1,080.

      During 1999, the Company entered into a software license agreement with a software development company. Pursuant to the agreement, in addition to upfront licensing and production fees of $25,000, the Company is to pay a royalty fee of $5.00 per unit of videoconferencing systems containing the software. The Company had no sales of related systems containing the software during the years ended June 30, 2003 and 2002.

Manufacturing Agreement

      On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (Manufacturer). Pursuant to this agreement, the Manufacturer agrees to produce the Company’s videoconferencing products and warrants that all products will be free from defects in material and workmanship for twelve months from the date the Company ships to the customer or fifteen months from the date the Manufacturer ships to the Company, whichever comes first.

      The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

      As of June 30, 2003, the company and the manufacturer have agreed that the company will no longer place orders for its mediapro group videoconferencing product line from the manufacturer. The agreement has not yet been terminated; however, the Company and the manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of said agreement and the Company has accrued an estimate of the expense associated with that potential liability of $518,500.

Distributor and Dealer Agreements

      The Company is a party to distributor and dealer agreements with several companies. Certain distributors and dealers have minimum purchase obligations. The term of each agreement is one year, renewable for additional one-year periods. Distributors and dealers receive discounts depending upon the number of systems ordered from the Company.

Investor and Recruitment Agreement

      In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring of senior management, the Company issued the rights to purchase warrants for 500,000 shares of its common stock at an exercise price of $0.45. 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. Based on the agreement, 450,000 warrants will vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement. Based on the agreement, 150,000 and 187,500 warrants vested during the years ended June 30, 2003 and 2002 and were valued at $30,944 and $38,680 using the Black-Scholes pricing model. The warrants expire in February 2006.

      Based on the terms of the agreement, the Company must pay a consulting fee. The consulting fee was $500 per month through June 30, 2002, at which time the fee changed to $20,000 a month for additional services provided. Consulting fee expense for the years ended June 30, 2003 and 2002 was $220,000 and $6,000.

Major Customers and Concentration of Credit Risk

      Sales to one customer represented approximately 25% of net sales for the year ended June 30, 2003, with accounts receivable from three customers representing 100% of total accounts receivable as of June 30, 2003. During the year ended June 30, 2002, sales to one customer represented approximately 11% of net sales, with accounts receivable from two customers representing approximately 13% and 14% of total accounts receivable as of June 30, 2002.

Legal Proceedings

      The Company is involved in legal actions in the ordinary course of its business.

      During 2001, the Company initiated a suit for reasonable royalties and lost profits associated with alleged infringement of two of the Company’s patents. The Company was unsuccessful in court and the Company and defendant have entered briefs regarding the payment of attorneys’ fees and dismissal of this litigation.

      In February 2003, the Company was named as defendant in a lawsuit for approximately $21,000 allegedly owed for goods and services purchased. This amount includes damages for breach of contract and recovery of attorneys’ fees. The Company contends it has never done business with the plaintiff. The Company has

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

answered the lawsuit disputing its validity and intends to vigorously defend against the claims asserted. The Company has accrued $14,470 in Accounts Payable related to its estimated exposure with this lawsuit.

      In April 2003, a judgment was entered in district court against the Company for approximately $70,000. The Company settled this litigation in September 2003 for $20,000, which is included in accounts payable at June 30, 2003. The Company has accrued $20,000 related to its estimated exposure with this lawsuit.

      In April 2003, the Company was named as defendant in a lawsuit for approximately $31,000 allegedly owed for goods and services purchased. This amount includes damages for breach of contract and recovery of attorneys’ fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted. The Company has accrued $28,935 related to its estimated exposure with this lawsuit.

      In June 2003, the Company was named as defendant in a lawsuit for approximately $426,000 allegedly owed for past due accounts payable. The plaintiff is also seeking recovery of attorneys’ fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted. The Company also intends to assert counterclaims if this matter cannot be resolved. The Company has accrued $426,471 related to its estimated exposure with this lawsuit.

      In June 2003, the Company was named as defendant in a lawsuit for approximately $170,000 allegedly owed for past due accounts payable. This amount includes damages for breach of contract and recovery of attorneys’ fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted. The Company also intends to assert counterclaims if this matter cannot be resolved. The Company has accrued $169,766 related to its estimated exposure with this lawsuit.

      In August 2003, the Company was named as defendant in a lawsuit for approximately $14,000 allegedly owed for goods and services purchased. This amount includes damages for breach of contract and recovery of attorneys’ fees. The Company and its legal counsel believe the Company has meritorious defenses to the action and intends to vigorously defend itself against the claims asserted. The Company has accrued $13,408 related to its estimated exposure with this lawsuit.

Note 11 —	Income Taxes

      The Company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. The Company has incurred cumulative net operating losses for both financial statement and income tax reporting purposes. At June 30, 2003, the Company had net operating loss carryforwards of approximately $23,100,000 and research and development credit carryforwards of approximately $238,000. If not used, these carryforwards will begin to expire in 2010. During 1996, a change in ownership occurred pursuant to Section 382 of the Internal

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Revenue Code that limits the use of loss carryforwards in any one year. Subsequent ownership changes may further limit the use of these net operating loss carryforwards.

	2003	2002

Deferred income tax assets:
Net operating loss carryforwards	$9,240,000	$7,890,000
Asset valuation reserves and other	896,000	299,900
Research and development credit carryforwards	238,000	238,000

	10,374,000	8,427,900
Less: valuation allowance	(10,355,200)	(8,368,800)
Deferred income tax liabilities:
Depreciation and amortization	(18,800)	(59,100)

Net deferred income tax assets	$—	$—

      Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate is as follows for the years ended June 30:

	2003	2002

Federal statutory tax rate benefits	(35.0)%	(35.0)%
State tax, net of federal benefit	(5.0)	(5.0)
Change in valuation allowance	40.0	40.0

Effective tax rate	0.0%	0.0%

Note 12 —	Stockholders’ Equity

Common Stock

      During fiscal 2002, the Company issued 150,000 shares to directors and an outside consultant. The shares had fair market values ranging from $0.75 to $1.32 and were valued at $143,633. These shares have not been registered with the Securities and Exchange Commission.

      In January 2002, Digital Investors, LLC converted an $800,000 note payable and accrued interest from the Company into common stock. The Company issued 2,314,285 shares of common stock upon conversion of the note payable at a price of $0.35 per share, which totaled $790,000, net of expenses.

      During fiscal 2003, the Company received $610,000 as a result of private placements of 1,623,332 shares of common stock to various investors at $0.25 and $0.60 per share. The investors were issued warrants for the purchase of 1,623,332 shares of common stock at an exercise price of $0.25 and $0.60 per share expiring during 2008.

Consultant Compensation Plan

      During fiscal 2003, the Board of Directors reserved 5,000,000 shares of common stock for a consultant compensation plan. Consultants may be issued or sold shares of common stock for services.

      During fiscal 2003, the Company issued 1,728,498 shares of common stock for consulting services. At June 30, 2003, there were 3,271,502 shares available for issuance.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Stock Warrants

      In September 1996, in connection with the Company’s private offering of 1,500,000 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 150,000 shares of its common stock at an exercise price of $3.00. The warrant was exercisable through September 2002 and expired.

      In January 1998, in connection with the Company’s private offering of 1,671,255 shares of its common stock, the Company issued a warrant to the placement agent for the purchase of 167,126 shares of its common stock at an exercise price of $1.65. The warrant expires January 2008.

      During 2003, in connection with the Company’s private offering of 1,040,000 shares of its common stock, the Company issued warrants to the placement agent for the purchase of 260,000 shares of its common stock at an exercise price of $0.25. The warrants expire during 2008. This placement agent also received 350,000 additional warrants for additional services rendered.

      As of June 30, 2003, warrants to purchase a total of 9,627,659 shares of common stock were outstanding at exercise prices ranging from $0.30 to $3.00 per share and expiring through June 2008.

		Weighted Average
		Exercise Price
	Warrants	per Share

Outstanding at June 30, 2001	2,567,126	$0.75
Granted	1,833,636	0.70
Exercised	—	—
Canceled	—	—

Outstanding at June 30, 2002	4,400,762	0.73
Granted	5,922,351	0.34
Exercised	—	—
Canceled	(695,454)	0.88

Outstanding at June 30, 2003	9,627,659	$0.48

Stock Options

      The Company has a stock plan which permits the granting of stock options, including incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, nonqualified stock options and restricted stock. The exercise price for options granted under the stock plan shall be at a price determined at the sole discretion of the compensation committee of the Company’s board of directors provided, however, that incentive stock options granted under the plan shall be granted at exercise prices equal to the fair market value on the date of grant (110% for a stockholder holding 10% or more of the outstanding shares of common stock).

      The Company has reserved 2,500,000 shares of common stock for issuance under the plan. At June 30, 2003, 1,415,750 shares remained available for grant. Options issued become exercisable over varying periods as provided in the individual plan agreements and have a term of five or ten years.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

      A summary of changes in common stock options during the years ended June 30, 2003 and 2002 is as follows:

		Weighted Average
		Exercise Price
	Warrants	per Share

Outstanding at June 30, 2001	923,050	$1.43
Granted	607,500	0.82
Exercised	(38,800)	0.48
Canceled	(189,000)	1.95

Outstanding at June 30, 2002	1,302,750	1.06
Granted	13,000	0.49
Exercised	(94,500)	0.43
Canceled	(137,000)	0.90

Outstanding at June 30, 2003	1,084,250	$1.13

Exercisable at June 30, 2003	915,500	$1.19

      As of June 30, 2003, the Company has granted 361,000 options outside the Plan with a weighted average exercise price of $4.26 with a weighted average remaining contractual life of 3.1 years.

      The following table summarizes information about stock options outstanding as of June 30, 2003, including those issued outside the Plan:

		Options Outstanding
				Options Exercisable
		Weighted-Average
	Number	Remaining	Weighted-Average	Number	Weighted-Average
Range of Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Exercise Price

$0.38-0.93	684,000	5.27	$0.56	530,250	$0.51
$1.03-3.00	611,250	5.08	$2.04	596,250	$2.05
$3.50-9.25	150,000	1.27	$7.53	150,000	$7.53
$0.38-9.25	1,445,250	4.78	$1.91	1,276,500	$2.06

      The weighted average fair values of options granted in 2003 and 2002 were as follows:

Fiscal 2003 grants	$0.30
Fiscal 2002 grants	$0.64

Note 13 —	Retirement Savings Plan

      The Company has a pre-tax salary reduction/profit-sharing plan under the provisions of section 401(K) of the Internal Revenue Code, which covers employees meeting certain eligibility requirements. Profit sharing contributions by the Company are completely discretionary. The Company made no contributions during the years ended June 30, 2003 and 2002.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

Note 14 —	Related Party Transactions

RSI Marketing, LLC

      In February 2001, in connection with a marketing agreement with a company to market its products and services, the Company issued the rights to purchase warrants for 1,000,000 shares of its common stock at an exercise price of $0.45. These warrants were valued at $206,300 using the Black-Scholes pricing model. The warrants were issued based on the achievement of gross sales targets by December 2001. The warrants expire in February 2006.

      The Company is obligated to pay commissions based on the terms outlined on the agreement. Commission expense and advertising and marketing for the years ended June 30, 2003 and 2002 were $99,359 and $742,283.

Note 15 —	Supplemental Disclosures of Cash Flow Information

	2003	2002

Supplemental disclosure of cash paid for interest	$78,888	$99,256
Noncash investing and financing activities
Accounts payable converted to subordinated note payable	$120,000	$—
Common stock issued for accounts payable	$74,001	$—
Software acquired through the issuance of common stock warrants	$—	$182,900
Note payable and accrued interest converted to common stock, net of expenses	$—	$790,000
Inventory received as payment for other receivable	$—	$299,633
Capital lease payment obligations transferred to accounts payable	$—	$23,332

Note 16 —	Discontinued Operations

      In January 2003, we decided to change our focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer to a third party of our group videoconferencing services contract portfolio and the liquidation of our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of the VisiFone. Therefore, we have classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

June 30, 2003 and 2002

      The following are condensed consolidated statements of discontinued operations:

	For the Years Ended June 30,

	2003	2002

Net sales	$1,011,455	$7,452,346
Cost of goods sold	1,878,053	5,656,169
Inventory writedown to lower of cost or market	347,268	—

Gross profit (loss)	(1,213,866)	1,796,177
Research and development	—	220,849
Selling, general and administrative	384,899	1,511,879
Operating loss from discontinued operations	(1,598,765)	63,449
Other income (expense)
Other income	315,663	4,617
Other expense	—	(57,712)

Other expense, net	315,663	(53,095)
Net income (loss) from discontinued operations	$(1,283,102)	$10,354

      Assets and liabilities of the discontinued group videoconferencing operations consisted of the following at June 30, 2002:

Accounts receivable, net	$1,314,131
Inventories	1,087,661
Property and equipment, net	690,248
Intangible assets, net	44,792

Total assets	3,136,832

Accounts payable	1,294,201
Accrued expenses	115,570
Deferred revenue	298,708

Total liabilities	1,708,479

Net assets of discontinued operations	$1,428,353

      The only significant assets and liabilities of the discontinued operations at June 30, 2003 consisted of certain accounts payable in the amount of $1,244,452.

Note 17 —	Subsequent Event (Unaudited)

      During October 2003, a warrant holder exercised 1,000,000 warrants at $0.25 per warrant for proceeds of $250,000.

VISEON , INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	Mar 31,	June 30,
	2004	2003

	(Unaudited)	(Audited)
	(Restated)	(Restated)
ASSETS
Current assets:
Cash	$4,507,796	$7,784
Accounts receivable	30,489	4,109
Inventories, net	52,959	7,079
Prepaid expenses	126,380	46,573

Total current assets	4,717,624	65,545

Net property and equipment	61,168	71,882

Intangible assets, net	219,556	110,898

Total Assets	$4,998,348	$248,325

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Subordinated notes payable	$—	$228,296
Short-term notes payable	—	—
Accounts payable	762,898	553,299
Net liabilities of discontinued operations	802,037	1,244,452
Accrued expenses	334,600	104,692

Total current liabilities	1,899,535	2,130,739

Long-term liabilities
Subordinated notes payable, net	—	23,333

Total liabilities	1,899,535	2,154,072

Stockholders’ equity (deficit):
Preferred stock ($.01 par value per share, 5,000,000 shares authorized, 229 and — issued and outstanding	2,248,410	—
Common stock ($.01 par value per share, 50,000,000 shares authorized, 24,236,407 and 17,829,829 issued and outstanding)	242,364	178,298
Additional paid-in capital	31,516,326	24,179,469
Accumulated deficit	(30,908,287)	(26,263,514)

Total stockholders’ equity (deficit)	3,098,813	(1,905,747)

Total Liabilities and Stockholders’ Equity (Deficit)	$4,998,348	$248,325

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

	(Unaudited)	(Unaudited)
	(Restated)	(Restated)
Net sales	$88,916	$1,800
Cost of goods sold	87,316	1,120
Reserve for inventories	—

Gross profit (loss)	1,600	680
Research and development	46,718	15,033
Selling, general, and administrative	689,386	640,881

Operating loss	(734,504)	(655,234)
Other income (expense):
Interest expense	(563,750)	(80,397)
Other income (expense), net	—	1,462

Other income (expense), net	(563,750)	(78,935)

Loss from continuing operations	(1,298,254)	(734,169)
Gain/(Loss) from discontinued operations	26,563	280,372

Net loss	$(1,271,691)	$(453,797)

Preferred stock dividends	2,270,875	—

Loss attributable to common stockholders	$(3,542,566)	$(453,797)

Basic and diluted loss per share:
Loss from continuing operations per common share	$(0.06)	$(0.05)
Gain (Loss) from discontinued operations per common share	$—	$0.02
Loss attributable to common stockholders per common share	$(0.17)	$(0.03)
Weighted average shares outstanding — basic	20,727,838	15,319,182
Weighted average shares outstanding — diluted	20,727,838	15,319,182

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months	Nine Months
	Ended	Ended
	March 31,	March 31,
	2004	2003

	(Unaudited)	(Unaudited)
	(Restated)	(Restated)
Net sales	$156,776	$6,968
Cost of goods sold	153,788	5,855
Reserve for inventories	(66,830)	—

Gross profit (loss)	69,818	1,113
Research and development	76,485	60,239
Selling, general, and administrative	1,762,318	1,763,170

Operating loss	(1,768,985)	(1,822,296)
Other income (expense):
Interest expense	(982,223)	(319,299)
Other income (expense), net	—	(1,334)

Net Other Income (Expense)	(982,223)	(320,633)

Loss from continuing operations	(2,751,208)	(2,142,929)
Gain (Loss) from discontinued operations	377,311	(339,173)

Net loss	(2,373,897)	(2,482,102)

Preferred stock dividends	2,270,875	—

Loss attributable to common stockholders	$4,644,772	$(2,482,102)

Basic and diluted loss per share:
Loss from continuing operations per common share	$(0.14)	$(0.15)
Gain (loss) from discontinued operations per common share	$0.02	$(0.02)
Loss attributable to common stockholders per common share	$(0.24)	$(0.17)

Weighted average shares outstanding — basic	19,354,080	14,823,818
Weighted average shares outstanding — diluted	19,354,080	14,823,818

See accompanying notes to consolidated financial statements.

VISEON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended	Nine Months Ended
	March 31,	March 31,
	2004	2003

	(Unaudited)	(Unaudited)
	(Restated)	(Restated)
Cash flows from operating activities:
Net loss	$(2,373,897)	$(2,482,102)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation and amortization	22,268	134,658
Amortization of original issue discount	855,076	176,558
Compensation related to stock options	40,660	—
Warrants issued for services	39,871	315,788
Common stock issued for services	514,043	253,924
Loss on sale of equipment	152	—
Reserve for inventories	(66,830)	—
Accounts receivable, net	16,466	—
Inventories, net	20,950	—
Prepaid expenses	(79,807)	4,846
Cash issued in excess of cash in bank	—	(51,919)
Accounts payable	(307,184)	(25,508)
Accrued expenses	358,400	(21,863)

Net cash provided by (used in) operating activities	(959,832)	(1,048,818)

Cash flows from investing activities:
Proceeds from sale of equipment	1,000	—
Payments for patent costs	(118,469)	—
Purchases of software, property and equipment	(2,896)	(5,283)

NET CASH USED IN INVESTING ACTIVITIES	(120,365)	(5,283)

Cash flows from financing activities:
Net repayments on revolving credit facility	—	(811,865)
Payments of capital lease obligations	—	(4,017)
Payments of notes payable	(202,936)	—
Proceeds from subordinated notes payable	110,000	223,000
Proceeds from short term notes payable	155,000	—
Proceeds from issuance of convertible preferred stock and warrants	5,725,000	—
Payment of preferred stock issuance cost	(666,400)	—
Proceeds from exercise of common stock warrants	350,000	—
Proceeds from sale of common stock warrants	5,000	—
Proceeds from issuance of common stock	—	610,000
Proceeds from exercise of common stock options	212,495	40,512

Net cash provided by (used in) financing activities	5,688,159	57,630

Change in cash attributable to discontinued operations	(107,950)	1,181,858

Net change in cash	4,500,012	185,388
Cash at beginning of period	7,784	—

Cash at end of period	$4,507,796	$185,388

Supplemental cash flow information:
Cash paid for interest, net of original issue discount	$71,817	$88,902

Noncash investing and financing activities
Accounts payable converted to common stock	$130,246	$—
Short-term notes converted into common stock warrants	$65,000	$—
Convertible notes converted into common stock	$1,254,726	$—

See accompanying notes to consolidated financial statements.

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004 and 2003

1.	Description of the Business:

      Viseon, Inc. (the “Company”), a Nevada corporation formerly known as “RSI Systems, Inc.”, historically has been a developer of its own video conferencing systems primarily sold to corporate end users and OEM customers such as Philips Electronics, N.V. In May 2001, the former RSI Systems, Inc. was merged into its wholly owned subsidiary Viseon, Inc. in order to change the domicile of the Company to Nevada from Minnesota and to effect a simultaneous name change to Viseon, Inc. The shareholders of RSI Systems, Inc. approved the Plan of Merger between RSI Systems, Inc. and Viseon, Inc. on May 23, 2001. RSI Systems, Inc. was incorporated under the laws of Minnesota on December 21, 1993. On July 25, 1995, it completed its initial public offering of its common stock, par value $0.01 per share (the “Common Stock”).

      In January 2003, the Company changed its focus from being a group videoconferencing systems manufacturer and reseller to a desktop and consumer video communications systems developer, manufacturer and reseller. The only measurable revenues that the Company is currently realizing are a result of sales of the VisiFoneTM, the Company’s personal videophone which operates on broadband networks. Therefore, we have classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

      The VisiFone products are low-cost broadband videophone communication devices, which can be used by both consumers and businesses. The VisiFone is a self-contained system that does not require a PC or any external equipment for its operation and the VisiFoneTV model utilizes a standard television monitor for display. Both VisiFone models operate on any broadband connection and home or office network including high-speed Internet connections via DSL or cable modem. The VisiFone is available as either an ITU Standard, H.323 compliant system which is compatible with most corporate video conferencing systems or as a Session-Initiation-Protocol (SIP) compliant device, which is compatible with many of the emerging Voice Over Internet Protocol (VOIP) telephony networks. The VisiFone can be used in corporate, government and educational applications and is priced such that it also has significant potential to be sold to residential consumers who have subscribed to broadband Internet access via cable modem or DSL of which there are currently over 25,000,000 subscribers in the U.S.

      In addition to the sales of video communication devices, the Company has generated revenues in prior years from its intellectual property portfolio, which includes U.S. and foreign patents related to video communications. The Company intends to enter into additional agreements whereby it may grant a license of its intellectual property to third parties in furtherance of developing proprietary consumer broadband videophone products and services.

      The Company plans on undertaking the continued development of VisiFone products and related services jointly with suitable, established developers and manufacturers. The Company is currently in the process of identifying and selecting prospective partners for the completion of its next generation of VisiFone products and services. The Company has also become a distributor in the U.S. of a broadband videophone manufactured by Leadtek, an Asian partner. The Company plans on continuing to form new relationships with other companies to distribute their products and services along with its own products.

      The Company is now selling VisiFone’s in a variety of test markets in small quantities. The current marketing strategy targets corporations with widespread operations across regional, national and international boundaries as well as residential consumers who have historically not purchased video communication devices in the past. The Company has also provided VisiFone’s for trials by a number of providers of consumer broadband services via DSL or cable modem and independent providers of VOIP services. The Company’s objective is to have these providers offer the VisiFone to their broadband consumers either as a stand-alone service or in conjunction with their Voice Over Internet Protocol offerings. These companies include the major

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and 2003

U.S. cable television multi-system operators, telephone companies and providers of VOIP services which are not providers of broadband services directly.

      All of these developments have affected and will continue to affect the Company’s financial model in terms of margins, cash flow requirements and capital needs. The Company has a limited operational history with respect to the sales of broadband videophones. There can be no assurance that the Company will be able to succeed in implementing its strategy or that the Company will be able to achieve positive cash flow or profitable operations as a result of these changes in its business.

2.	Basis of Presentation:

      The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the consolidated financial statements have been omitted or condensed pursuant to such rules and regulations. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s June 30, 2003 consolidated financial statements and related footnotes included in the Company’s Annual Report on Form 10-KSB.

      The consolidated financial statements include the accounts of Viseon, Inc. and its wholly owned subsidiaries, RSI Systems Ltd. a subsidiary in the United Kingdom and Viseon PVT, Inc., a Nevada Corporation.

      The consolidated financial statements reflect all adjustments, of a normal recurring nature, necessary to fairly present the results of operations and financial position of the Company for the interim periods. Operating results for the three and nine months ended March 31, 2004 are not necessarily indicative of the results that may be expected for the full year.

3.	Summary of Significant Accounting Policies:

      Capitalized Software Costs. Software costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86 “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”. Costs associated with the planning and design phase of software development, including coding and testing activities necessary to establish technological feasibility, are classified as research and development and expensed as incurred. Once technological feasibility has been determined, additional costs incurred in development, including coding, testing and product quality assurance are capitalized, when material. At March 31, 2004 and June 30, 2003, the Company had $1,998 and $2,758 respectively of unamortized computer software costs, including software acquired.

      Intangible Assets. The Company amortizes patents over their estimated useful lives of ten years using the straight-line method. Covenants not to compete were amortized using the straight-line method over the term of the covenants. At June 30, 2003, these covenants were considered impaired and were written off. Accumulated amortization of intangible assets was $40,044 and $30,234 at March 31, 2004 and June 30, 2003 respectively.

Revenue Recognition

      The Company records sales revenue at the time merchandise is shipped. In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition.” SAB No. 101, as amended, sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met:

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and 2003

persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

      The Company believes it meets all of the requirements for revenue recognition under SFAS 48 and SAB 101. The Company recognizes revenue on shipment and records a reserve for potential returns based upon historical experience rates.

      The Company offers an unconditional 30-day right of return on the sale of its Visifone products. The Company recognizes revenue on shipment and records a reserve for potential returns. The Company’s warranty policy during the first year after the sale includes an obligation to replace during the first 30 days and to repair during the next 11 months. The Company has a one-year warranty with the manufacturer, so there is little, if any, cost to the Company for warranty claims. No warranty reserve has been recorded to date, although the Company will record a reserve if warranty activity increases and there are unrecoverable costs to the Company.

      In May 2003, the Company entered into an agreement with a supplier pursuant to which the supplier manufactures and private labels the VisiFone for the Company. The Company assumes the risks and rewards of ownership of the inventory purchased from the supplier and, accordingly, records revenue on a gross basis. Substantially nil revenues in fiscal 2004 were from sales of the VisiFone purchased from this supplier.

      Accounts Receivable Reserves. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability or unwillingness of its customers to make required payments. If the financial condition of the Company’s customers declines resulting in an impairment of their ability to make payments, additional allowances may be required.

      Inventory Valuation. The Company writes down excess and obsolete inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about product life cycles, demand for the Company’s products, market conditions and other pertinent factors. If actual product life cycles, product demand and market conditions are less favorable than those projected by management, additional inventory write-downs may be required in future periods.

      Net Loss Per Common Share. Basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the reporting period. Diluted net loss per common share is computed by dividing net loss by the sum of the weighted average number of common shares outstanding plus the number of common share equivalents that represent all additional shares of common stock that would have been outstanding if all potentially dilutive securities (primarily stock options, stock warrants and convertible debt) had been exercised. All options and warrants outstanding during the three months and nine months ended March 31, 2004 and 2003 were anti-dilutive.

Stock-Based Compensation

      In accordance with Accounting Principles Board (APB) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of quoted market price of the Company’s common stock at the grant date over the amount the employee must pay for the stock. The Company’s general policy is to grant stock options at fair value at the date of grant. The Company has adopted the disclosure only provision of SFAS No. 148, “Accounting for Stock-Based Compensation.”

      Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and 2003

Stock-Based Compensation,” the Company’s net loss and basic and diluted net loss per common share would have been changed to the following pro forma amounts:

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,

	2004	2003	2004	2003

Net Loss:
As reported	$(3,542,566)	$(453,797)	$(4,644,772)	$(2,482,102)
Pro forma	(3,592,838)	(507,030)	(4,727,494)	(2,581,471)
Basic net loss per Common share:
As reported	(0.17)	(0.03)	(0.24)	(0.17)
Pro forma	(0.17)	(0.03)	(0.24)	(0.17)
Diluted net loss per Common share:
As reported	(0.17)	(0.03)	(0.24)	(0.17)
Pro forma	(0.17)	(0.03)	(0.24)	(0.17)
Stock based compensation:
As reported	(12,731)	1,820	40,660	(88,120)
Pro forma	50,272	53,233	82,722	99,369

      In determining the compensation cost of options granted during the three and nine months ended March 31, 2004 and 2003, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

	For the Three		For the Nine
	Months Ended		Months Ended
	March 31,		March 31,

	2004	2003	2004	2003

Risk-free interest rate	N/A	4.38%	N/A	4.38%
Expected life of options granted	N/A	5 years	N/A	5 years
Expected volatility	N/A	68.9%	N/A	68.9%
Expected dividend yield	N/A	0%	N/A	0%

4.	Convertible Preferred Stock and Warrants:

      In the months of March and April 2004, the Company sold, in private placement transactions, a total of 338 shares of Series A Convertible Preferred Stock in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock (collectively referred to as the “Securities”). The private placement of the Securities resulted in gross proceeds to the Company of $8,450,000, prior to offering expenses. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). The Company’s placement agent received an aggregate placement fee of $845,000 and warrants to purchase 1,267,500 shares of common stock.

      Each share of Series A Convertible Preferred Stock is convertible, at the initial conversion price of $1.00, into 25,000 shares of common stock, subject to adjustment under certain conditions. Holders of the Series A Convertible Preferred Stock are entitled to dividends at the rate of 10% per annum payable quarterly in either cash or, at the option of the Company, registered shares of common stock valued at fair market value. Shares of Series A Convertible Preferred Stock are convertible into shares of common stock at the holders’ option at

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and 2003

any time and will automatically convert to shares of common stock if certain trading volume and closing price targets on the Company’s common stock are met at various intervals. In addition, shares of the Series A Convertible Preferred Stock participate on an as-if converted basis in any dividends paid on Common Stock. Holders of shares of Series A Convertible Preferred Stock are entitled to voting rights together with the Common Stock, on an as-if converted basis.

      The conversion price of the Series A Convertible Preferred Stock is subject to appropriate adjustment in the event of stock splits, stock dividends, reverse stock splits, capital reorganizations, recapitalizations, reclassifications, and similar occurrences as well as the issuance of common stock in consideration of an amount less than the then-effective conversion price.

      The holder of each Series A-1 Warrant is entitled to purchase 12,500 shares of common stock at an exercise price of $1.08 per share for a term of five years from the date of issuance. The holder of each Series A-2 Warrant is entitled to purchase 12,500 shares of Common Stock at an exercise price of $1.26 per share for a term of five years from the date of issuance. The exercise price of the Series A-1 and Series A-2 Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective exercise price.

      The Securities and the underlying shares of common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has filed a registration statement with the U.S. Securities and Exchange Commission which is currently pending review. The Company has also agreed to cause this registration statement to be declared effective on or before August 4, 2004, and to continuously remain effective thereafter, until all such common stock may be sold without regard to an effective registration statement. Failure to file or maintain a continuously effective registration statement will subject the Company to liability to certain holders of shares of Series A Convertible Preferred Stock in the form of liquidated damages totaling as high as $253,500 per month.

      In addition to a placement fee paid in cash, the Company’s placement agent received warrants to purchase a total of 1,267,500 shares of common stock at a purchase price of $1.00 per share for a term of five years from the date of issuance (the “Series A-1-AGENT Warrants”). The exercise price of the Series A-1-AGENT Warrants is subject to adjustment for the issuance of common stock in consideration of an amount less than the then effective exercise price.

      As of March 31, 2004, the Company had sold 229 shares of Series A Convertible Preferred Stock resulting in gross proceeds of $5,725,000. The Company’s placement agent was paid a fee of $572,500 and received warrants to purchase 858,750 shares of common stock. Proceeds from the private placement were allocated to the warrants ($3,476,590) using the Black-Scholes pricing model and to the beneficial conversion option ($2,248,410) based upon the intrinsic value of the conversion option. The beneficial conversion option has been recorded as a preferred stock dividend in the accompanying consolidated statement of operations.

5.	Debt:

      In several transactions in fiscal 2002 and 2003, the Company issued convertible promissory notes with warrants to six different lenders in exchange for cash and, in some cases, the assumption of debt. The aggregate principal amount of the notes was $1,106,706. Proceeds were allocated between the notes and warrants, which were valued using the Black-Scholes pricing model. The resulting aggregate original issue discount of $1,106,706 (the fair value of the warrants) was being amortized over the life of the notes using the straight-line method, which approximated the interest method. The Company had been unable to repay interest and principal on the notes when due.

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and 2003

      As of December 31, 2003, the Company obtained a waiver from each of its convertible note holders for its failure to make quarterly interest payments when due, and where applicable, to repay the notes on maturity. The terms of the waiver required the Company to repay all accrued interest and past-due principal balances no later than March 31, 2004. The waiver also clarified the Company’s obligation to include all of the underlying common shares for both the convertible note and warrants associated with the indebtedness in the Company’s next registration statement filing.

      In conjunction with the sale of the Series A Convertible Preferred Stock (see Note 4), the holders of the convertible promissory notes entered into agreements dated March 15, 2004 to convert such notes (totaling $1,254,726, including principal and accrued interest) into 4,182,422 shares of common stock and to release all collateral securing the repayment of such notes. The total principal and interest of the notes is reflected in the accompanying consolidated balance sheet as a long-term liability under the caption “Convertible Notes Payable” at March 31, 2004. The remaining original issue discount of $432,308 was amortized to interest expense during March 2004.

6.	Commitments and Contingencies:

a) Manufacturing Agreement

      On August 28, 1996, the Company entered into a manufacturing agreement with a third party custom manufacturer (the “Manufacturer”). Pursuant to this agreement, the Manufacturer agrees to produce the Company’s videoconferencing products including the MediaPro® and warrants that all products will be free from defects in material and workmanship for twelve months from the date the Company ships any such product to the customer or fifteen months from the date the Manufacturer ships to the Company, whichever comes first. The agreement may be terminated by either party upon failure of the other party to comply with any material term of the agreement after a 30 day written notice and cure period. In the event of such termination, the Company would be obligated to pay for any goods accepted under the terms of the agreement. The Company may also terminate the agreement upon 30 days written notice. In such case, the Company would be obligated to pay for material and work in progress for products ordered.

      On June 30, 2003, the Company and the Manufacturer agreed that the Company would no longer place orders for its MediaPro384® group videoconferencing product line from the manufacturer. The agreement has not yet been terminated; however, the Company and the Manufacturer have entered into discussions regarding the potential obligation that may arise from the termination of the agreement. The Company has accrued an estimate of that potential liability of $518,500 which is included in accounts payable in the accompanying balance sheet.

b) Investor and Recruitment Agreement

      In February 2001, in connection with an agreement for seeking potential investors and recruiting and hiring senior management, the Company issued warrants to purchase 500,000 shares of its common stock at a price of $.45 per share, above the then current market price of Viseon Common Shares. Of these, 50,000 warrants were issued and vested immediately and were valued at $10,315 using the Black-Scholes pricing model. In addition, 450,000 warrants vest at a rate of 37,500 quarterly and may vest earlier based on the achievement of earnings criteria as defined in the agreement, which to date have not been met. In connection with the agreement, 37,500 warrants vested and were valued at $7,735 using the Black-Scholes pricing model during the third quarter of fiscal year 2004. As of March 31, 2003, all 500,000 warrants vested. The warrants expire in February 2006.

VISEON, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2004 and 2003

c) The Company is subject to certain litigation and claims arising in the ordinary course of business.

7. Stockholders’ Equity (Deficit):

      For the three months ended March 31, 2004, 71,699 shares were issued pursuant to the 2003 Consultant Compensation Plan in payment of approximately $73,607 in services rendered.

      In February 2004, the Company issued five-year warrants to acquire 150,000 shares of common stock for $1.17 per share to one of its lenders in exchange for their agreement to loan the Company approximately $150,000.

8.	Discontinued Operations:

      In January 2003, we decided to change our focus from being a group videoconferencing manufacturer and reseller to a desktop and consumer video communications manufacturer and reseller. This has been accomplished by the transfer to a third party of our group videoconferencing services contract portfolio and the liquidation of our remaining group videoconferencing assets. The only measurable revenues we are now receiving result from the sales of the VisiFone. Therefore, we have classified the net assets and operations related to the group videoconferencing business as discontinued operations in the accompanying consolidated financial statements.

Cautionary Statement Identifying Important Factors That Could Cause the Company’s Actual Results to Differ from Those Projected in Forward Looking Statements

      In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, readers of this document and any document incorporated by reference herein, are advised that this document and documents incorporated by reference into this document contain both statements of historical facts and forward looking statements. The forward-looking statements subject to certain risks and uncertainties, which could cause actual results to differ materially from those, indicate forward-looking statements. Examples of forward looking statements include, but are not limited to (i) projections of revenues, income or loss, earnings or loss per share, capital expenditures, dividends, capital structure and other financial items, (ii) statements of the plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulatory authorities, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about the Company or its business.

      This document and any documents incorporated by reference herein also identify important factors which could cause actual results to differ materially from those indicated by the forward looking statements. These risks and uncertainties include price competition, the decisions of customers, the actions of competitors, the effects of government regulation, possible delays in the introduction of new products, customer acceptance of products and services, and other factors which are described herein and/or in documents incorporated by reference herein. The cautionary statements made pursuant to the Private Litigation Securities Reform Act of 1995 above and elsewhere by the Company should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of such Act. Forward looking statements are beyond the ability of the Company to control and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated by the forward looking statements.

PURPOSE OF AMENDMENT

      Viseon, Inc. (the “Company”) is filing this Pre-Effective Amendment No. 2 to its Registration Statement on Form SB-2 (No. 333-115221) solely for the purpose of filing the opinion of counsel constituting Exhibit 5.1 to such Registration Statement. No other amendment to such Registration Statement is being made in this connection.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.     Indemnification of Directors and Officers

      Section 78.7502 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to actions or suits by or in the right of the corporation, section 78.7502 provides that a corporation may indemnify those serving in the capacities mentioned above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

      Section 78.751 of the NGCL provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending an action, suit or proceeding must be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the corporation. Section 78.751 further provides that indemnification and advancement of expense provisions contained in the NGCL shall not be deemed exclusive of any rights to which a director, officer, employee or agent may be entitled, whether contained in the articles of incorporation or any by-law, agreement, vote of shareholders or disinterested directors or otherwise, provided, however, that no indemnification may be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action

      The Company’s Bylaws permit indemnification in accordance with Section 78.751 of the NGCL. The Company’s Articles of Incorporation and Bylaws limit the personal liability of a director to the corporation or its shareholders to damages for breach of the director’s fiduciary duty.

Item 25.     Other Expenses of Issuance and Distribution.

      The estimated expenses set forth below, will be borne by the company.

Item	Amount

SEC Registration Fee	$7,240
Legal Fees and Expense	$35,000
Accounting Fees and Expenses	$5,000
Printing	$9,500

Total	$56,740

Item 26.     Recent Sales of Unregistered Securities

      In the months of March and April 2004, the Company sold to a total of 40 accredited investors convertible preferred stock and warrants in private placement transactions resulting in gross proceeds to the Company of $8,450,000, prior to offering expenses. A total of 338 shares of Series A Convertible Preferred Stock were sold in prepackaged units which included one Series A-1 Warrant and one Series A-2 Warrant for each share of Series A Convertible Preferred Stock. In total, holders of the 338 shares of Series A Convertible Preferred Stock may acquire 16,900,000 shares of our common stock (8,450,000 shares of common stock upon conversion and 8,450,000 shares upon exercise of warrants). For its services as such, the Company agreed to pay to the placement agent an aggregate cash placement fee of $845,000 and to issue to the placement agent warrants to purchase 1,267,500 shares of common stock. The placement agent warrants were ultimately issued to eight employees of the placement agent at the placement agent’s request. The issuances of the preferred stock and all of the warrants to investors described in this paragraph are claimed to be exempt, and the issuance of the common stock into which the preferred stock may be converted and the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act “). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      The issuances of the placement agent warrants to employees of the placement agent (as described in the preceding paragraph) are claimed to be exempt, and the issuance of the common stock underlying such warrants will be claimed to be exempt, pursuant to Rule 506 of regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors (except for one unaccredited investor who the Company reasonably believes possesses such knowledge and experience in financial and business matters that she was capable of evaluating the merits and risks of the purchase of her securities) and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      In March 2004, the holders of certain convertible promissory notes executed by the Company at various dates in 2002 and 2003 converted at total of $1,254,726, including principal and accrued interest, into 4,182,422 shares of common stock at the conversion price of $0.30 per share and released all collateral securing the repayment of such note. Exim Corporation, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Henry Mellon, the holder of a promissory note executed by the Company, dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $210,039 into 700,131 shares of common stock. Judas, Inc, a Nevada corporation, the holder of a promissory note executed by the Company, dated July 1, 2002, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $242,755 into 809,183 shares of common stock. E. M. Norwood, the holder of a promissory note executed by the Company, dated June 30, 2002, as amended by that certain Amended Loan Agreement dated June 30, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $121,377 into 404,591 shares of common stock. Active Management, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $138,171 into 460,570 shares of common stock. Carbone Holdings, LLC, a Nevada limited liability company, the holder of a promissory note executed by the Company, dated May 31, 2003, converted all indebtedness owed by Viseon pursuant to the note, inclusive of interest, totaling $332,345 into 1,107,816 shares of common stock. . The issuances of these shares are claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to all accredited investors (except for one unaccredited investor that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      In the month of December 2003, the Company granted a five-year warrant for the purchase of 100,000 shares of common stock at $0.84 per share to an individual who is accredited investor in exchange for consulting services. Exercise of this warrant requires the holder to provide the company with 90 days notice prior to exercise. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only one accredited investor, and were restricted in accordance with the requirements of the Securities Act of 1933.

      In October 2003, the Company sold a warrant to an accredited investor for the purchase of 166,666 shares of common stock at $1.62 per share in consideration of $5,000 and the additional warrants to accredited investors to purchase 500,000 shares of common stock at $1.10 for total consideration of $65,000 related to the conversion of short-term notes payable of $65,000. The issuances of the warrants are claimed to be exempt, and the issuances of the common stock underlying the warrants will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Regulation D under, the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only accredited investors, and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Exim Corporation, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Exim Corporation (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 30, 2003, the Company issued a warrant to acquire 644,510 shares of common stock at a per-share exercise price of $0.30 to Henry Mellon, in consideration of its agreement to modify certain terms (including an extension of the maturity date) of a promissory note previously issued by the Company. The terms of the restructured note also provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. The issuance of this warrant is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Henry Mellon (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      On June 13, 2003, the Company issued to GlowPoint, Inc. (an accredited investor) 211,433 shares of the Company’s common stock in exchange for the release of an account payable owed by the Company to such vendor in the amount of $74,001.40. The sale of these shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only GlowPoint, Inc. (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During May 2003, the Company agreed to convert currently payable short term indebtedness into a long term, convertible, secured, promissory note, which the Company effectuated by issuing a promissory note payable to Carbone Holdings, LLC in the principal amount of $300,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $332,345 was converted into 1,107,816 shares of common stock. In partial consideration of this agreement, Carbone Holdings, LLC also received a warrant to purchase 1,000,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Carbone Holdings, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During May 2003, the Company agreed to convert a short-term debt into a long-term convertible secured promissory note, which the Company effected by issuing a promissory note payable to Active Management, LLC in the principal amount of $120,000 with a maturity date of November 30, 2004. This promissory note provided that any amounts due thereunder, including interest, could be converted, in whole or in part, into shares of the Company’s common stock at the conversion price of thirty cents per share. In March 2004, the entire balance owed pursuant to this note including all interest accrued thereon totaling $138,171 was converted into 460,570 shares of common stock. In partial consideration of this agreement, Active Management, LLC also received a warrant to purchase 400,000 shares of common stock of the Company at a per-share exercise price of $.30. The issuances of this promissory note and warrants are claimed to be exempt, and the issuance of the common stock underlying this promissory note, if any, and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Active Management, LLC (an accredited investor), and were restricted in accordance with the requirements of the Securities Act of 1933.

      During March 2003, the Company entered into agreements with two accredited investors (Henry Harris, Sr. and Henry Harris, Jr.) whereby said investors agreed to purchase from the Company an aggregate of 1,040,000 shares of common stock at a per-share purchase price of $.25 for an aggregate offering amount of $260,000. Each of these investors also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.25 for each share of common stock purchased in this offering. During October 2003, Henry Harris, Sr. exercised his warrant in full and acquired 1,000,000 shares of common stock at a per-share purchase price of $.25. The issuances of the common stock and the warrants and the issuance of the 1,000,000 warrant shares to Henry Harris, Sr. are claimed to be exempt, and the issuance of the common stock underlying the warrants held by Henry Harris, Jr. will be claimed to be exempt, pursuant to Sections 4(2) and 4(6) of, and Rule 506 of Regulation D under, the Securities Act of 1933, as amended (the “Act”). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Messrs. Harris and Harris (both accredited investors), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      During September 2002, the Company issued an aggregate of 583,332 shares of common stock to three accredited investors (Schottenfeld Qualified Associates, LP, Lamont Harris and Mellon Family Trust) at a per-share purchase price of $.60 for an aggregate offering amount of $350,000. Two recipients of these shares (or an affiliate) also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.60 for each share of common stock received in this offering. Additionally, in consideration of services performed the Company issued a warrant to purchase 350,000 shares of common stock of the Company at a per-share exercise price of $.60 to a third party accredited investor. The issuances of the common stock and the warrants are claimed to be exempt, and the issuance of the common stock underlying the warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act). No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only three investors named above (each an accredited investor), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      During June 2002, the Company sold to one accredited investor (E.M. Norwood) and another unaccredited but sophisticated investor (Judas, Inc.) its convertible secured subordinated notes in an aggregate principal amount of $300,000. These notes provided for their conversion into shares of the Company’s common stock at a conversion rate of one share for each $.55 of amount outstanding on the notes. Each purchaser of these notes also received a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes, for an aggregate number of 545,454 warrant shares. In June 2003, following a default by the Company in the payment of interim interest payments pursuant to the notes, the company and each purchaser entered into an agreement amending the terms of the original notes whereby the purchasers waived the existing defaults and extended the repayment terms of the notes in consideration of the Company reducing the conversion rate and exercise price of the warrants from a conversion rate of one share for each $.55 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.55 for each $.55 in original principal amount of these notes to a conversion rate of one share for each $.30 of amount outstanding on the notes and the issuance of warrants at the rate of one a warrant to purchase one share of common stock of the Company at a per-share exercise price of $.30 for each $.30 in original principal amount of these notes, issuing an additional 454,545 warrants collectively, for an aggregate total of 999,999 warrant shares. In March 2004, the entire balance owed pursuant to each note, including all interest accrued thereon totaling $121,377 and $242,755 was converted into 404,591 and 809,183 shares of common stock respectively. The issuances of these notes and warrants are claimed to be exempt, and the issuance of the common stock underlying these notes and warrants will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was or will be employed in offering these securities. The offering and sale was made to only Ms. Norwood (an accredited investor) and Judas, Inc. (an unaccredited investor, but one that the Company reasonably believed immediately prior to its investment possessed such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of the purchase of its securities), and subsequent transfers were restricted in accordance with the requirements of the Securities Act of 1933.

      On March 4, 2002, the Company granted John C. Harris 250,000 options at an exercise price of $.66 per share. Because Mr. Harris was the Company’s Chief Executive Officer at the time this option was issued, the issuance of the option is claimed to be exempt, and the issuance of the common stock underlying the option will be claimed to be exempt, pursuant to Section 4(2) of the Act.

      Between February 23, 2001 and June 20, 2001, the Company sold to Digital Investors LLC (“Digital”) an aggregate of 4,500,000 shares of common stock and warrants to purchase 800,000 shares of common stock at the warrant exercise price of $.70 for an aggregate net purchase price of $1,575,000. Because Digital was the Company’s largest shareholder at the time these shares of common stock were issued with adequate access to information about the company and with the ability to protect adequately its interests, the issuance of the shares of common stock are claimed to be exempt pursuant to Section 4(2) of the Act.

Item 27.	Exhibits

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Plan of Merger between RSI Systems, Inc. and Viseon, Inc. (filed as Exhibit 10.40 to the Company’s March 2001 10-QSB and incorporated herein by reference).

3.1	Articles of Incorporation of Viseon, Inc. (filed as Exhibit 3.1 to the Company’s S-2/ A Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.2	Certificate of Amendment of Articles of Incorporation (filed as Exhibit 3.1 to the Company’s S-2 Registration Statement dated July 25, 2001 and incorporated herein by reference).

Exhibit
Number	Description

3.3	Bylaws of Viseon, Inc. (filed as Exhibit 3.1 to the Company’s S-2/ A Registration Statement dated July 25, 2001 and incorporated herein by reference).

3.4	Certificate of Amendment of Articles of Incorporation (previously filed).

4.1	Form of Warrant granted to RSI Marketing, LLC. (Filed as Exhibit A to Exhibit 10.36 to the Company’s March 31, 2001 10-QSB and incorporated herein by reference).

4.2	Form of Warrant granted to Active Management, LLC. (filed as Exhibit A to Exhibit 10.38 to the Company’s March 31, 2001 10-QSB and incorporated herein by reference).

4.3	Certificate of Designation Establishing the Series A Preferred Stock of Viseon, Inc. (filed as Exhibit 4.1 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).

4.4	Form of Series A-1 Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).

4.5	Form of Series A-2 Common Stock Purchase Warrant (filed as Exhibit 4.3 to the Company’s Form 8-K dated March 18, 2004 and incorporated herein by reference).

5.1	Opinion of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC. — (previously filed).

10.1	1994 Stock Plan. (filed as Exhibit 10.5 to the SB-2 Registration Statement and incorporated herein by reference).

10.2	Manufacturing Agreement with Altron, Inc. dated August 10, 1996 (filed as Exhibit 10.21 to the Form 10-KSB Annual Report of the Company for 1996, File No. 000-27106 (the “Company’s 1996 10-KSB”) and incorporated herein by reference).

10.3	Registration Rights Agreement by and between Company and Digital Investors, LLC, dated as of February 23, 2001 (filed as Exhibit 10.35 to Company’s March 2001 10-QSB the Form 10-QSB Report of the Company for Period ended March 31, 2001, File No. 000-27106 (the “Company’s March 2001 10-QSB” and incorporated herein by reference).

10.4	Registration Rights Agreement by and between Company and RSI Marketing, LLC, dated as of February 23, 2001 (filed as Exhibit 10.37 to Company’s March 2001 10-QSB and incorporated herein by reference).

10.5	Registration Rights Agreement by and between Company and Active Management, LLC, dated as of February 23, 2001 (filed as Exhibit 10.39 to Company’s March 2001 10-QSB and incorporated herein by reference).

10.6	Exclusive Distribution Agreement (filed as Exhibit 10.61 to the Company’s 2002 10-KSB and incorporated herein by reference).

10.7	Promissory Note between the Company and EXIM Corporation (filed as Exhibit 23.3 to the Company’s SB-2/ A Registration Statement dated August 1, 2003 and incorporated herein by reference).

10.8	Promissory Note between the Company and Henry Mellon dated (filed as Exhibit 23.4 to the Company’s SB-2/ A Registration Statement dated August 1, 2003 and incorporated herein by reference).

10.9	Assignment of Note and Liens (filed as Exhibit 10.24 to the Form 10-KSB Annual Report of the Company for 2003 File No. 000-27106 (the “Company’s 2003 10-KSB”) and incorporated herein by reference).

10.10	Third Amendment to Loan Agreement (filed as Exhibit 10.25 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.11	Warrant in favor of Henry Mellon (filed as Exhibit 10.26 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.12	Warrant in favor of EXIM Corporation (filed as Exhibit 10.27 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.13	Warrant in favor of EXIM Corporation (filed as Exhibit 10.28 to the Company’s 2003 10-KSB and incorporated herein by reference).

Exhibit
Number	Description

10.14	Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.29 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.15	Registration Rights Agreement in favor of EXIM Corporation (filed as Exhibit 10.30 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.16	Piggyback Registration Rights Agreement in favor of Henry Mellon (filed as Exhibit 10.31 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.17	Piggyback Registration Rights Agreement in favor of EXIM Corporation (filed as Exhibit 10.32 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.18	Agreement with Comlink Video regarding purchase of group videoconferencing assets (filed as Exhibit 10.61 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.19	Warrant in favor of Henry Mellon (filed as Exhibit 10.33 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.20	Promissory Note between the Company and Judas, Inc. dated June 30, 2002 (filed as Exhibit 10.34 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.21	Agreement Amending Promissory Note between the Company and Judas, Inc. (filed as Exhibit 10.35 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.22	Warrant in favor of Judas, Inc. (filed as Exhibit 10.36 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.23	Warrant in favor of Judas, Inc. (filed as Exhibit 10.37 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.24	Piggyback Registration Rights Agreement in favor of Judas, Inc. (filed as Exhibit 10.39 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.25	Promissory Note between the Company and Michelle Norwood dated June 30, 2002 (filed as Exhibit 10.40 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.26	Agreement Amending Promissory Note between the Company and Michelle Norwood (filed as Exhibit 10.41 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.27	Warrant in favor of Michelle Norwood (filed as Exhibit 10.42 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.28	Warrant in favor of Michelle Norwood (filed as Exhibit 10.43 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.29	Piggyback Registration Rights Agreement in favor of Michelle Norwood (filed as Exhibit 10.44 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.30	Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003 (filed as Exhibit 10.45 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.31	Promissory Note between the Company and Carbone Holdings, L.L.C. dated May 31, 2003 (filed as Exhibit 10.46 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.32	Agreement to Convert Short-Term Debt to Long-Term Note between the Company and Active Management, L.L.C. dated May 31, 2003 (filed as Exhibit 10.47 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.33	Promissory Note between the Company and Active Management, L.L.C. dated May 31, 2003 (filed as Exhibit 10.48 to the Company’s 2003 10-KSB and incorporated herein by reference).

10.34	Form of Series A Convertible Preferred Stock and Warrants Purchase Agreement (filed as Exhibit 4.1 to the Company’s Form 8-K dated April 19, 2004 and incorporated herein by reference).

10.35	Form of Registration Rights Agreement (filed as Exhibit 4.2 to the Company’s Form 8-K dated April 19, 2004 and incorporated herein by reference).

23.1	Consent of Virchow, Krause & Company, L.L.P.

23.2	Consent of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC — (previously filed).

Exhibit
Number	Description

24.1	Power of attorney from directors (included in signature page of this Registration Statement).

99.1	The Company’s Year 2003 Consultant Compensation Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-102551) filed January 16, 2003.

99.2	The Company’s 1994 Stock Plan (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (SEC File No. 333-62573).

Item 28.	Undertakings

      A.     The undersigned Registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and include any additional or changed material information on the plan of distribution.

(2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      B. (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (2) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on August 13, 2004.

VISEON, INC.

By	/s/ JOHN C. HARRIS

John C. Harris,
Chief Executive Officer and President

POWER OF ATTORNEY

      The undersigned directors and officers of Viseon, Inc. (other than John C. Harris) hereby appoint John C. Harris as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN C. HARRIS John C. Harris	Director; Chief Executive Officer and President; (Principal Executive Officer,	August 13, 2004

/s/ ROBERT A. WOLF Robert A. Wolf	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 13, 2004

/s/ GERARD DUBE* Gerard Dube	Director	August 13, 2004

/s/ W.R. HOWELL* W.R. Howell	Director	August 13, 2004

/s/ CHARLES REY* Charles Rey	Director	August 13, 2004

Name		Title	Date

/s/ BRIAN DAY* Brian Day		Director	August 13, 2004

*By	/s/ JOHN C. HARRIS Attorney-in-Fact